As filed with the Securities and Exchange Commission on November 27, 2024.
File No. 000-56695

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2 to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
Ares Core Infrastructure Fund
(Exact name of registrant as specified in charter)
Delaware	99-6541890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
245 Park Avenue, 44th Floor, New York, NY	10167
(Address of principal executive offices)	(Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
Noah Ehrenpreis
245 Park Avenue, 44th Floor
New York, NY 10167
(212) 750-7300
(Name and address of agent for service)
WITH COPIES TO:
Nicole M. Runyan, P.C. Pamela Poland Chen Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800	Monica J. Shilling, P.C. Kirkland & Ellis LLP 2049 Century Park East 37th Floor Los Angeles, California 90067 (310) 552-4200
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares of Beneficial Interest, par value $0.01 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

i

EXPLANATORY NOTE
Ares Core Infrastructure Fund is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in connection with its election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community while conducting a continuous private offering of securities (the “Private Offering”).
Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:
•
“we,” “us,” “our,” and the “Fund” refer to Ares Core Infrastructure Fund;

•
“Ares Management” or “Ares” refers collectively to Ares Management Corporation (NYSE: ARES) and its subsidiaries and affiliated entities;

•
“Adviser” or “Ares Capital Management II” refer to Ares Capital Management II LLC, a Delaware limited liability company and a subsidiary of Ares;

•
“Administrator” or “Ares Operations” refers to Ares Operations LLC, a Delaware limited liability company and a subsidiary of Ares;

•
“Board” or “Board of Trustees” refers to the board of trustees of the Fund; and

•
“Shareholders” refers to holders of our common shares of beneficial interest, par value $0.01 per share (the “Shares”).

As used in this Registration Statement, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).
Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated under the 1934 Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Additionally, we will be subject to the proxy rules in Section 14 of the 1934 Act and the Fund, trustees, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act. The SEC maintains a website at www.sec.gov, via which our SEC filings can be electronically accessed, including this Registration Statement and the exhibits and schedules hereto.
After filing this Registration Statement, we will file an election to be regulated as a BDC under the 1940 Act as soon as reasonably practical (the “BDC Election”). Upon filing such election, we will become subject to the 1940 Act requirements applicable to BDCs.
Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this Registration Statement and should not be relied upon. The industry sources and reports are provided below:
•
McKinsey & Company, which is a management consulting company that provides advice to public, private and non-profit organizations.

•
IJGlobal Project Finance and Infrastructure Journal, which is a comprehensive database of data, intelligence and analysis covering all aspects of the international infrastructure and energy finance industry.

•
BloombergNEF, which is a research organization helping commodity trading, corporate strategy, finance and policy professionals navigate change and generate opportunities by providing coverage of pathways for the power, transport, industry, buildings and agriculture sectors to adapt to the energy transition.

•
Climate Group RE100, which is a global corporate renewable energy initiative bringing together hundreds of large and ambitious businesses committed to 100% renewable electricity.

•
Credit Suisse Group AG Equity Research, which is a global investment bank and financial services firm founded and based in Switzerland as a standalone firm but now a subsidiary of UBS Group AG.

•
The Lawrence Berkely National Lab, which is a U.S. Department of Energy Office of Science national laboratory managed by the University of California focusing its research on discovery science and solutions for clean energy and a healthy planet.

•
The Clean Energy States Alliance (“CESA”), which is a leading bipartisan US coalition of state energy agencies working together to advance the rapid expansion of clean energy technologies. CESA, in partnership with the U.S. Climate Alliance (USCA), created the Clean Energy Collaborative to assist states that have 100% clean energy goals by providing knowledge-sharing activities and analysis.

•
École des Hautes Etudes Commerciales du Nord, which is a French business school that specializes in management, entrepreneurship, innovation and business.

•
U.S. Bureau of Labor Statistics, which is the principal fact-finding agency for the Federal Government in the broad field of labor economics and statistics.

Investing in our Shares may be considered speculative and involves a high degree of risk, including the following:
•
We have a limited operating history and there is no assurance that we will achieve our investment objective.

•
We do not intend to list our Shares on any securities exchange, and we do not expect a secondary market in our Shares to develop. An investor should consider that they may not have access to the money they invest for an extended period of time and should not expect to be able to sell their Shares regardless of how we perform. See “Item 1. Business — Share Repurchase Program.”

•
Beginning with the second full calendar quarter after we hold the first closing in the Private Offering following the Fund’s BDC Election, we intend to implement a share repurchase program pursuant to which we intend to offer to repurchase, at the discretion of our Board of Trustees, up to 5% of our Shares outstanding (either by number of shares or aggregate net asset value (“NAV”)) in each quarter. In addition, to the extent we offer to repurchase our Shares in any particular quarter, any such repurchases will be at prices equal to the NAV per Share as of the last calendar day of the applicable month designated by our Board of Trustees, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year. Such share repurchase prices may be lower than the price at which an investor purchases our Shares.

•
An investment in our Shares is suitable only for investors with the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in our Shares.

•
We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. A return of capital is a return of a portion of your original investment in our Shares.

•
We have entered into an Expense Support and Conditional Reimbursement Agreement, pursuant to which distributions may be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by our Adviser or its affiliates. These temporary waivers or expense reimbursements will be made in accordance with such agreement and may be subject to reimbursement by us to our Adviser or its affiliates. The repayment of any amounts owed to our Adviser or our affiliates will reduce our NAV and may reduce future distributions to which an investor would otherwise be entitled. See “Item 1. Business — Expense Support and Conditional Reimbursement Agreement” for a description of the Expense Support and Conditional Reimbursement Agreement.

•
We use and expect to continue to use leverage, which magnifies the potential for loss on amounts invested in us.

•
Investments in portfolio companies that operate Infrastructure Assets (defined herein) are generally larger, lack liquidity and may be subject to significant regulatory limitations.

•
We will elect to be regulated as a BDC under the 1940 Act, which will impose numerous restrictions on our activities, including restrictions on leverage and the nature of our investments

•
The 1940 Act imposes significant limits on co-investment with affiliates of the Fund, and without an exemptive order, the Fund generally would not be permitted to co-invest alongside its affiliates in privately negotiated transactions unless the transaction is otherwise permitted under existing regulatory guidance, such as transactions where price is the only negotiated term and will not participate in transactions where other terms are negotiable.

•
The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance. This may reduce an investor’s adjusted tax basis in the Shares, thereby increasing the investor’s potential taxable gain or reducing the potential taxable loss on the sale of the Shares.

As a result, there is a risk of a substantial loss on your investment in the Shares. See “Item 1A. Risk Factors” for more information about these and other risks relating to the Shares.

FORWARD-LOOKING STATEMENTS
The information contained in this section should be read in conjunction with our financial statement and notes thereto appearing elsewhere in this Registration Statement. In addition, some of the statements in this Registration Statement (including in the following discussion) constitute forward-looking statements, which relate to future events or the Fund’s future performance or financial condition. The forward-looking statements contained in this Registration Statement involve a number of risks and uncertainties, including statements concerning:
•
our, or our portfolio companies’, future business, operations, operating results or prospects;

•
the return or impact of current and future investments;

•
the impact of a protracted decline in the liquidity of credit markets on our business;

•
changes in the general economy, slowing economy, rising inflation and risk of recession;

•
the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing our operations or the operations of our portfolio companies or the operations of our competitors;

•
the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•
our ability to recover unrealized losses;

•
our ability to deploy any capital raised in our Private Offering (as defined below);

•
market conditions and our ability to access different debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;

•
our contractual arrangements and relationships with third parties;

•
political and regulatory conditions that contribute to uncertainty and market volatility including the impact of the upcoming U.S. presidential election and legislative, regulatory, trade and policy changes associated with a new administration;

•
the impact of supply chain constraints on our portfolio companies and the global economy;

•
uncertainty surrounding global financial stability;

•
the Israel-Hamas war;

•
the disruption of global shipping activities;

•
the Russia-Ukraine war and the potential for volatility in energy prices and other commodities and their impact on the industries in which we invest;

•
the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;

•
the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;

•
our ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of our portfolio companies’ supply chain and operations;

•
our ability to successfully complete and integrate any acquisitions;

•
the outcome and impact of any litigation or regulatory proceeding;

•
the adequacy of our cash resources and working capital;

•
the timing, form and amount of any distributions;

•
the timing of cash flows, if any, from the operations of our portfolio companies;

•
the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments; and

•
fluctuations in global interest rates.

We use words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “estimates,” “will,” “should,” “could,” “would,” “likely,” “may” and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and the other information included in this Registration Statement.
We have based the forward-looking statements included in this Registration Statement on information available to us on the filing date of this Registration Statement, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Because the Fund is an investment company, the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the 1934 Act.

SUMMARY OF RISK FACTORS
The following is a summary of the principal risks that you should carefully consider before investing in our securities.
Risks Relating to Our Business and Structure
•
We are a relatively new company and have a limited operating history.

•
The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect the debt and equity capital markets, which may have a negative impact on our business and operations.

•
A failure on our part to maintain our status as a BDC may significantly reduce our operating flexibility.

•
We are dependent upon certain key systems and personnel of Ares for our future success and upon their access to other Ares investment professionals.

•
We may borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

•
Because our initial Shareholders have approved a proposal that, upon the BDC Election, allows us to reduce our asset coverage ratio to 150%, we expect to be subject to a 150% asset coverage ratio.

•
Our ability to enter into transactions with our affiliates is restricted.

•
There are significant potential conflicts of interest that could impact our investment returns.

•
The lack of liquidity in our investments may adversely affect our business.

•
Our financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.

•
We are treated as an association taxable as a corporation for U.S. federal income tax purposes, and are subject to U.S. federal and applicable state and local income tax on our net income at the rates applicable to corporations.

Risks Relating to Our Investments
•
Investments in portfolio companies that operate Infrastructure Assets are generally larger, lack liquidity and may be subject to significant regulatory limitations.

•
The operation and maintenance of Infrastructure Assets involve significant capital expenditures and various risks, which may not be under our control.

•
Compliance with environmental laws and regulations may result in substantial costs to our portfolio companies.

•
We may face heightened risks unique to the nature of our investments in portfolio companies that own or operate Infrastructure Assets, including risks of lower-than-projected revenues and availability of raw materials, greater-than-projected costs and the impact of substantial regulation of Infrastructure Assets. See “Item 1A. Risk Factors — Risks Relating to Our Investments — We may face heightened risks unique to the nature of our portfolio companies.”

•
The acquisition of portfolio companies that operate Infrastructure Assets exposes us to a higher level of regulatory control than typically imposed on other businesses.

•
Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our NAV.

•
Most of our portfolio investments will not be publicly traded and, as a result, the fair value of these investments may not be readily determinable.

•
Our equity and debt investments in Infrastructure Assets may be risky, and we could lose all or part of our investments.

•
Our portfolio companies may be highly leveraged.

•
Our portfolio companies may not exhibit mitigating characteristics typical of assets, businesses or projects in the infrastructure space. As a result, there can be no assurance that any perceived benefits of our portfolio companies will be realized.

•
We may acquire portfolio companies in the renewable energy industry, which is subject to risks of a rapidly evolving market.

•
Geographical concentration of the Fund’s Infrastructure Assets may make the assets more susceptible to changing conditions of particular geographic regions.

Risks Related to our Shares
•
Shareholders will be obligated to fund drawdowns and may need to maintain a substantial portion of the amount of their unfunded capital commitments in assets that can be readily converted to cash.

•
Shareholders who default on their capital commitments to us will be subject to significant adverse consequences.

•
The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our Private Offering. Therefore, portions of the distributions that we make may represent a return of capital to you that will lower your tax basis in your Shares and thereby increase the amount of capital gain (or decrease the amount of capital loss) realized upon a subsequent sale or redemption of such Shares, and reduce the amount of funds we have for investment in targeted assets.

•
We will be a privately placed, perpetual-life BDC and our Shareholders may not be able to transfer or otherwise dispose of our Shares at desired times or prices, or at all.

•
Certain investors will be subject to 1934 Act filing requirements relating to their beneficial ownership of Shares.

General Risks
•
Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.

•
Cybersecurity failures and data security incidents could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential, personal or other sensitive information and/or damage to our business relationships or reputation, any of which could negatively impact our business, financial condition and operating results.

ITEM 1.   Business
The Fund — Ares Core Infrastructure Fund
Ares Core Infrastructure Fund, a Delaware statutory trust formed on May 7, 2024, is an externally managed, closed-end management investment company that will elect to be regulated as a BDC under the 1940 Act. Prior to the BDC Election, we are conducting our investment activities and operations pursuant to the exclusion from the definition of an “investment company” in Section 3(c)(7) of the 1940 Act.
Subject to the overall supervision of the Board of Trustees, we are externally managed by our Adviser, a subsidiary of Ares, a publicly traded, leading global alternative investment manager, pursuant to our Investment Advisory Agreement. Our Adviser is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as an investment adviser with the SEC. Our Administrator, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.
The Fund’s investment objective is to seek to generate attractive risk-adjusted total returns consisting primarily of current income and, secondarily, of capital appreciation. The Fund invests in infrastructure companies and assets (“Infrastructure Assets”). The Fund defines Infrastructure Assets as investments in equity and debt interests in infrastructure-related assets or businesses, including investments in the power generation (such as renewable energy and thermal power plants), renewable natural gas, liquified natural gas, transportation, telecommunications, digital infrastructure (such as data centers, fiber optic cables and cell phone towers), midstream and energy infrastructure, regulated utilities, social infrastructure (such as water treatment and management, waste management and recycling) and environmental services (such as carbon capture and storage, soil and air remediation and climate change mitigation) sectors. Within Infrastructure Assets, the Fund’s portfolio management team focuses primarily on investing in Core Infrastructure Assets, which are Infrastructure Assets that the Fund believes could: (i) possess a higher degree of cash flow predictability; (ii) produce returns that are derived primarily from income, with limited upside through capital gains and assets that are commonly held for longer terms (more than five years); and (iii) produce revenues and cash flows that are generally predictable as a result of being governed by either rate regulation by governmental agencies or by long-term contractual arrangements with creditworthy counterparties, such as governments, municipalities and major companies, which can shield these assets from near-term economic and market trends (“Core Infrastructure Assets”).
The Fund focuses on equity, and to a lesser extent, debt, investments in Infrastructure Assets, with a primary focus on Core Infrastructure Assets, with allocations in both controlling (majority) and non-controlling (minority) equity investments, as deemed appropriate by the Adviser. Investments by the Fund may include common or preferred stock, warrants or options, first lien senior secured loans, second lien senior secured loans, subordinated secured and unsecured loans, subordinated debt, distressed securities and convertible securities. For cash management and other purposes, the Fund also invests in broadly syndicated loans and other more liquid credit investments, including in publicly traded debt instruments and other instruments that are not directly originated, as well as equity investments and other investment companies such as exchange-traded funds. Following the BDC Election, in accordance with the 1940 Act, the Fund may not acquire any asset other than Qualifying Assets (as defined below) unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are Qualifying Assets. See “Item 1. Business — Regulation — Qualifying Assets”. Furthermore, under normal circumstances, the Fund expects to invest so that at least 80% of its net assets, plus the amount of any borrowings for investment purposes, are invested in assets and companies that derive at least 50% of their revenue from Infrastructure Assets and/or devote at least 50% of their assets to Infrastructure Assets. See “Item 1. Business — Investment Structure”.
To achieve our investment objective, we will leverage the experience, talent and extensive network of relationships of Ares and its personnel, including the Ares infrastructure opportunities (“AIO”) team, which utilizes local sourcing capabilities and sector experience to seek to originate and manage diverse investments in private infrastructure assets. There are no assurances that we will achieve our investment objective.

The Fund has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Fund is subject to U.S. federal income tax on its net income (regardless of whether such income is U.S. source) at the rates applicable to corporations without deduction for any distributions to the Investors. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations.” The Fund’s administrative and executive offices are located at 245 Park Avenue, 44th Floor, New York, NY 10167.
Formation Transactions
We were formed on May 7, 2024 as a Delaware statutory trust under the laws of the State of Delaware.
Prior to the BDC Election, we have been operating as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the 1940 Act. As a private fund, we may, at our sole discretion, hold closings from time to time, to investors who are (i) “accredited investors” within the meaning of Regulation D under the 1933 Act, in reliance on exemptions from the registration requirements of the 1933 Act, and (ii) “qualified purchasers” as defined under the 1940 Act. At each such closing, each investor will make a capital commitment to purchase Shares pursuant to a Subscription Agreement (as defined below) entered into with the Fund. Investors will be required to fund drawdowns to purchase Shares up to the amount of their respective capital commitment (“Capital Commitment”) on an as-needed basis each time we deliver a drawdown notice.
In addition, following the BDC Election, the Fund intends to commence holding monthly closings for its Private Offering, in connection with which the Fund will issue Shares to investors for immediate cash investment. Each of the Fund’s closings in connection with the Private Offering will be conducted in reliance on exemptions from the registration requirements of the 1933 Act, including the exemption provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder. The Fund reserves the right to conduct additional offerings of securities in the future in addition to the Private Offering. In addition, although the Fund intends to issue Shares on a monthly basis, the Fund retains the right, if determined by it in its sole discretion, to accept subscriptions and issue Shares, in amounts to be determined by the Fund, more or less frequently to one or more investors for regulatory, tax or other reasons.
Ares Management Corporation
Ares is a publicly traded, leading global alternative investment manager. As of September 30, 2024, Ares had over 3,140 employees in over 35 offices in more than 15 countries. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its distinct but complementary investment groups in credit, private equity, real assets and secondaries is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.
Real Assets Group
Ares benefits from the broad skillset and knowledge of its AIO team, as further described below in “Ares Infrastructure Opportunities Strategy,” which sits within the Ares Real Assets Group. The Ares Real Assets Group manages comprehensive public and private real estate and infrastructure equity and debt strategies, with approximately $70.3 billion of AUM as of September 30, 2024. The group provides investors with access to its capabilities through several vehicles, including real estate investment trusts (“REITs”), private commingled real assets equity and debt funds, and real assets equity and debt separately managed accounts.
Infrastructure Strategies:   With over 60 infrastructure investment professionals across five offices in the U.S., Europe, Asia, and Australia, Ares believes it is one of the largest and most experienced infrastructure investors globally which results in scale-advantages. Ares’ infrastructure strategies are driven by two internal investment teams, which we refer to collectively as the AIO team, which are comprised of investment professionals from Ares’ infrastructure opportunities team and investment professionals from Ares’ infrastructure debt team. Ares’ infrastructure investment teams have specialized experience across the capital structure with diversified experience spanning the climate, digital, energy, transport, and utilities industries. Collectively, the infrastructure debt and equity teams manage approximately $16.7 billion of AUM across North America, Europe, and Asia as of September 30, 2024. Ares believes that the teams benefit from enhanced sourcing networks and each other’s structuring and execution capabilities.
Real Estate Strategies:   The Ares Real Estate team manages public and private equity and debt strategies, with approximately $53.6 billion of AUM as of September 30, 2024. In each strategy the Ares Real Estate team differentiates itself through its cycle-tested leadership, demonstrated performance1 across market cycles, access to real-time property market and corporate trends, in-house industrial real estate operating platform, and proven ability to create value through a disciplined investment process. The real estate equity team focuses on core/core-plus, value-add and opportunistic investing across major and adjacent property types, with specialized experience within the industrial sector through its in-house, vertically integrated industrial operating platform. The real estate debt team focuses on directly originated commercial mortgage investments across the risk spectrum. Ares Real Estate provides investors with access to its capabilities through several vehicles: U.S. and European real estate private equity commingled funds, U.S. real estate debt commingled funds, a publicly traded commercial mortgage REIT Ares Commercial Real Estate Corporation (NYSE: ACRE), non-traded REITs, and separately managed accounts.
In addition to the primary business platforms, Ares has an experienced team of support professionals in investor relations, marketing, accounting, finance, legal, compliance, operations, technology, human resources and administration.
Ares Core Competencies
Ares was built upon the fundamental principle that each group benefits from being part of the broader platform. Ares believes the synergies resulting from collaboration across the platforms provide its professionals with more informed decision-making capabilities as a result of shared industry experience, management relationships, and market insights, access to significant deal flow and a broader opportunity set, and the ability to assess relative value. Since Ares’ inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering attractive risk-adjusted investment returns through market cycles. Ares strives to maintain a consistent and credit-quality focused approach targeting well-structured investments in franchise businesses and real assets.
Ares has an established track record of delivering strong risk-adjusted returns through market cycles.2 Ares believes its consistent performance in a broad range of alternative investments has been shaped by several distinguishing features of its platform:
Robust Sourcing Model.   Ares’ investment professionals’ local market presence and ability to effectively cross-source for other investment strategies generate a robust pipeline of high-quality investment opportunities across the platform. Ares’ relationship network includes over 1,045 global private equity sponsor relationships for which Ares is a key direct lending relationship, as well as privately held companies, investment advisers, boutique investment banks, law firms, consultants, and other parties. There can be no assurance that historical trends will continue during the Fund’s term or that the Fund will have similar access to deal flow.
Comprehensive Multi-Asset Class Experience and Flexible Capital.   Ares believes its proficiency at evaluating every level of the capital structure, from senior debt to common equity, across companies, structured assets, infrastructure assets, power and energy assets, and real estate projects enables it to effectively assess relative value. This proficiency is complemented by Ares’ flexibility in deploying capital in a range of structures and different market environments in an effort to maximize risk adjusted returns.
Differentiated Market Intelligence.   Ares’ propriety research in over 55 industries and insights from a broad, global investment portfolio enables Ares to more effectively diligence and structure its products and investments.
Consistent Investment Approach.   Ares believes its rigorous, credit-oriented investment approach across each of its investment strategies is a key contributor to its strong investment performance and ability to expand its product offerings.

1 Past performance is not indicative of future results.
2 Past performance is not indicative of future results.

Talented and Committed Professionals.   Ares attracts, develops and retains highly accomplished investment professionals who demonstrate deep and broad investment expertise and maintain a strong sense of commitment to Ares.
Collaborative Cross-Disciplinary Approach.   Ares promotes collaboration among its investment professionals to share ideas and information across the strategies, which further enables Ares to effectively source, evaluate and manage investments. Ares believes this exchange of information enhances its ability to analyze investments, deploy capital and improve the performance of its funds. This collaboration takes place informally on a daily basis and is formally promoted through internal systems and widely attended weekly and/or monthly meetings. Ares believes its level of collaboration across its global platform and investment strategies is a differentiator for its business and has a meaningful positive impact on investment decisions.
Collaborative Culture.   Ares believes its people and its culture are the most critical strategic drivers of its success. Ares’ dynamic and entrepreneurial culture is essential to attracting and retaining employees, and Ares is committed to fostering, cultivating, and preserving diversity, equity and inclusion to combine a wide range of experiences and perspectives. The unique life experiences, backgrounds, and self-expression that Ares team members bring to their work elevates Ares’ culture and its achievements.
Ares Infrastructure Opportunities Strategy
In 2015, Ares established a dedicated infrastructure team through the strategic acquisition of Energy Investors Funds (“EIF”), a leading asset manager in the infrastructure and power industry with approximately $4 billion of assets under management at the time. EIF was founded in 1987 as one of the first private equity fund managers focused on the U.S. independent power industry. EIF complemented Ares’ existing infrastructure and power portfolio, which was comprised of approximately $3 billion across its tradable credit, direct lending, and private equity groups at the time of the acquisition, the majority of which was through Ares’ credit power generation team that was started in 2011. As a part of Ares’ initial acquisition strategy, and to leverage the broader benefits of the Ares platform, in 2022 Ares restructured and combined the infrastructure equity and power generation credit teams to create the combined AIO team that is able to invest with a flexible approach, expand existing relationships, and leverage the collective multi-sector knowledge of Ares’ investment teams.
The AIO team is comprised of over 30 investment professionals based in New York and Boston, including five partners who have on average over 25 years of relevant experience. The investment professionals bring a differentiated blend of experience, having previously worked at developers, equipment suppliers, renewable companies, utilities, and commercial and investment banks. The AIO team’s broad industry skillsets and core capabilities in contract structuring, risk mitigation, financing and governance have established it as a valued partner to developers and management teams. Our Adviser believes that it can leverage the market insight, distinctive approach to sourcing and execution, and experience of Ares’ AIO team to seek strong risk-adjusted returns for Fund investors.
Ares’ AIO team is led by its two Co-Heads: Keith Derman, a Partner based in New York, and Andrew Pike, a Partner based in Boston. Mr. Derman leads the AIO team’s investment activities. He has worked for Ares and the AIO team’s predecessor firm, EIF, for a total of 19 years and has approximately 30 years of relevant experience. Mr. Pike leads the AIO team’s asset management activities. He has worked for Ares and EIF for a total of 15 years and has approximately 31 years of relevant experience.

Ares Infrastructure Differentiators

Dedicated and Experienced Team

- **34** Investment professionals
- **23** Average years of investment committee experience
- **11 GW** Constructed

Proprietary Deal Flow

- **~500** Transactions evaluated per year
- **90%** Of deals since 2015 were sourced away from broad auctions
- **1%** Of transactions evaluated met AIO's standards and closed

Recognized Market Leader

- RENEWABLES DEAL OF THE YEAR 2023 — Renewables Deal of the Year (Americas)
- Infrastructure Investor AWARDS 2022 — Energy Transition Investor of the Year (North America)
- Infrastructure Investor AWARDS 2021 — Renewables Investor of the Year (North America)

Note: All data as of September 30, 2024. The performance, awards/ratings noted herein relate only to selected funds/strategies and may not be representative of any given Ares client’s experience and should not be viewed as representative of Ares’ past performance or indicative of any funds’ future performance. All investments involve risk, including loss of principal. Ares has not provided any compensation in connection with obtaining these awards though Ares has provided compensation for permission to use certain award logos. There may be other award categories for which Ares, its funds or its portfolio companies were considered but did not receive awards.
Project Finance International (PFI) selected a deal in which Ares-managed funds participated for Renewables Deal of the Year — Americas (Softbank Energy) for the year 2023. The deal received the award based on responses from survey participants that voted independently. In addition, survey participants could nominate another deal not listed in the category. PFI is an industry publication that provides global project finance intelligence to customers. Published in print every two weeks and updated online daily, PFI reports on the entire lifecycles of deals, from the initial rumors through post-completion analysis. Ares did submit the deal for these categories but did not pay a fee to participate in the selection process. The selection of the deal to receive these awards was based in part on subjective criteria and a potentially limited universe of competitors.
Infrastructure Investor selected Ares for Energy Transition Investor of the Year — North America for the year 2022. Ares received the award based on survey participants that voted independently. In addition, survey participants could nominate another firm not listed in the category. Infrastructure Investor is an industry publication that covers the flow of private capital into infrastructure projects around the world, as published by Private Equity International, which is a group focused exclusively on providing data analysis and insights into private equity, private debt, private real estate and infrastructure and agri-investing. Ares was selected as the winner of the aforementioned award through a selection process based on the participation of those persons choosing to vote in each category, which may include firms that submitted for awards, but which are not allowed to vote for themselves. Ares did submit for this category but did not pay a fee to participate in the selection process. The selection of Ares to receive this award was based in part on subjective criteria and a potentially limited universe of competitors.
Infrastructure Investor selected Ares for Renewables Investor of the Year — North America for the year 2021. Ares received the award based on responses from survey participants that voted independently. In addition, survey participants could nominate another firm not listed in the category. Ares was selected as the winner of the aforementioned award through a selection process based on the participation of those persons choosing to vote in each category, which may include firms that submitted for awards, but which are not allowed to vote for themselves. Ares did submit for these categories but did not pay a fee to participate in the selection process. The selection of Ares to receive these awards was based in part on subjective criteria and a potentially limited universe of competitors.
The Adviser
The Fund’s investment activities are managed by Ares Capital Management II, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and a subsidiary of Ares Management Corporation (“Ares”). Our Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis.
Ares is a publicly traded, leading global alternative investment manager with approximately $447.0 billion of assets under management.3 Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its distinct but complementary investment groups in credit, private equity, real assets and secondaries is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.
We believe that each of Ares’ investment groups employs a disciplined, credit-oriented investment philosophy and is managed by a seasoned leadership team of senior professionals with extensive experience investing in, advising, underwriting and restructuring companies or real estate properties.
The Administrator
The Administrator, a subsidiary of Ares, serves as our Administrator pursuant to an administration agreement (the “Administration Agreement”) between the Fund and the Administrator, effective as of August 12, 2024. Keith Derman, as our Initial Trustee (the “Initial Trustee”) approved our initial administration agreement with our Administrator, Ares Operations, by written consent on August 1, 2024. The Administrator performs, or oversees the performance of, our required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, being responsible for the financial and other records that we are required to maintain and preparing reports to our Shareholders and reports and other materials required to be filed with the SEC or any other regulatory authority. In addition, our Administrator will assist us in determining and publishing our NAV, assists us in providing managerial assistance to our portfolio companies, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our Shareholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of our Administrator’s overhead and other expenses (including travel expenses) incurred by our Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the compensation, rent and other expenses of certain of our officers and their respective staffs. See “Item 1. Business — Payment of Our Expenses Under the Investment Advisory Agreement and Administration Agreement” below for a discussion of the fees and expenses we are required to reimburse to the Administrator. The Administrator, on behalf of us and at our expense, has retained SEI Global Service, Inc. (“SEI Global”) to serve as sub-administrator and may retain further service providers that may or may not be affiliates of Ares to serve as sub-administrator, custodian, accounting agent, investor services agent, transfer agent or other service provider for us. Any fees we pay, including to sub-administrators, or indemnification obligations we undertake, in respect of the Administrator and those

3 As of September 30, 2024, such assets under management included approximately $10.6 billion managed by Ivy Hill Asset Management, L.P., a registered investment adviser and a wholly-owned portfolio company of Ares Capital Corporation, a publicly traded BDC managed by an affiliate of our Adviser.

other service providers that are Ares affiliates, will be set at arm’s length and approved by the trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Trustees”).
Market Opportunity
We believe the market environment is favorable to pursue an investment strategy through the Fund, which primarily focuses on Core Infrastructure Assets, due to long-term, durable market trends that it believes will continue to drive the robust growth of the core infrastructure space (the “Core Infrastructure Sector”). According to McKinsey & Company, an estimated $9.2 trillion of annual global infrastructure investment per year will be needed through 2050 to meet the world’s needs.4 A large portion of these needs will be for structural changes to the economy that include grid modernization, future communications, water sustainability and decarbonization. We believe that these structural changes should continue to support the historically attractive opportunity of private infrastructure.
Target Sectors with Significant Capital Need5
The Fund will target investments in equity and debt interests in infrastructure-related assets or businesses, including investments in the power generation (such as renewable energy and thermal power plants), renewable natural gas, liquified natural gas, transportation, telecommunications, digital infrastructure (such as data centers, fiber optic cables and cell phone towers), midstream and energy infrastructure, regulated utilities, social infrastructure (such as water treatment and management, waste management and recycling) and environmental services (such as carbon capture and storage, soil and air remediation and climate change mitigation) sectors.
Infrastructure project development and construction is highly capital intensive, and the large majority of infrastructure developers in the U.S. do not have sufficient capital to fully self-fund and build all of the projects in their pipeline and hold these assets on their balance sheets. The inherent capital intensity of the industry poses an obstacle to developers who constantly need additional capital to continue funding new projects. For example, Goldman Sachs projects that around 500GW is new power generation capacity will need to be built by 2030 to meet growing demand. This represents a total investment requirement of ~$2 trillion.6 In order to address this ongoing funding need, developers will often pursue a strategy of capital recycling whereby they sell all or a portion of de-risked operational projects. The assets created by these developers are generally long-lived with a steady cash flow profile, which aligns with the objectives of the Fund’s investment strategy.
We believe the rapid and accelerating growth of the Core Infrastructure sector will magnify the need for capital recycling, as evidenced by approximately $346 billion in private infrastructure transactions that occurred in 2023.7 We believe that we are well-positioned to capitalize on this substantial demand for capital from long-term owners and opportunity set of attractive investments in Core Infrastructure Assets that align with the Fund’s investment strategy.
Additionally, investments in the Core Infrastructure can provide resilient performance and compelling risk-adjusted returns in the face of macroeconomic challenges. Investments in Core Infrastructure benefit

4 McKinsey & Company, “Reducing Embodied Carbon in New Construction” (October 2022)
5 Data and statistics provided herein were gathered by Ares and do not necessarily represent the experience or investments of any Ares clients, including those with investment objectives and policies similar to those of the Fund. It should not be assumed that any investments made by the Fund in the future will be comparable in quality or performance to those described herein, any investment will experience market conditions/economic cycles comparable to those that were prevalent in the time periods referenced in any data or statistics provided herein, or that any investment will otherwise be profitable. In addition, the risk factors contained in Item 1A. Risk Factors — Risks Relating to Our Investments identify the potential risks that could negatively impact the Fund's portfolio investments.
6 Goldman Sachs. “The US is poised for an energy revolution” (April 2023).
7 Infralogic, “Interactive Data Set: All Infrastructure Closed Private Transactions from 2008 – 2023” (November 2024).

from generally contracted cashflows, long useful asset lives, limited commodity exposure, and proven technology. Furthermore, performance in the sector is generally uncorrelated to public markets and in some instances can provide a hedge against inflation via revenues that are linked to inflation.
Resilient Asset Class Performance
We believe that Core Infrastructure Assets will be resilient throughout economic cycles as these investments provide basic services that are generally insulated from an economic downturn due to their essential nature (e.g., electricity utilization generally remains stable throughout cycles). In contrast to other types of investments, the operating performance of Core Infrastructure Assets is less driven by market cycles as compared to asset-specific considerations (e.g., wind and solar availability). The Fund focuses on investing in assets that have long-term contracts with creditworthy counterparties such as utilities and corporations, to provide long-term cashflow visibility. In addition, the Fund focuses on de-risked assets, which are assets that are fully constructed and operational and generating revenues or assets that are under construction but from which the Fund is protected from any construction-related risks, and will seek to create a diversified portfolio across multiple resource regimes, sectors, and end markets to enhance resilient performance.
Inflation Protection
We believe investments in Core Infrastructure Assets can benefit from implicit inflation protection as some operating projects have revenues with contractual escalation based on inflation or favorable exposure to commodity prices that are inflation-linked (e.g., power projects have exposure to power prices that are often linked to energy driven inflation). Historically, it has been observed that the infrastructure industry performs well in high inflationary environments, even when growth deteriorates. As denoted in the below chart, in a high growth and high inflation environment, the Infra 300 index returned 13% whereas the MSCI World and S&P 500 indices achieved total returns of 23% and 20%, respectively.8 In a low growth and high inflation environment, the Infra 300 index returned 16% whereas the MSCI World and S&P 500 indices achieved total returns of 0%, thus illustrating infrastructure’s resiliency to inflation across different macroeconomic environments.8

8 EDHEC, U.S. Bureau of Labor Statistics. As of September 30, 2023. Represents cumulative data from Q1 2001 to Q4 2022, which was chosen because it is the longest running time series across all indices. Inflationary environment based on quarterly US CPI data (Low: <2.5%, High: >2.5%). Growth environment based on quarterly US GDP readings (Low: <2.0%, High: >2.0%). There are many differences between private and public market investments. This data is for illustrative purposes only. Indices include: EDHEC 300 Unlisted Index, S&P 500 Total Return, MSCI World Total Return, and the Burgiss Global Infrastructure Funds Index.

High Growth - High Inflation
25%
20%
15%
10%
5%
0%
23%
20%
13%
18%
MSCI World (TR)
S&P 500 (TR)
Infra300
Burgiss Global Infra
Low Growth - High Inflation
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
-2%
0%
0%
16%
11%
MSCI World (TR)
S&P 500 (TR)
Infra300
Burgiss Global Infra
High Growth - Low Inflation
25%
20%
15%
10%
5%
0%
16%
18%
20%
8%
MSCI World (TR)
S&P 500 (TR)
Infra300
Burgiss Global Infra
Low Growth - Low Inflation
14%
12%
10%
8%
6%
4%
2%
0%
4%
6%
12%
2%
MSCI World (TR)
S&P 500 (TR)
Infra300
Burgiss Global Infra

Potential Competitive Strengths9
We believe that there is an opportunity to generate attractive returns for the Fund by leveraging the Adviser’s competitive strengths, which includes: (i) the Adviser’s access to Ares Real Assets Group’s experience and proprietary origination; (ii) a broad Core Infrastructure Sector mandate, allowing the Adviser to identify and act upon changing market dynamics; (iii) the Adviser’s history as a demonstrated value-add investor; and (iv) access to Ares’ multi-asset, synergistic investment platform.
Broad Infrastructure Strategy and Proprietary Origination10
Members of Ares’ AIO team have over two decades of relevant experience investing in Core Infrastructure Assets, having invested equity and debt across the asset life cycle, including development, construction and operations, and the corporate business life cycle, including start-up, growth and aggregation strategies.

9 Data and statistics provided herein were gathered by Ares and do not necessarily represent the experience or investments of any Ares clients, including those with investment objectives and policies similar to those of the Fund. It should not be assumed that any investments made by the Fund in the future will be comparable in quality or performance to those described herein, any investment will experience market conditions/economic cycles comparable to those that were prevalent in the time periods referenced in any data or statistics provided herein, or that any investment will otherwise be profitable. In addition, the risk factors contained in Item 1A. Risk Factors — Risks Relating to Our Investments identify the potential risks that could negatively impact the Fund's portfolio investments.
10 Invested capital includes relevant investments made by the AIO team, including investments held by Ares Capital Corporation. Past performance is not indicative of future results. Reflects realized and unrealized investments. No assurance can be made that unrealized values will be realized as indicated. The investment experience shown above have been compiled by Ares from actual realized and unrealized investments that were not collectively part of an actual portfolio.

Ares is a recognized market leader and has won multiple industry awards including Infrastructure Investor’s Energy Transition Investor of the Year in North America for 2022 and Global Private Lender of the Year in 2021.11 As a result, the Fund is expected to benefit from repeat deal flow from long-standing relationships, creating a steady pipeline of proprietary investment opportunities. On average, the AIO team reviews about 500 investments per year and is highly selective.12 We expect that the Adviser will leverage the AIO team’s broad network of industry contacts that it has developed over the team’s long history of investing and through the personal relationships of over 30 investment professionals. These relationships with owners and sellers of assets include project developers, utilities, and financial investors. The AIO team also maintains long-standing and active relationships with financial intermediaries, banks, engineering firms, equipment suppliers, and market consultants that are active in the infrastructure sector and routinely refer potential investment opportunities to Ares.
History as a Value-Add Investor
We believe that the AIO team’s skillset provides a competitive advantage as Ares can leverage its experience structuring key contracts such as power purchase agreements, tax-equity financing, debt financing, and O&M and equipment supply agreements to enhance project performance and cash flow. We believe that investments that benefit most from the AIO team’s value-add experience include operating assets where it can optimize/enhance cash flows, late-stage development and construction projects where it can progress project milestones, and platforms where it can support the management team and control a pipeline of projects. The AIO team oversees a portfolio of 8 power plants totaling 5 GW as of September 30, 2024.13
Access to Ares’ Multi-Asset, Synergistic Investment Platform
We believe that investors in the Fund will benefit from our Adviser’s ability to access the resources of Ares, including the AIO team. Ares operates a highly integrated and synergistic platform that invests in the real assets, credit, and private equity markets with established, sophisticated, and independent research capabilities in approximately 60 industries, as well as insights from active investments in over 3,450 companies as of September 30, 2024. Furthermore, each of Ares’ investment groups employs a disciplined, credit-oriented investment philosophy and is managed by a seasoned leadership team with extensive experience in evaluating, underwriting and restructuring companies or assets across cycles. We believe that Ares’ scale, widespread resources, brand and extensive network of relationships provide our Adviser with a distinct competitive advantage in sourcing, due diligence and structuring, and monitoring that works to enhance its ability to deliver compelling risk-adjusted returns for investors.

11 The performance, awards/ratings noted herein relate only to selected funds/strategies and may not be representative of any given client’s experience and should not be viewed as indicative of Ares’ past performance or its funds’ future performance. All investments involve risk, including loss of principal. Ares has not provided any compensation in connection with obtaining these awards though Ares has provided compensation for permission to use certain award logos. There may be other award categories for which Ares, its funds or its portfolio companies were considered but did not receive awards. Infrastructure Investor selected Ares Infrastructure and Power Energy Transition Investor of the Year — North America for the year 2022 & Private Lender of the Year — Global for the year 2021. Ares received these awards represented by survey participants that voted independently. In addition, survey participants could nominate another firm not listed in the category. Infrastructure Investor is a publication that covers the flow of private capital into infrastructure projects around the world, as published by Private Equity International, which is a group focused exclusively on private equity, private debt, private real estate and infrastructure and agri-investing. Ares was selected as the winner of the aforementioned award through a selection process by those persons choosing to vote in each category, which may include firms that submitted for awards, but which are not allowed to vote for themselves. Ares did submit for this category but did not pay a fee to participate in the selection process. The selection of Ares Infrastructure and Power Group to receive this award was based in part on subjective criteria and a potentially limited universe of competitors.
12 Opportunities reviewed from January 1, 2020 to December 31, 2023.
13 Past performance is not indicative of future results.

In addition, Ares’ platform synergies and competitive advantages include its extensive and sophisticated operational infrastructure. We believe Ares’ experience, relationships, and resources in key functions such as finance and accounting, legal, tax, compliance, information technology, investor relations and relationship management provided by the scale of its platform will benefit the Fund and enhance our Adviser’s ability to provide a positive experience for investors.
Broad Core Infrastructure Sector Mandate
We believe that the Adviser can differentiate itself in its ability to identify and act upon changing market dynamics over time. Ares’ AIO team has been an industry leader and innovator in Infrastructure Assets, being early investors in residential solar, having structured one of the first behind-the-meter battery storage institutional debt investments, executing a notable repowering of an aging wind farm using two different wind turbines (swapping Clipper turbines with Vestas turbines), building the largest wind project in the United States at the time of construction in 2021, and executing the first residential lease financing vehicle designed specifically for solar plus storage installations.
Since 2018, the AIO team has directly invested in large utility-scale power generation assets totaling approximately 4 GW of capacity and representing approximately $5.4 billion in project cost as of September 30, 2024. Four of these investments representing 1.3 GW of capacity and $1.8 billion in project cost have since been realized through sales to third-party owners, with the new owners benefiting from the projects’ attractive long-term fixed-price revenue contracts.14 We believe these assets are representative of projects that the AIO team would be able to originate for the Fund.15
The Board of Trustees
Overall responsibility for the Fund’s oversight rests with the Board of Trustees. We are party to an Investment Advisory and Management Agreement with our Adviser, dated as of August 12, 2024, pursuant to which our Adviser manages the Fund on a day-to-day basis (the “Investment Advisory Agreement”). The Board of Trustees is responsible for overseeing our Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Fund’s second amended and restated bylaws (as such may be amended and restated from time to time, the “Bylaws”) and applicable provisions of state and other laws. Our Adviser keeps the Board of Trustees well informed as to our Adviser’s activities on our behalf and our investment operations and provides the Board of Trustees with additional information as the Board of Trustees may, from time to time, request. Our Board of Trustees consists of five members, three of whom are not “interested persons” of the Fund or of our Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees.
Investment Process Overview
Sourcing Investment Opportunities
The Fund will take advantage of the broad network of industry contacts that Ares’ AIO team has developed over its history of investing to source a broad range of investment opportunities. At a high-level, the sourcing process is conducted in a robust, broad and democratic fashion and all investment professionals are encouraged to originate investment opportunities through their relationships, research, conference attendance and networking. The Fund is expected to benefit from the relationships in the sector of senior investment professionals given their tenor in the industry.
All new opportunities are circulated to the full investment team in an email summarizing the asset(s), opportunity, and situation. Initial opportunities are further discussed during the Adviser’s weekly pipeline meeting to share insights and staff the Deal Teams (as defined below).

14 AIO Team (September 2024). Projections and forward-looking statements are not reliable indicators of future events, and there is no guarantee that such activities will occur as expected or at all.
15 Past performance is not indicative of future results and prior investments do not accrue to the benefit of investors of the Fund.

Screening
After opportunities have been identified, senior investment professionals will coordinate efforts to evaluate the merits and risks associated with that opportunity. A typical team will consist of three or more experienced investment professionals (collectively the “Deal Team”), who will perform an initial review of the transaction and conduct a preliminary assessment of the investment considerations of the deal (which may include relevant Environmental, Social, and Governance (“ESG”) factors). In many instances, the Deal Team will evaluate investments by drawing upon firm-wide experiences with similar assets and leveraging the decades of “lessons learned” across the AIO team’s experienced professionals and investment history. By quickly identifying what are viewed as the key value drivers and risks, fatal flaws are generally identified early in the screening process. By identifying key risks, appropriate pricing and structure is aimed to be determined based on the market. If the Deal Team determines that the proposed investment is appropriate for the Fund’s investment strategy and return hurdles on a risk-adjusted basis, then the Deal Team prepares a screening memo (“Screening Memo”) that summarizes the investment opportunity and includes an estimated due diligence budget to submit to the Investment Committee (as defined herein) for consideration. With the approval of the Investment Committee, the Deal Team is permitted to proceed with more extensive due diligence including the incurrence of a defined amount of third-party expenses. The “Investment Committee” is comprised of Keith Derman, Steven Porto, Andrew Pike, Michael Roth, Michael Smith and Edward Keith III.
Transactions under review are, as expected, far more likely to be rejected upon receipt, or in the early or middle stages of diligence than to be approved. Investments will initially be screened for strategy, pricing, return profile, and ESG risks. Initial questions may include, but are not limited to:
•
Does the opportunity fit the mandate?

•
Is the technology proven?

•
Has Ares or its AIO team worked with this counterparty before?

•
What are the projected returns, and can they be enhanced?

•
What are the environmental and social risks related to this opportunity?

In addition, given the Fund’s primary focus on the Core Infrastructure Sector, the Adviser has implemented additional screening mechanisms to avoid investments in businesses that at the time of the Fund’s initial investment in such business derive a majority of revenues directly from:
•
The mining or extraction of coal, or from coal-based energy production;

•
The exploration and production of conventional oil;

•
Oil sands production and oil sands-related pipelines; and

•
Hydrocarbon exploration and production.

It is anticipated that most transactions will be declined due to projected returns or investment strategy fit. As a result of the AIO team’s industry relationships, Ares often sees transactions across the spectrum, including assets that would be expected to fall outside the Fund’s primary mandate of investing in the Core Infrastructure Sector, and these transactions will not be pursued because they do not fit the strategy. For example, assets without attractive long-term contractual cash flows or with significant development risks would not be a fit for the Fund’s strategy.
Ares believes that integrating and managing environmental, social and governance (“ESG”) factors into the investment and portfolio management processes across its platform helps to manage risk, shape the long-term growth and performance of its investments and generate superior risk adjusted returns. Ares has adopted a responsible investment policy (the “Responsible Investment Policy”) to guide consideration of ESG factors across its investment process. In accordance with the Responsible Investment Policy, the Adviser will seek to consider and manage applicable ESG-related risks in pre-investment and portfolio management processes, subject to the Adviser’s fiduciary duties and applicable legal, regulatory or contractual requirements.

Due Diligence
Due diligence entails intensive review and analysis of the opportunity, including assessment of the project contracts and contract counterparties, location and market dynamics, permits, capitalization, revenues, fixed and variable expenses, maintenance and capital expenditures, plant operations, real estate, regulatory environment, environmental considerations, and any other financially-material environmental, social and governance (ESG) considerations. Diligence will often include analysis performed by third party experts on behalf of the Fund.
This analysis will then be codified into a comprehensive financial model that will typically include a base case and various upside and downside sensitivity cases based on variances in key investment drivers. The Deal Team’s objective will be to formulate a thorough understanding of the underlying assets obtained by leveraging the collective experience of the AIO team’s investment professionals and third-party legal, technical/engineering, environmental, and market consultants. A legal review will be undertaken, typically along with engineering reviews, environmental assessments, and other studies as applicable. The Deal Team will prepare its initial analysis based on the preliminary information available to determine a view on valuation, investment amount and position in the capital stack, and projected return metrics.
Structuring and Documentation
The Deal Team will seek to structure investments and negotiate definitive transaction documents to provide terms, protections, and remedies with respect to the proposed investment. The focus during this stage of the investment process will be the identification of risks and the allocation and/or mitigation of such risks with the goals of: (i) mitigating risk, (ii) enhancing downside protection and (iii) maintaining control over the direction of the investment. The Deal Team may utilize both internal and external tax and structuring counsel to ensure that the structure used is optimal from both a tax efficiency and capital structure standpoint. In cases where a third-party operating partner, asset manager, or joint venture partner is engaged, the appropriate rights, protections, and remedies will typically be included in the agreement.
Approvals and Execution
As discussed above, the Deal Team will provide a preliminary Screening Memo to allow the Investment Committee to provide input and direction on the deal’s parameters, to seek authorization to submit an indicative purchase or funding proposal, and/or to incur due diligence costs. The Investment Committee will be kept informed throughout the life cycle of a potential investment via an iterative review process and regular dialogue.
As a potential investment progresses, more detailed analysis and assumptions will be reviewed along with other due diligence findings. Once the Deal Team has finalized its analysis and is comfortable with due diligence findings, the Deal Team will prepare and submit a detailed presentation (the “IC Memo”) regarding the potential investment to the Investment Committee. The IC Memo is then presented to and discussed with the Investment Committee for formal approval or disapproval. The Investment Committee will pay particular attention to the risks and returns on the prospective transaction in an effort to ensure that the opportunity meets the Fund’s investment strategy and that the Fund is adequately compensated for the risks undertaken in any particular deal. In addition, where applicable, the Investment Committee will consider material ESG risks in its decision.
Finally, the Deal Team will request approval to commit to invest capital in the potential investment, subject to the satisfactory completion of definitive transaction documentation.
Portfolio Management
The Adviser’s portfolio management approach focuses on risk management through investment monitoring along with overseeing and coordinating the engagement of third-party services providers deemed necessary to achieve the Fund’s investment objectives. This approach is guided by thorough, methodical, and well-documented processes at each investment stage, from sourcing through the life of the asset, with regular reporting to the Investment Committee. At a high level, portfolio management activities include, but are not limited to:

•
Monitoring investments on a regular basis;

•
Establishing and managing budget and tracking investment’s financial performance;

•
Overseeing the investment, including key project relationships with partners, lenders, third-party service providers, and other contract counterparties;

•
Reviewing key activity and financial results on periodic calls;

•
Presenting valuations to the Adviser’s Valuation Committee monthly;

•
Filing quarterly, annual and other period reports as appropriate or required by law; and

•
Interfacing with the Investment Committee and the Deal Team before taking (or refraining from taking) any significant action and providing real-time updates when appropriate.

Keith Derman and Steven Porto, the Fund’s portfolio managers, determine portfolio positioning and decide how much of our portfolio is invested in each asset class within Infrastructure Assets.
Investment Monitoring
For each investment, the Deal Team will closely monitor each investment through engaging, overseeing, and maintaining regular contact with reputable third-party service providers. The Adviser’s asset management approach seeks to identify and mitigate potential risks early. If a risk were to progress however, the Adviser strives to be well-positioned to address it and minimize any impact on the investment.
Reporting
Throughout the asset management phase, the Deal Team will provide regular and real-time updates to the Investment Committee, with portfolio monitoring codified in thorough and regular reporting. The Fund will prepare, file, and publish annual reports containing audited financial statements (Form 10-K), quarterly reports (Form 10-Q), and other periodic reports (including Form 8-K).
For investors, the Fund will provide a quarterly report that outlines financial performance, valuation and risks that might be impacting the operational performance of the assets. Ares is committed to transparent investor reporting of significant portfolio activity and providing appropriate disclosure on relevant issues.
Investment Criteria
The Adviser has identified the following investment criteria that it believes are important in evaluating prospective opportunities in the Core Infrastructure Sector. However, not all of these criteria will be met in connection with each of the Fund’s investments.
Sector.   The Fund primarily invests in Core Infrastructure Assets using mature technologies.
Cash Yield.   The Fund focuses on assets that are expected to generate attractive and stable cash yield through long-term contracts with creditworthy counterparties.
Tax Advantaged.   The Fund focuses on assets that are expected to result in distributions to certain US tax-paying Shareholders, being tax advantaged via a deferral of taxes on distributions in the early years of the Fund’s life, with no expected federal or state income tax obligations at the time of distribution during such early years.
Risk Profile and Diversification.   The Fund focuses on investments that are relatively de-risked investments from development and construction, such as operational projects, and will seek to create a diversified portfolio across multiple resources regimes, sectors, and power markets.
Commercially Proven Technology.   The Fund invests in assets using commercially proven technologies that have demonstrated reliable performance, efficiency and profitability in real-world applications and that are sourced from reputable equipment manufacturers with a track record of success.

Useful Life.   The Fund focuses predominantly on assets expected to have long useful lives, meaning the period during which such assets can be expected to continue to perform their intended functions efficiently and effectively without significant decline in performance, which aligns with the expected indefinite hold period.
Geographic Focus.   The Fund’s investments are sourced primarily in North America (70-100%) but may include, to a lesser extent, opportunities in Europe (0-30%) and other developed countries (0-10%).
Investment Structure
The Fund invests in the Core Infrastructure Sector. The portfolio management team believes that assets in the Core Infrastructure sector exhibit low volatility and may provide downside protection. Where applicable, Ares utilizes its broad set of value-add resources to create operational improvements in an effort to drive incremental returns while seeking to maintain a low risk profile. The Fund’s investment objective is to seek to generate attractive risk-adjusted total returns consisting primarily of current income and, secondarily, of capital appreciation. The Fund focuses on equity, and to a lesser extent, debt, investments in the Core Infrastructure Sector, with allocations in both controlling (majority) and non-controlling (minority) equity investments, as deemed appropriate by the Adviser. Investments by the Fund may include common or preferred stock, warrants or options, first lien senior secured loans, second lien senior secured loans, subordinated secured and unsecured loans, subordinated debt, distressed securities and convertible securities. For cash management and other purposes, the Fund also invests in broadly syndicated loans and other more liquid credit investments, including in publicly traded debt instruments and other instruments that are not directly originated, as well as equity investments and other investment companies such as exchange-traded funds. Under normal circumstances, the Fund expects to invest so that at least 80% of its net assets, plus the amount of any borrowings for investment purposes, are invested in assets and companies that derive at least 50% of their revenue from Infrastructure Assets and/or devote at least 50% of their assets to Infrastructure Assets. Shareholders will be provided with 60 days’ notice in the manner prescribed by the SEC in the event of any change to the Investment Policy.
Exit of Investments
In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on its investments include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt securities in which we invest have stated maturities up to ten years, virtually all are redeemed or sold prior to maturity. These securities often have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment. However, there is no assurance that our investments will achieve realization events as a result of refinancings, sales of portfolio companies or public offerings and these realization events will become more unlikely when conditions in the loan and capital markets have deteriorated.
Ares’ team of investment professionals regularly review investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the ability to utilize the entire resources of Ares, including the public market traders and research analysts, allows our Adviser to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.
Allocation of Investment Opportunities
General
Ares, including our Adviser and its affiliates, provides or may provide investment management services to other BDCs, regulated investment companies, investment funds, client accounts and proprietary accounts that Ares may establish.
Ares, including our Adviser and its affiliates, has adopted an investment allocation policy designed to ensure that all investment opportunities are, to the extent practicable and in accordance with the 1940 Act, allocated among its clients on a basis that over a period of time is fair and equitable to each client relative to other clients. Our Adviser’s allocation policy is designed to manage the potential conflicts of interest between our Adviser’s fiduciary obligations to us and its or its affiliates’ similar fiduciary obligations to other clients, including other Ares funds. However, not all conflicts of interest can be expected to be resolved in our favor. There can be no assurance that our Adviser’s efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Our Board of Trustees monitors how the Adviser resolves these and other conflicts of interest associated with its management services and compensation to ensure they remain appropriate.
In addition, following the BDC Election, in accordance with the 1940 Act, we will be subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely in certain circumstances may limit our ability to make investments or enter into other transactions alongside other clients.
Co-Investment Relief
Our Adviser and certain of our affiliates have received an order from the SEC that permits it and other BDCs and registered closed-end management investment companies managed by Ares and its affiliates to co-invest in portfolio companies with each other and with affiliated investment funds (the “Co-Investment Exemptive Order”). We rely on the Co-Investment Exemptive Order. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in co-investment transactions. We may also otherwise co-invest with funds managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our Adviser’s allocation policy.
Competition
Our primary competitors include public and private funds, commercial and investment banks, commercial finance companies, other BDCs and private equity funds, each of which we may compete with for financing opportunities. Some of our competitors are substantially larger and have considerably greater financial and marketing resources than we do. For example, some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wide variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act will impose on us as a BDC. In addition, new competitors frequently enter the financing markets in which we operate. For more information concerning the competitive risks we face, see “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — We operate in a highly competitive market for investment opportunities.”
We believe that the relationships of the members of the Investment Committee and of the partners of Ares enable us to learn about, and compete effectively for, investment opportunities in the Core Infrastructure Sector. We believe that Ares’ professionals’ deep and long-standing direct sponsor relationships and the resulting proprietary transaction opportunities that these relationships often present, provide valuable insight and access to transactions and information. We use the industry information of Ares’ investment professionals to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies.
Emerging Growth Company
We are an “emerging growth company,” as defined by the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.
In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the 1934 Act.
We do not believe that being an emerging growth company has a significant impact on our business or our Private Offering. As stated above, we have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the 1934 Act, and will not be for so long as our Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by our Adviser and we do not directly compensate our executive officers, or reimburse our Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek Shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the 1934 Act.
Staffing
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees or affiliates of our Adviser, Ares Capital Management II, and our Administrator, Ares Operations, each of which is a subsidiary of Ares Management, pursuant to the terms of our Investment Advisory Agreement and our Administration Agreement, respectively, each as described below. Each of our executive officers is an employee or affiliate of our Adviser or our Administrator. Our day-to-day investment activities are managed by our Adviser. Most of the services necessary for the origination of our investment portfolio are provided by investment professionals employed by our Adviser. The Adviser had approximately 245 U.S.-based investment professionals as of September 30, 2024, who focus on origination, transaction development, investment and the ongoing monitoring of our investments. See “— Investment Advisory and Management Agreement” below. We reimburse both our Adviser and our Administrator for a certain portion of expenses incurred in connection with such staffing, as described in more detail below. Because we have no employees, we do not have a formal employee relations policy.
Investment Advisory Agreement
Management Services
The Adviser provides management services to us pursuant to the Investment Advisory Agreement. The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement attached as an exhibit to this Registration Statement. Under the terms of the Investment Advisory Agreement, our Adviser:
•
determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•
identifies, evaluates and negotiates the structure of the investments we make;

•
closes and monitors our investments;

•
determines the securities and other assets that we will purchase, retain or sell;

•
performs due diligence on prospective and existing portfolio companies; and

•
provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require, which may include, among other things, the determination of the fair value of debt and equity securities that are not publicly traded or whose market prices are not readily available, subject to the overall supervision of our Board of Trustees.
Our Adviser’s services to us under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities. Similarly, our Adviser or its affiliates may directly or indirectly manage funds or other investment vehicles with an investment objective similar to ours, including other Ares funds. Accordingly, we may compete with these Ares funds or other investment vehicles managed by our Adviser and its affiliates for capital and investment opportunities. Our Adviser endeavors to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to us. Nevertheless, it is possible that we may not be given the opportunity to participate in certain investments made by investment funds or other investment vehicles managed by our Adviser or its affiliates. See “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — There are significant potential conflicts of interest that could impact our investment returns.”
Compensation of the Adviser
Pursuant to the Investment Advisory Agreement and subject to the overall supervision of our Board of Trustees, our Adviser provides investment advisory and management services to us. For providing these services, our Adviser receives fees from us consisting of a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee is ultimately borne by the shareholders.
Base Management Fee
The base management fee is payable monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, we intend to calculate our net assets as our total assets less liabilities, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles (“GAAP”). The Adviser has agreed to waive its right to receive the management fee for the period prior to the BDC Election. The Adviser may, at its option, extend this waiver until the Fund’s first monthly closing as a BDC.
Incentive Fee
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.
Income Based Fee.   The portion of the incentive fee based on our income is based on pre-incentive fee net investment income, as defined in the Investment Advisory Agreement, for the quarter. “Pre-incentive fee net investment income” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets in accordance with GAAP at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the base management fee, expenses payable under the Administration Agreement entered into between us and our Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).
Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market or original issue discount (“OID”), debt investments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities), accrued income that we have not yet received in cash. Our Adviser is not under any obligation to reimburse us for any part of the income based fee it receives that is based on accrued interest income that we never actually receive. See “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — There are significant potential conflicts of interest that could impact our investment returns” and “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — We may be obligated to pay the Adviser certain fees even if we incur a loss.”

Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from pre-incentive fee net investment income. Because of the structure of the income based fee, it is possible that we may pay such fees in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate for a quarter, we will pay the applicable income based fee even if we have incurred a loss in that quarter due to realized and/or unrealized losses.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized). If market credit spreads rise, we may be able to invest our funds in debt instruments that provide for a higher return, which may increase our pre-incentive fee net investment income and make it easier for our Adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. To the extent we have retained pre-incentive fee net investment income that has been used to calculate the income based fee, it is also included in the amount of our net assets used to calculate the base management fee.
We pay our Adviser an incentive fee quarterly in arrears with respect to our pre-incentive fee net investment income in each calendar quarter as follows:
•
No incentive fee based on pre-incentive fee net investment income in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 1.25% per quarter (5.00% annualized);

•
100% of the dollar amount of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than a rate of return of 1.4286% (5.72% annualized). This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.4286%) is referred to as the “catch-up.” The “catch-up” is meant to provide our Adviser with 12.5% of our pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.4286% in any calendar quarter; and

•
12.5% of the dollar amount of our pre-incentive fee net investment income, if any, that exceeds a rate of return of 1.4286% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all pre-incentive fee net investment income thereafter are allocated to our Adviser.

The following is a graphical representation of the calculation of the income based fee:
Quarterly Income Based Fee Based on Net Investment Income
Pre-incentive fee net investment income
(expressed as a percentage of the value of net assets)
Percentage of pre-incentive fee net investment income
allocated to incentive fee
The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately pro-rated and adjusted for any share issuances or repurchases during the relevant period.

Capital Gains Incentive Fee.   The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:
•
12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid capital gains incentive fee.

GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Company Act or the investment advisory and management agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee actually payable under the investment advisory and management agreement plus the aggregate cumulative unrealized capital appreciation. If such amount is positive at the end of a period, then GAAP requires us to record a capital gains incentive fee equal to 12.5% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future or that the amount accrued for will ultimately be paid.
Notwithstanding the foregoing, if we are required by GAAP to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment by us (including, for example, as a result of the application of the asset acquisition method of accounting), then solely for the purposes of calculating the capital gains incentive fee, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (1) (x) the actual amount paid by us for such investment plus (y) any amounts recorded in our financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in our financial statements, including PIK interest or additional amounts funded (net of repayments) minus (2) any amounts recorded in our financial statements as required by GAAP that are attributable to the amortization of such investment, whether such calculated Contractual Cost Basis is higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition.
Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof. If the Investment Advisory Agreement shall terminate as of a date that is not a calendar year end, the termination shall be treated as though it were a calendar year end for purposes of calculating and paying a capital gains incentive fee.
The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant period.
Examples of Quarterly Incentive Fee Calculations
The figures provided in the following examples are hypothetical, are presented for illustrative purposes only and are not indicative of actual expenses or returns.

Example 1 — Income Related Portion of Incentive Fee(1):
Assumptions
•
Hurdle rate(2) = 1.25%

•
Management fee(3) = 0.3125%

•
Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.20%

(1)
The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of net assets.

(2)
Represents the 1.25% quarterly hurdle rate.

(3)
Represents a quarter of the 1.25% annualized management fee.

(4)
Hypothetical other expenses. Excludes organization and offering expenses.

Example 1 — Income Related Portion of Incentive Fee:
Alternative 1
Additional Assumptions
•
Investment income (including interest, dividends, fees, etc.) = 1.00%

•
Pre-incentive fee net investment income (investment income - (management fee + other expenses)) = 0.4875% Pre-incentive fee net investment income does not exceed the hurdle rate, therefore there is no income based fee.

Alternative 2
Additional Assumptions
•
Investment income (including interest, dividends, fees, etc.) = 1.80%

•
Pre-incentive fee net investment income (investment income - (management fee + other expenses)) = 1.2875% Pre-incentive fee net investment income exceeds hurdle rate, therefore there is an income based fee.

Income Based Fee	= 100% × “Catch-Up” + the greater of 0% AND (12.5% × (pre-incentive fee net investment income - 1.4286%))
= (100% × (1.2875% - 1.25%)) + 0%
= 100% × 0.0375%
= 0.0375%

Alternative 3
Additional Assumptions
•
Investment income (including interest, dividends, fees, etc.) = 3.50%

•
Pre-incentive fee net investment income (investment income - (management fee + other expenses)) = 2.9875%

Pre-incentive fee net investment income exceeds hurdle rate, therefore there is an income based fee.
Income Based Fee	100% × “Catch-Up” + the greater of 0% AND (12.5% × (pre-incentive fee net = investment income - 1.4286%))
= (100% × (1.4286% - 1.25%)) + (12.5% × (2.9875% - 1.4286%))
= 0.18% + (12.5% × 1.5575%)
= 0.18% + 0.1947%
= 0.3747%
Example 2 — Capital Gains Incentive Fee:
Alternative 1:
Assumptions
•
Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

•
Year 2: Investment A is sold for $50 million and fair value (“FV”) of Investment B determined to be $32 million

•
Year 3: FV of Investment B determined to be $25 million

•
Year 4: Investment B sold for $31 million

The capital gains incentive fee, if any, would be:
•
Year 1: None (No sales transactions)

•
Year 2: $3.75 million (12.5% multiplied by $30 million realized capital gains on sale of Investment A)

•
Year 3: None; $3.125 million (12.5% multiplied by ($30 million realized cumulative capital gains less $5 million cumulative capital depreciation)) less $3.75 million (previous capital gains incentive fee paid in Year 2)

•
Year 4: 0.125 million; $3.875 million (12.5% multiplied by $31 million cumulative realized capital gains) less $3.75 million (capital gains incentive fee paid in Year 2)

Alternative 2
Assumptions
•
Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•
Year 2: Investment A sold for $50 million, FV of Investment B determined to be $25 million and FV of Investment C determined to be $25 million

•
Year 3: FV of Investment B determined to be $27 million and Investment C sold for $30 million

•
Year 4: FV of Investment B determined to be $35 million

•
Year 5: Investment B sold for $20 million

•
The capital gains incentive fee, if any, would be:

•
Year 1: None (No sales transactions)

•
Year 2: $3.125 million (12.5% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B))

•
Year 3: $0.875 million (12.5% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $3.125 million (capital gains incentive fee paid in Year 2)

•
Year 4: None (No sales transactions)

•
Year 5: None (12.5% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $4.0 million (cumulative capital gains incentive fee paid in Year 2 and Year 3)

Organization of our Adviser
The Adviser is a Delaware limited liability company that is registered with the SEC as an investment adviser under the Advisers Act. The principal executive offices of Ares Capital Management II are located at 245 Park Avenue, 44th Floor, New York, NY 10167.
Administration Agreement
The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement. See “— Payment of Our Expenses Under the Investment Advisory Agreement and Administration Agreement” for a discussion of the fees and expenses we are required to reimburse to the Administrator.
We are also party to the Administration Agreement, with our Administrator, Ares Operations LLC. Our Initial Trustee approved our initial Administration Agreement with our Administrator on August 1, 2024. In approving the Administration Agreement, the Initial Trustee considered information with respect to the nature, extent and quality of services to be provided to the Fund by the Administrator, the reasonableness of the estimated costs of the services to be provided by the Administrator, whether the Fund would be able to obtain similar services at cost from other third-party service providers, and the limited potential for additional benefits to be derived by the Administrator and its affiliates as a result of the Fund’s proposed relationship with the Administrator. Pursuant to the Administration Agreement, our Administrator furnishes us with office equipment and clerical, bookkeeping and record keeping services at our office facilities. Under the Administration Agreement, our Administrator may also arrange for the services of, and oversee sub-administrators, custodians, depositories, transfer agents, escrow agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Our Administrator also performs, or oversees the performance of, our required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, being responsible for the financial and other records that we are required to maintain and preparing reports to our shareholders and reports and other materials required to be filed with the SEC or any other regulatory authority. In addition, our Administrator assists us in determining and publishing our NAV, assists us in providing managerial assistance to our portfolio companies, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our Shareholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of our Administrator’s overhead incurred by our Administrator in performing its obligations under the Administration Agreement, including rent (if office space is provided by the Administrator), and our allocable portion of the costs of the Fund’s officers and their respective staffs (including travel expenses). The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

In addition, pursuant to a sub-administration agreement (the “Sub-Administration Agreement”), the Administrator has engaged SEI Global to act on behalf of the Administrator in the performance of certain administrative services for us. SEI Global will receive compensation for its sub-administrative services under the Sub-Administration Agreement.
Certain Terms of the Investment Advisory Agreement and Administration Agreement
Our Initial Trustee and our initial Shareholders have approved, and the Board of Trustees, including our Independent Trustees, have approved and ratified our Investment Advisory Agreement. Unless earlier terminated as described below, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first became effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. We may terminate the Investment Advisory Agreement or the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The decision to terminate either agreement may be made by a majority of the Independent Trustees or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, our Adviser and our Administrator may terminate the Investment Advisory Agreement or the Administration Agreement, respectively, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment.
Our Adviser and Administrator will not be liable for any action taken or omitted to be taken by the Adviser or Administrator, as applicable, (and their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser or the Administrator) (the “Indemnified Parties”) in connection with the matters to which the Investment Advisory Agreement and Administration Agreement, respectively, relate, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. Each of the Investment Advisory Agreement and the Administration Agreement provides that the Indemnified Parties will be entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s or Administrator’s duties or obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable, or otherwise as an investment adviser or administrator of the Fund, to the extent such losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Delaware, the applicable federal securities laws, the amended and restated declaration of Trust of the Fund (the “Declaration of Trust”) or the Bylaws (collectively with the Declaration of Trust, the “Organizational Documents”). In addition, the Fund will not provide for indemnification of an Indemnified Party for any liability or loss suffered by such Indemnified Party, nor will the Fund provide that an Indemnified Party be held harmless for any loss or liability suffered by the Fund in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Adviser’s or Administrator’s duties and obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).
Payment of Our Expenses Under the Investment Advisory Agreement and Administration Agreement
The services of all investment professionals and staff of our Adviser, when and to the extent engaged in providing investment advisory services to us and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by our Adviser. Under the Investment Advisory Agreement, we bear all other costs and expenses of our operations and transactions, such as those relating to:

•
organizational expenses of the Fund;

•
calculating our NAV (including the cost and expenses of any independent valuation firms or pricing services);

•
expenses incurred by our Adviser payable to third parties, including agents, consultants or other advisors, in monitoring our financial and legal affairs and in monitoring our investments (including the cost of consultants hired to develop information technology systems designed to monitor our investments) and performing due diligence on its prospective portfolio companies;

•
interest payable on debt, if any, incurred to finance our investments;

•
offerings of our Shares and other securities;

•
the costs of effecting any repurchases of our Shares and other securities, if any;

•
investment advisory fees, including the management fee and incentive fee, payable under the Investment Advisory Agreement to our Adviser;

•
administration fees and expenses, if any, payable under the Administration Agreement and any sub-administration agreements;

•
fees payable, if any, under any intermediary manager or selected intermediary agreements (or similar agreements with respect to the distribution of the Shares or securities of the Fund);

•
fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments (including payments to third party vendors for financial information services);

•
transfer agent, escrow agent, dividend agent and custodial fees and expenses;

•
federal and state registration and franchise fees;

•
all costs of registration and listing our Shares or any other securities on any securities exchange;

•
federal, state and local taxes;

•
Independent Trustees’ fees and expenses;

•
costs of preparing and filing reports or other documents required by governmental bodies (including the SEC or any agency administering the securities laws of a state);

•
costs of any reports, proxy statements or other notices to Shareholders, including printing, mailing and other related costs;

•
commissions and other compensation payable to brokers or dealers;

•
our allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

•
outside legal expenses;

•
accounting expenses (including fees and disbursements and expenses related to the audit of the Fund and the preparation of the Fund’s tax information);

•
direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, and staff;

•
the allocated costs incurred by the Adviser and/or the Administrator in providing managerial assistance to those portfolio companies that request it;

•
any expenses incurred outside of the ordinary course of business, including without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceedings and indemnification expenses as provided for in our Organizational Documents; and

•
all other expenses incurred by us or the Administrator in connection with administering our business, including payments made under the Administration Agreement based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent (if office space is provided by the Administrator) and the allocable portion of the costs of our officers and their respective staffs (including travel expenses).
From time to time, the Adviser, the Administrator, or their affiliates may pay third-party providers of goods or services. We will reimburse our Adviser, Administrator, or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by our Shareholders. From time to time, the Adviser or Administrator may defer or waive fees and/or rights to be reimbursed for expenses.
Initial Trustee Approval and Board of Trustee Ratification of the Investment Advisory Agreement
Our Initial Trustee and our initial Shareholders have approved, and the Board of Trustees, including our Independent Trustees, have approved and ratified our Investment Advisory Agreement in accordance with applicable 1940 Act requirements, including any SEC exemptive relief, no action or other guidance issued by the staff of the SEC. In connection with such ratification, our Independent Trustees consulted in executive session with their independent legal counsel regarding the approval of such agreement. When reaching a decision on whether to approve the Investment Advisory Agreement, the Board of Trustees reviewed a significant amount of information including, among other things:
•
the nature, extent and quality of the advisory and other services provided to the Fund by our Adviser;

•
the advisory fee paid by us to our Adviser under the Investment Advisory Agreement as compared to the advisory fees paid by other funds and accounts managed by our Adviser with similar investment strategies as well as the fees and expenses of comparable BDCs;

•
the allocation methodology of costs of the services provided by our Adviser (including the base management fee, the incentive fee based on income and the incentive fee based on gains (including the applicable hurdle rates and conditions for the deferral of fee payments) and expense ratios) under the Investment Advisory Agreement;

•
the potential for, and sharing of, economies of scale in investment management given the directly originated nature of our investment portfolio and resources dedicated by our Adviser thereto;

•
our Adviser’s pro forma profitability with respect to managing its clients based on financial information provided by our Adviser;

•
additional benefits to be derived by our Adviser and its affiliates as a result of our relationship with our Adviser; and

•
various other matters, including the alignment of interests of our Shareholders.

In voting to approve the Investment Advisory Agreement, our Board of Trustees, including our Independent Trustees, made the following conclusions:
•
Nature, Extent and Quality of Services.   Our Board of Trustees considered the nature, extent and quality of the investment selection process to be employed by our Adviser, including the flow of transaction opportunities resulting from our Adviser’s investment professionals’ significant capital markets, trading and research expertise, the employment of our Adviser’s investment philosophy, diligence procedures, credit recommendation process, investment structuring, and ongoing relationships with and monitoring of portfolio companies, in light of our investment objective. Our Board of Trustees also considered our Adviser’s personnel and their prior experience in connection with the types of investments to be made by us, including such personnel’s network of relationships with infrastructure companies and other companies in which we may make investments. Our Board of Trustees also considered the benefit and increasing costs of our Adviser continuing to be able to recruit and retain top talent. In addition, our Board of Trustees considered the other terms and conditions of the Investment Advisory Agreement, including that the substantive terms of the Investment Advisory Agreement (other than the fees payable thereunder, which our Board of Trustees reviewed separately) are generally the same as those of comparable BDCs described in the available market data and that it would be difficult to obtain similar services of similar quality on a comparable basis from other third party service providers or through an internally managed structure. In addition, our Board of Trustees considered the fact that we have the ability to terminate the Investment Advisory Agreement without penalty upon 60 days’ written notice to our Adviser. Our Board of Trustees further determined that our Adviser is served by a dedicated origination, transaction development and investment team of investment professionals, and that these investment professionals have historically focused on investments in infrastructure and other companies in which we may make investments, which experience and relationships coincide with our investment objective and generally equal or exceed those of the management teams or investment advisers of other comparable BDCs described in the available market data.
•
Investment Performance.   Since we had recently commenced operations at the time of the Board of Trustees’ approval, we did not have any investment performance. As a result, our Board of Trustees reviewed the long-term and short-term investment performance of other BDCs and registered investment companies advised by our Adviser and its affiliates and the long-term and short-term investment performance of our Adviser.

•
Costs of the Services Provided to the Fund.   Our Board of Trustees considered (i) comparative data based on publicly available information with respect to services to be rendered and the advisory fees (including the base management fee and incentive fee or similar fees (including applicable hurdle rates, other payment conditions and/or fee waivers)) of other BDCs with similar investment objectives, our operating expenses and expense ratios compared to other BDCs of similar size and with similar investment objectives and (ii) the administrative services that our Administrator will provide to us at cost.

•
Economies of Scale.   Our Board of Trustees considered information about the potential for our shareholders to experience economies of scale as we grow in size.

In view of the wide variety of material factors that our Board of Trustees considered in connection with its evaluation of the Investment Advisory Agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Our Board of Trustees did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our Board of Trustees. Rather, our Board of Trustees based its approval on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual trustees may have given different weights to different factors.
Based on the information reviewed and the factors discussed above, our trustees, including our Independent Trustees, concluded that the terms of the Investment Advisory Agreement, including the fee rates thereunder, are fair and reasonable in relation to the services to be provided and approved the Investment Advisory Agreement as being in the best interests of us and our shareholders.
Conflicts of interest may arise if our Adviser seeks to change the terms of our Investment Advisory Agreement in the future, including, for example, the amount of the base management fee, the incentive fee or other compensation terms. Material amendments to our Investment Advisory Agreement must be approved by the affirmative vote of the holders of a majority of our outstanding voting securities and by a majority of our Independent Trustees, and we may from time to time decide it is appropriate to seek the requisite approval to change the terms of the Investment Advisory Agreement.
Expense Support and Conditional Reimbursement Agreement
We have entered into an expense support and conditional reimbursement agreement (the “Expense Support and Conditional Reimbursement Agreement”) with the Adviser, pursuant to which the Adviser may elect to pay certain of the Fund’s expenses on the Fund’s behalf (each, an “Expense Payment”). The Adviser has agreed to advance a portion of the Fund’s organization and initial offering expenses, which includes all of the Fund’s organization and initial offering expenses incurred in connection with the Private Offering. No portion of an Expense Payment will be used to pay any interest expense or Shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Adviser or its affiliates.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s Shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of the applicable calendar month in which such reimbursement payment obligation is accrued. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” Reimbursement Payments are conditioned on (i) an expense ratio (excluding any organizational or offering expenses or management or incentive fee) that, after giving effect to the recoupment, is lower than the expense ratio (excluding any organizational or offering expenses or management or incentive fee) at the time of the fee waiver or expense reimbursement or (ii) a distribution level (exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any) equal to, or greater than, the rate at the time of the waiver or reimbursement. “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. Reimbursement Payments for a given Expense Payment must be made within three years prior to the last business day of the applicable calendar month in which such Reimbursement Payment obligation is accrued.
License Agreement
Ares Management LLC, the sole member of Ares Capital Management II, has granted us a non-exclusive, royalty free license to use the name “Ares” pursuant to a license agreement. Under this agreement, we will have a right to use the Ares name for so long as Ares Capital Management II remains our Adviser. Other than with respect to this limited license, we have no legal right to the “Ares” name.
The Private Offering
On August 28, 2024, we completed the initial closing of our Private Offering, pursuant to which we issued and sold 6,226,600 Shares for an aggregate purchase price of approximately $156 million, pursuant to subscription agreements with a number of investors providing for the private placement of Shares pursuant to the Private Offering (the “Subscription Agreements”). As of November 15, 2024, the Fund had received capital commitments totaling approximately $395 million (approximately $239 million remaining undrawn, of which approximately $50 million are from affiliates of the Adviser). We may also enter into additional Subscription Agreements from time to time. Each investor will make a Capital Commitment to purchase Shares pursuant to a Subscription Agreement. Investors will be required to make capital contributions to purchase Shares each time we deliver a drawdown notice, which will be issued based on our anticipated investment activities and capital needs, in an aggregate amount not to exceed each investor’s respective Capital Commitment. We will deliver each drawdown notice at least ten days prior to the required funding date.
Prior to the BDC Election, we have been operating as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the 1940 Act. As a private fund, we may, at our sole discretion, hold closings from time to time, to investors who are (i) “accredited investors” within the meaning of Regulation D under the 1933 Act, in reliance on exemptions from the registration requirements of the 1933 Act, and (ii) “qualified purchasers” as defined under the 1940 Act. At each such closing, each investor will make a Capital Commitment to purchase Shares pursuant to a Subscription Agreement entered into with the Fund. Investors will be required to fund drawdowns to purchase Shares up to the amount of their respective Capital Commitment on an as-needed basis each time we deliver a drawdown notice.

Following the Fund’s BDC Election, the Fund intends to commence holding monthly closings for its Private Offering, in connection with which the Fund will issue Shares to investors for immediate cash investment. Each of the Fund’s closing in connection with the Private Offering will be conducted in reliance on exemptions from the registration requirements of the 1933 Act, including the exemption provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and other exemptions from the registration requirements of the 1933 Act. The Fund reserves the right to conduct additional offerings of securities in the future in addition to the Private Offering. In addition, although the Fund intends to issue Shares on a monthly basis, the Fund retains the right, if determined by it in its sole discretion, to accept subscriptions and issue Shares, in amounts to be determined by the Fund, more or less frequently to one or more investors for regulatory, tax or other reasons. While we expect each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraph, we reserve the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law.
We may, from time to time, engage placement or distribution agents and incur placement or distribution fees or sales commissions in connection with the private placement of our Shares, including in certain jurisdictions outside the United States. Ares Wealth Management Solutions, LLC (“AWMS”) serves as the primary placement agent for the offering of Shares pursuant to a placement agent agreement (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, AWMS has access to the officers and employees of the Adviser and its affiliates, including Ares Management Capital Markets LLC, to conduct private placement activities. AWMS may retain affiliated and unaffiliated broker-dealers to act as selling agents in the Private Offering.
Distribution Reinvestment Plan
We intend to adopt a quarterly distribution reinvestment plan, pursuant to which we will reinvest cash distributions declared by the Board of Trustees on behalf of our Shareholders, in additional whole and fractional Shares, unless such Shareholders elect for their distributions not to be automatically reinvested. As a result, if the Board of Trustees authorizes, and we declare, a cash distribution, then our Shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Shares as described below, rather than receiving the cash distribution. Any distributions to Shareholders will be declared out of assets legally available for distribution. To the extent the Fund’s taxable earnings fall below the total amount of its distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to Shareholders for U.S. federal income tax purposes. Information returns will generally be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of the Shares.
No action is required on the part of a registered Shareholder to have his, her or its cash distribution reinvested in Shares. In order to opt out of participating in the distribution reinvestment plan and instead receive distributions in cash, Shareholders must notify SS&C Technologies Inc. (the “Plan administrator”), which acts as the Fund’s transfer agent, in writing so that such notice is received by the Plan administrator no later than the record date for distributions to Shareholders. Distributions in cash will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Shares will be issued under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution. If a Shareholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received in writing by the Plan administrator no later than 30 days prior to the record date fixed by the Board of Trustees for distribution to Shareholders to be effective for such distribution. Any transfer of Shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred Shares. If a participant elects to tender its Shares in full and such full tender is accepted by the Fund, such Shareholder’s participation in the Plan will be automatically terminated as of the expiration of the applicable tender offer and any distributions due to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date.
Under the distribution reinvestment plan, any distributions we declare will be automatically reinvested in our Shares. There will be no selling commissions or intermediary manager fees charged to you under the distribution reinvestment plan. The Fund will pay the Plan administrator fees under the distribution reinvestment plan. However, all Shareholders, including those who opt out of the distribution reinvestment plan, will indirectly bear such Plan administrator fees. If your Shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.
Shareholders who receive dividends and other distributions in the form of Shares will generally be subject to the same U.S. federal, state and local tax consequences as Shareholders who elect to receive their distributions in cash. Since a participating Shareholder’s cash distributions will be reinvested, however, such Shareholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A Shareholder’s basis for determining gain or loss upon the sale of Shares received in a dividend or other distribution from the Fund will generally be equal to the total dollar amount of the distribution payable to the Shareholder. Any Shares received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account. Please see “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Taxation of U.S. Shareholders — Dividend Income” for information regarding the potential income tax liability of participating in the distribution reinvestment plan. Additionally, distributions reinvested in Shares increase the Fund’s gross assets on which the management fee and incentive fee are payable to the Adviser.
Any issuances of our Shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.
The Fund will use newly-issued Shares to implement the dividend reinvestment plan, with such Shares to be issued at NAV per share as of the distribution date. The number of Shares to be issued to a Shareholder will be determined by dividing the total dollar amount of the distribution payable to such Shareholder by the then-current NAV (subject to adjustment to the extent required by Section 23 of the 1940 Act). The number of Shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per share at which additional Shares will be issued has been determined and the elections of Shareholders have been tabulated. Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the Shares issued in the Private Offering.
See our Distribution Reinvestment Plan, which is filed as an exhibit to this Registration Statement, for more information.
Determination of Net Asset Value
The NAV per Share of our outstanding Shares will be determined monthly by dividing the value of the Fund’s total assets minus its liabilities by the total number of Shares outstanding of the class at the date as of which the determination is made. In calculating the value of our total assets, we take the following approach.
Investments
Upon the BDC Election, we will value our investments in accordance with Section 2(a)(41) of the 1940 Act and Rule 2a-5 thereunder, which sets forth requirements for determining fair value in good faith. Pursuant to Rule 2a-5 of the 1940 Act, our Board of Trustees has designated the Adviser as its “valuation designee” to perform fair value determinations for investments held by us without readily available market quotations, subject to the oversight by our Board of Trustees. Investments for which market quotations are readily available will typically be valued at such market quotations. In order to validate market quotations, the Adviser, as our valuation designee, will review a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity investments that are not publicly traded or whose market prices are not readily available will be valued at fair value as determined in good faith by the Adviser, subject to the Board of Trustees’ oversight, based on, among other things, the input of the Fund’s independent third-party valuation firm that has been engaged to support the valuation of such portfolio investments by providing positive assurance monthly and an independent valuation at least once annually (with certain de minimis exceptions) and under a valuation policy and a consistently applied valuation process. However, we may use these independent valuation firms to review the value of our investments more frequently, including in connection with the occurrence of significant events or changes in value affecting a particular investment.

Investment transactions are recorded on the trade date. Realized gains or losses will be measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and will include investments charged off during the period, net of recoveries. Unrealized gains or losses will primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.
Investments for which market quotations are readily available will typically be valued at such market quotations. In order to validate market quotations, the Adviser, as the valuation designee, will look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of the Fund’s investments) will be valued at fair value as determined in good faith by the Adviser, as the valuation designee, subject to the oversight of the Board of Trustees, based on, among other things, the input of the Fund’s independent third-party valuation firm that has been engaged to support the valuation of such portfolio investments by providing positive assurance monthly and an independent valuation at least once annually (with certain de minimis exceptions) and under the valuation policy and a consistently applied valuation process. However, we may use these independent valuation firms to review the value of our investments more frequently, including in connection with the occurrence of significant events or changes in value affecting a particular investment.
Because there is not be a readily available market value for most of the investments in our portfolio, substantially all of our portfolio investments will be valued at fair value as determined in good faith by the Adviser, as the valuation designee, as described herein. As part of the valuation process for investments that do not have readily available market prices, the Adviser will take into account the following types of factors, if relevant, in determining the fair value of the Fund’s investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, changes in the interest rate environment and the credit markets, which may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser will consider the pricing indicated by the external event to corroborate its valuation.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Additionally, the fair value of the Fund’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Fund may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Fund is required to liquidate a portfolio investment in a forced or liquidation sale, the Fund could realize significantly less than the value at which the Fund has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.
Our Adviser, as our valuation designee, will be subject to the oversight of our Board of Trustees, undertakes a multi-step valuation process each quarter, as described below:
•
Our quarterly valuation process will begin with a preliminary valuation being prepared by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team and valuation team.

•
Preliminary valuations will be reviewed and discussed by our Adviser’s valuation committee.

•
Our Adviser’s valuation committee will determine the fair value of each investment in our portfolio without a readily available market quotation in good faith based on, among other things, the input of the independent third-party valuation firms, where applicable.

When the Adviser determines the Fund’s NAV as of the last day of a month that is not also the last day of a calendar quarter, the Adviser will update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, the Adviser will generally value such assets at the most recent quarterly valuation unless the Adviser determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will determine whether to update the value for each relevant investment.
Fair Value of Financial Instruments
We follow ASC 825-10, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASC 825-10”), which provides companies the option to report selected financial assets and liabilities at fair value. ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of our choice to use fair value on its earnings. ASC 825-10 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. We have not elected the ASC 825-10 option to report selected financial assets and liabilities at fair value. With the exception of the line items entitled “other assets” and “debt,” which are reported at amortized cost, the carrying value of all other assets and liabilities approximate fair value.
Upon the BDC Election, investments held by the Fund will be valued in accordance with Section (2)(a)(41) of the 1940 Act and Rule 2a-5 thereunder, and the provisions of ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), which expands the application of fair value accounting. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosure of fair value measurements. ASC 820-10 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Fund to assume that the portfolio investment is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820-10, the Fund will consider its principal market as the market in which the Fund exits its portfolio investments with the greatest volume and level of activity. ASC 820-10 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with ASC 820-10, these inputs are summarized in the three broad levels listed below:
•
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

•
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In addition to using the above inputs in investment valuations, the Adviser, as the valuation designee, will employ a valuation policy and procedures that will be reviewed by our Board of Trustees in connection with their designation of our Adviser as our valuation designee and will be consistent with the provisions of Rule 2a-5 under the 1940 Act and ASC 820-10. Consistent with its valuation policies and procedures, the Adviser will evaluate the source of inputs, including any markets in which the Fund’s investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. Because there may not be a readily available market value for some of the investments in the Fund’s portfolio, the fair value of a portion of the investments may be determined using unobservable inputs.
The assets and liabilities classified as Level 1 or Level 2 will typically be valued based on quoted market prices, forward foreign exchange rates, dealer quotations or alternative pricing sources supported by observable inputs. The Adviser will obtain prices from independent pricing services which generally utilize broker quotes and may use various other pricing techniques which take into account appropriate factors such as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other data. The Adviser will be responsible for all inputs and assumptions related to the pricing of securities. The Adviser will have internal controls in place that support its reliance on information received from third-party pricing sources. As part of its internal controls, the Adviser will obtain, review, and test information to corroborate prices received from third-party pricing sources. For any security, if market or dealer quotations are not readily available, or if the Adviser determines that a quotation of a security does not represent a fair value, then the security will be valued at a fair value as determined in good faith by the Adviser and will be classified as Level 3. In such instances, the Adviser will use valuation techniques consistent with the market or income approach to measure fair value and will give consideration to all factors which might reasonably affect the fair value.
The portfolio investments classified as Level 3 will typically be valued using two different valuation techniques. The first valuation technique is an analysis of the enterprise value (“EV”) of the portfolio company. EV means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The primary method for determining EV uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA (generally defined as net income before net interest expense, income tax expense, depreciation and amortization). EBITDA multiples are typically determined based upon review of market comparable transactions and publicly traded comparable companies, if any. The Adviser may also employ other valuation multiples to determine EV, such as revenues. The Adviser may also use industry specific valuation analyses to determine enterprise value, such as capitalization rate analysis used in the real estate industry. The second method for determining EV uses a discounted cash flow analysis whereby future expected cash flows of the portfolio company are discounted to determine a present value using estimated discount rates (typically a weighted average cost of capital based on costs of debt and equity consistent with current market conditions). The EV analysis is performed to determine the value of equity investments, the value of debt investments in portfolio companies where the Fund has control or could gain control through an option or warrant security, and to determine if there is credit impairment for debt investments. If debt investments are credit impaired, an EV analysis may be used to value such debt investments; however, in addition to the methods outlined above, other methods such as a liquidation or wind down analysis may be utilized to estimate EV. The second valuation technique is a yield analysis, which is typically performed for non-credit impaired debt investments in portfolio companies where the Fund does not own a controlling equity position. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. In the yield analysis, the Adviser will consider the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the EV of the portfolio company. As debt investments held by the Fund are substantially illiquid with no active transaction market, the Adviser, as our valuation designee, will depend on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.
For debt securities, the valuation designee will begin its analysis by determining if the borrower has the ability to repay its obligations. If it is determined that the borrower does have the ability to repay its obligations, the second valuation technique that will be utilized is a yield analysis. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. In the yield analysis, the Adviser will consider the current contractual interest rate, the maturity and other terms of the investment relative to risk of the borrower and the specific investment. As the debt investments are substantially illiquid with no active transaction market, the Fund will depend on primary market data, including newly funded transactions, as inputs in determining the appropriate market yield, as applicable.
Share Repurchase Program
We do not intend to list our Shares on any national securities exchange. Because no public market exists nor is expected for the Shares, Shareholders will have limited ability to sell their Shares absent a liquidity event. We currently do not intend to undertake a liquidity event, other than the liquidity from the

Share Repurchase Program described below, and we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time.
Beginning with the second full calendar quarter after we hold the first closing in the Private Offering following the BDC Election, we plan to implement a repurchase program (the “Share Repurchase Program”) pursuant to which we intend to offer to repurchase, at the discretion of our Board of Trustees, up to 5% of our Shares outstanding (either by number of Shares or aggregate net asset value) as of the close of the previous calendar quarter. Our Board of Trustees may amend, suspend or terminate the Share Repurchase Program if it deems such action to be in our best interest and the best interest of our Shareholders. As a result, Share repurchases may not be available each quarter, or at all. We will conduct any such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the 1934 Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all Shareholders and filed with the SEC on Schedule TO. All Shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.
We will have no obligation to repurchase our Shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. We may be prevented from accommodating all repurchase requests made in any quarter. Our planned Share Repurchase Program has many limitations and should not in any way be viewed as the equivalent of a secondary market.
There is no assurance that the Board of Trustees will exercise its discretion to offer to repurchase our Shares or that there will be sufficient funds available to accommodate all of our Shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of Shares that you request to have repurchased. If we do not repurchase the full amount of your Shares that you have requested to be repurchased, or we determine not to make repurchases of our Shares, you will likely not be able to dispose of your Shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with diversification rules and the 1940 Act. Shareholders will not pay a fee to us in connection with our repurchase of Shares under the Share Repurchase Program.
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in self-originated loans or other illiquid investments rather than repurchasing our Shares is in the best interests of the Fund and its Shareholders as a whole, then we may choose to offer to repurchase fewer Shares than described above, or none at all.
Payment for repurchased Shares may require us to liquidate portfolio holdings earlier than our Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates.
Perpetual Life BDC
Upon the BDC Election, we intend to operate as a perpetual-life BDC. We use the term “perpetual-life BDC” to describe a BDC of indefinite duration that does not intend to complete a liquidity event within any specific time period, if at all, and whose common shares are intended to be sold by the BDC monthly on a continuous basis at prices generally equal to the BDC’s monthly NAV per Share. As a perpetual-life BDC, our Board of Trustees does not expect to complete a liquidity event within any specific time period, if at all. A liquidity event could include a merger or another transaction approved by our Board of Trustees in which Shareholders will receive cash or shares of a publicly traded company, or a sale of all or substantially all of its assets either on a complete portfolio basis or individually followed by a liquidation and distribution of cash to our common shareholders. A liquidity event also may include a sale, merger or rollover transaction with one or more affiliated investment companies managed by our Adviser. A liquidity event involving a merger or sale of all or substantially all of our assets would not require the approval of our common shareholders in accordance with our Declaration of Trust. We do not intend to list our Shares on a national securities exchange.

While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time.
Our planned Share Repurchase Program may provide a limited opportunity for you to have your Shares repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the shares being repurchased. See “Item 1. Business — Share Repurchase Program” for a detailed description of the Share Repurchase Program we plan to implement.
Leverage
We may from time to time borrow funds to make investments, a practice known as “leverage,” to attempt to increase returns to our Shareholders. With certain limited exceptions, as a BDC, we are only allowed to borrow amounts such that our asset coverage, as calculated in accordance with the 1940 Act, equals at least 200% (or 150% if certain requirements under the 1940 Act are met) after such borrowing. Our initial Shareholders and Board of Trustees have approved a proposal that, upon the BDC Election, allows us to reduce our asset coverage ratio to 150%.
The amount of leverage that we employ at any particular time will depend on our Adviser’s and our Board of Trustees’ assessments of market and other factors at the time of any proposed borrowing.
Regulation
The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.
We will elect to be regulated as a BDC under the 1940 Act. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to certain transactions between BDCs and certain affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Among other things, we generally cannot co-invest in any portfolio company in which a fund managed by Ares or any of its downstream affiliates (other than us and our downstream affiliates) is also co-investing. The Adviser and certain of our affiliates have been granted the Co-Investment Exemptive Order from the SEC, and we intend to rely on the Co-Investment Exemptive Order which permits us and other BDCs and registered closed-end management investment companies managed by Ares to co-invest in portfolio companies with each other and with affiliated investment funds. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise co-invest with funds managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our Adviser’s allocation policy. See “Item 1. Business — Regulation — Co-Investment Exemptive Order” for more information.
The 1940 Act contains certain restrictions on certain types of investments we may make. Specifically, we may only invest up to 30% of our portfolio in entities that are not considered “eligible portfolio companies” (as defined in the 1940 Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the 1940 Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act.
The 1940 Act also requires that a majority of our trustees be Independent Trustees. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless that change is approved by holders of at least a majority of our outstanding voting securities. Under the 1940 Act, the vote of holders of at least a “majority of outstanding voting securities” means the vote of the holders of the lesser of: (a) 67% or more of the outstanding Shares present at a meeting or represented by proxy if holders of more than 50% of the Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares.
Under the 1940 Act, we are not generally able to issue and sell our Shares at a price below NAV per share. We may, however, sell our Shares, or warrants, options or rights to acquire our Shares, at a price below the current NAV per share of our Shares if we comply with the provisions of Section 63(2) of the 1940 Act, including the requirements that our Board of Trustees determine that such sale is in our best interests and the best interests of our Shareholders and our Shareholders approve such sale.
We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies. We may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. We may purchase or otherwise receive warrants or options to purchase the common stock of our portfolio companies in connection with acquisition financings or other investments. In connection with such an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.
We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the 1940 Act), invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate unless certain conditions are met. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our Shareholders to additional expenses.
In accordance with the 1940 Act, a BDC generally is allowed to borrow amounts such that its asset coverage, calculated pursuant to the 1940 Act, is at least 200% (or 150% if certain requirements under the 1940 Act are met) immediately after such borrowing. As such, we may borrow amounts or issue debt securities or preferred shares, which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 200% (or 150% if certain requirements under the 1940 Act are met) immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). Our initial Shareholders and Board of Trustees have approved a proposal that, upon the BDC Election, allows us to reduce our asset coverage ratio to 150%. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.”
Qualifying Assets
A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) below. Thus, under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets (“Qualifying Assets”), unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are the following:
(1)
Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions):

(a)
is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer that:

(i)
is organized under the laws of, and has its principal place of business in, the United States;

(ii)
is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(iii)
does not have any class of securities listed on a national securities exchange;

(b)
is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if:

(i)
at the time of the purchase, we own at least 50% of the (x) greatest number of equity securities of such issuer and securities convertible into or exchangeable for such securities; and (y) the greatest amount of debt securities of such issuer, held by us at any point in time during the period when such issuer was an eligible portfolio company; and

(ii)
we are one of the 20 largest holders of record of such issuer’s outstanding voting securities; or

(c)
is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if the aggregate market value of such company’s outstanding voting and non-voting common equity is less than $250 million.

(2)
Securities of any eligible portfolio company that we control.

(3)
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)
Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)
Cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies
BDCs generally must offer to make available to the issuer of portfolio securities significant managerial assistance, by either offering, and providing if accepted, significant guidance and counsel concerning the management operations or business objectives of the portfolio company or by exercising a controlling influence over the management or policies of a portfolio company, except in circumstances where either (i) the BDC does not treat such issuer of securities as an eligible portfolio company, or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance.
Temporary Investments
Pending investment in other types of Qualifying Assets, as described above, our investments may consist of cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are Qualifying Assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. The Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Indebtedness and Senior Securities
We may be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Shares if our asset coverage, calculated pursuant to the 1940 Act, is at least equal to 200% (or 150% if certain requirements under the 1940 Act are met) immediately after each such issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our Shareholders or the repurchase of such securities or Shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — Our ability to grow depends on our ability to raise capital” and “— Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.”
Code of Ethics
We, the Adviser and AWMS have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.
Code of Conduct
As a BDC, we will be subject to certain regulatory requirements that restrict our ability to engage in certain related-party transactions. We will adopt procedures for the review, approval and monitoring of transactions that involve us and certain of our related persons. For example, we have a code of conduct that generally prohibits our executive officers or trustees from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Fund. Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, the chairperson of the Board of Trustees or the chairperson of the audit committee of the Fund (the “Audit Committee”) and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee will be required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).
Co-Investment Exemptive Order
We intend to rely on the Co-Investment Exemptive Order that our Adviser and certain of our affiliates have been granted by the SEC, which permits us and other BDCs and registered closed-end management investment companies managed by Ares to co-invest in portfolio companies with each other and with affiliated investment funds. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in co-investment transactions. We may also otherwise co-invest with funds managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and the Adviser’s investment allocation policy.
Proxy Voting Policies and Procedures
SEC-registered advisers that have the authority to vote (client) proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Registered advisers also must maintain certain records on proxy voting. In most cases, we invest in securities that do not generally entitle us to voting rights in our portfolio companies. When we do have voting rights, we delegate the exercise of such rights to the Adviser. The Adviser’s proxy voting policies and procedures are summarized below.
In determining how to vote, officers of the Adviser will consult with each other and other investment professionals of Ares, taking into account our and our investors’ interests as well as any potential conflicts of interest. The Adviser will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, the Adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of our Independent Trustees or, in extreme cases, by abstaining from voting. While the Adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, the Adviser will not delegate its voting authority to any third party.
An officer of the Adviser will keep a written record of how all such proxies are voted. The Adviser will retain records of (a) proxy voting policies and procedures, (b) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (c) all votes cast, (d) investor requests for voting information and (e) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, the Adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.
The Adviser’s proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, the Adviser will vote our proxies in accordance with these guidelines unless: (a) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (b) the subject matter of the vote is not covered by these guidelines, (c) a material conflict of interest is present or (d) the Adviser finds it necessary to vote contrary to its general guidelines to maximize Shareholder value or the best interests of the Fund. In reviewing proxy issues, the Adviser will generally use the following guidelines:
Elections of Directors:   In general, the Adviser will vote proxies in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or the Adviser determines that there are other compelling reasons for withholding our vote, it will determine the appropriate vote on the matter. The Adviser may withhold votes for directors when it (a) believes a direct conflict of interest exists between the interests of the director and the shareholders, (b) concludes that the actions of the director are unlawful, unethical or negligent or (c) believes the board is entrenched in or dealing inadequately with performance problems, and/or acting with insufficient independence between the board and management. Finally, the Adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.
Appointment of Auditors:   We will generally rely on the judgment of the portfolio company’s audit committee in selecting the independent auditors who will provide the best services to the portfolio company. We will generally support management’s recommendation in this regard; however, we believe that independence of auditors is paramount to the protection of shareholders and will vote against auditors whose independence appears to be impaired.
Changes in Governance Structure:   Changes in the charter or bylaws of a portfolio company may be required by state or federal regulation. In general, the Adviser will cast our votes in accordance with the management on such proposals. However, the Adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.
Corporate Restructurings and Reorganizations:   We believe proxy votes dealing with corporate restructurings, including mergers and acquisitions, and reorganizations are an extension of the investment decision. Accordingly, the Adviser will analyze such proposals on a case-by-case basis and vote in accordance with its view of our interests.
Proposals Affecting Shareholder Rights:   We will generally vote in favor of proposals that give shareholders a greater voice in the affairs of a portfolio company and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, the Adviser will balance the financial impact of the proposal against any impairment of shareholder rights as well as of our investment in the portfolio company.
Corporate Governance:   We recognize the importance of good corporate governance. Accordingly, the Adviser will generally favor proposals that promote transparency and accountability within a portfolio company.
Anti-Takeover Measures:   The Adviser will evaluate, on a case-by-case basis, any proposals regarding antitakeover measures to determine the effect such measure is likely to have on shareholder value.

Stock Splits:   The Adviser will generally vote with management on stock split matters.
Limited Liability of Directors:   The Adviser will generally vote with management on matters that could adversely affect the limited liability of directors.
Social and Corporate Responsibility:   The Adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect shareholder value. The Adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on shareholder value.
Executive and Directors Compensation:   The Adviser will evaluate, on a case-by-case basis, any proposals regarding stock option and compensation plans. We will generally vote against any proposed plans that we believe may result in excessive transfer of shareholder value.
Shareholders may obtain information regarding how we voted proxies with respect to our portfolio securities free of charge by making a written request for proxy voting information to our Investor Relations Department at Ares Core Infrastructure Fund, 245 Park Avenue, 44th Floor, New York, New York 10167, by calling us at 888-310-9352 or on the SEC’s website at www.sec.gov.
Privacy Principles
We will endeavor to maintain the privacy of our recordholders and to safeguard their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we will not receive any non-public personal information about recordholders of our Shares, although certain of our recordholders’ non-public information may become available to us. The non-public personal information that we may receive falls into the following categories:
•
information we receive from recordholders, whether we receive it orally, in writing or electronically. This includes recordholders’ communications to us concerning their investment;

•
information about recordholders’ transactions and history with us; and

•
other general information that we may obtain about recordholders, such as demographic and contact information such as address.

We disclose non-public personal information about recordholders:
•
to our affiliates (such as the Adviser and Administrator) and their employees for everyday business purposes;

•
to our service providers (such as our accountants, attorneys, custodians, transfer agent, underwriters and proxy solicitors) and their employees, as is necessary to service recordholder accounts or otherwise provide the applicable service;

•
to comply with court orders, subpoenas, lawful discovery requests or other legal or regulatory requirements; or

•
as allowed or required by applicable law or regulation.

When we share non-public recordholder personal information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our recordholders’ privacy. We will not permit use of recordholder information for any non-business or marketing purpose, nor will we permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.
Our service providers, such as the Adviser, Administrator and transfer agent, will be required to maintain physical, electronic, and procedural safeguards to protect recordholder non-public personal information, to prevent unauthorized access or use and to dispose of such information when it is no longer required.

Personnel of affiliates may access recordholder information only for business purposes. The degree of access will be based on the sensitivity of the information and on personnel need for the information to service a recordholder’s account or comply with legal requirements.
If a recordholder ceases to be a recordholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify recordholders and provide a description of our privacy policy.
In the event of a corporate change in control resulting from, for example, a sale to, or merger with, another entity, or in the event of a sale of assets, we reserve the right to transfer non-public personal information of holders of our securities to the new party in control or the party acquiring assets.
Other
We will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the 1934 Act.
We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to us or our Shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.
We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and amendments to those reports are electronically filed with, or furnished to, the SEC and are available on the SEC’s website at www.sec.gov.
Compliance with the Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements also affect us, even though we are not a publicly held company. For example:
•
pursuant to Rule 13a-14 under the 1934 Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

•
pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•
pursuant to Rule 13a-15 under the 1934 Act, our management will be required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the 1934 Act for a specified period of time and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

•
pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the 1934 Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to us and to an investment in the Shares. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this Registration Statement does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the Shares as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, certain tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in us in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisors as to the U.S. federal income tax consequences of an investment in us, which may differ substantially from those described herein. This summary assumes that Shareholders hold the Shares as capital assets (within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).
The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding the Private Offering. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with our tax positions and that, if challenged by the IRS, such tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of Shares that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S. or of any political subdivision thereof;

•
a trust that is subject to the supervision of a court within the U.S. and the control of one or more

•
U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Shareholder” is a beneficial owner of Shares that is not a U.S. Shareholder or a partnership for U.S. tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares should consult its tax advisors with respect to the purchase, ownership and disposition of such Shares.
Tax matters are very complicated and the tax consequences to an investor of an investment in the Shares will depend on the facts of his, her or its particular situation. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF INTERESTS.

U.S. Income Tax Classification of the Fund
The Fund has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes (and will not qualify as a regulated investment company under Subchapter M of the Code). Accordingly, the Fund is subject to U.S. federal income tax on its net income (regardless of whether such income is U.S. source) at the rates applicable to corporations without deduction for any distributions to the Investors. Currently, the maximum rate of tax applicable to corporations is 21%.
U.S. Income Tax Considerations relating to Certain Tax Incentives
Certain “tax-exempt use property” is not eligible for accelerated depreciation or certain investment tax credits. Tax-exempt use property generally includes the portion of any tangible property (other than certain nonresidential real property) that is leased to a tax-exempt entity and property owned by a partnership that has both tax-exempt and taxable partners (to the extent of the largest share of income or gain allocated to the tax-exempt partners). In addition, any corporation which is owned 50 percent or more, by value, by tax-exempt entities will be treated as a “tax-exempt controlled entity” that is a tax-exempt entity unless the entity elects to: (i) not be treated as a tax-exempt entity and (ii) treat any gain recognized by a tax-exempt investor in the entity on a disposition of an interest therein (and any dividend, to the extent properly attributable to income of such electing tax-exempt controlled entity not already subject to tax, or interest received or accrued by a tax-exempt entity from such electing tax-exempt controlled entity) as UBTI (as defined below) to the tax-exempt investor. The Fund may make investments into partnerships the property of which make be eligible for investment tax credits and accelerated depreciation. Therefore, to the extent that the Fund is treated as a tax-exempt controlled entity with respect to such investments, tax credits and accelerated depreciation available to the Fund may be reduced or eliminated.
U.S. Income Tax Classification of Distributions
Distributions, including distributions that the Fund will make in the withdrawal of Shares, received from the Fund generally will be treated for U.S. federal income tax purposes either as (i) a taxable (partial or complete) redemption of Shares or (ii) a distribution treated as a dividend to the extent of the Fund’s earnings and profits, and thereafter as a return of capital to the extent of (and reducing dollar for dollar) a Shareholder’s tax basis in its Shares and finally as gain attributable to sale of the Shares. Distributions will be treated as a dividend under Section 302 of the Code as described in (ii) above unless the distribution:
•
is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•
is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

•
results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

•
is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. Shareholder must take into account not only Shares that the U.S. Shareholder actually owns, but also Shares that the U.S. Shareholder constructively owns within the meaning of Section 318 of the Code.
Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code, respectively. A distribution will result in a “complete redemption” if either all of the Shares actually and constructively owned by a U.S. Shareholder are exchanged in the redemption or all of the Shares actually owned by the U.S. Shareholder are exchanged in the redemption and the U.S. Shareholder is eligible to waive, and the U.S. Shareholder effectively waives, the attribution of Shares constructively owned by the U.S. Shareholder in accordance with the procedures described in Section 302(c)(2) of Code. A distribution does not qualify for the “substantially disproportionate” exception if the Share redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business. Each U.S. Shareholder should consult its own tax advisors to determine whether a distribution will be treated as a dividend or a redemption of Shares. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any Shareholder depends upon the facts and circumstances at the time that the determination must be made, prospective Shareholders are advised to consult their own tax advisors to determine the tax treatment of any distribution by the Fund.
Taxation of U.S. Shareholders
Dividend Income
Distributions paid by the Fund to U.S. Shareholders will generally be taxable as dividend income for U.S. federal income tax purposes to the extent of the Fund’s current or accumulated earnings and profits. “Qualified dividend income” received by a U.S. Shareholder who is an individual will be taxed at the rates applicable to long-term capital gain. In order for the distributions received by a U.S. Shareholder to be treated as qualified dividend income, the U.S. Shareholder must meet certain holding period and other requirements with respect to the Fund. A distribution will not be treated as “qualified dividend income” (i) if the distribution was received with respect to any share of stock held for fewer than 61 days during the 121 day period beginning on the date which is 60 days before the date on which such Share becomes ex-dividend with respect to such distribution, (ii) to the extent the recipient was under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, or (iii) if the recipient elected to have the distribution income treated as investment income. If the qualifications necessary for a distribution to be treated as “qualified dividend income” are not met, the distribution will be taxed as specified in the “U.S. Income Tax Classification of Distributions,” above.
We may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Shareholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such Shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such Shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and distribution income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, provided that proper information is provided to the IRS.
Disposition of Interests
A U.S. Shareholder who holds Shares as a capital asset generally would realize a capital gain or loss on any disposition of Shares characterized as a sale or exchange for U.S. tax purposes (including a distribution treated as a full or partial withdrawal under the analysis described in “U.S. Income Tax Classification of Distributions,” above). The amount of gain or loss recognized would be equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) the U.S. Shareholder’s basis in the Shares exchanged. Such gain or loss would be long-term or short-term depending upon the Investor’s holding period for the Shares. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. Most individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return). In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, U.S. Shareholders taxed at individual rates will be subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long- term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in our Shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, distributions, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate applicable to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year but may carry back such losses for three years or carry forward such losses for five years.
Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.
U.S. Shareholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Taxation of Tax-Exempt Investors
U.S. entities exempt from federal income tax (including IRAs) (“Tax Exempt Investors”) generally are exempt from taxation on income other than income constituting “unrelated business taxable income” (“UBTI”), determined in accordance with Sections 511-514 of the Code.
The tax on UBTI is imposed at such income tax rates as would be applicable to the organization if it were not otherwise exempt from taxation. UBTI includes “unrelated debt-financed income,” which generally consists of (i) income derived by a tax-exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. Acquisition indebtedness is debt incurred by a tax-exempt entity directly, or through a partnership or other flow-through entity, (i) in acquiring or improving property, (ii) prior to acquiring or improving property, if the indebtedness would not have been incurred but for such acquisition or improvement, or (iii) after acquiring or improving property, if the indebtedness would not have been incurred but for such acquisition or improvement and the incurrence was reasonably foreseeable at the time of the acquisition or improvement. Since the Fund is treated as a corporation for U.S. federal income tax purposes, indebtedness incurred by the Fund should not be treated as acquisition indebtedness with respect to a Tax-Exempt Investor investing in the Fund.
Amounts received by a Tax Exempt Investor that are treated as distributions or proceeds from the sale or exchange of Interests (including as a result of a distribution treated as a full or partial withdrawal under the analysis described in “U.S. Income Tax Classification of Distributions,” above) generally will not be included in UBTI except to the extent such amounts are (i) treated as unrelated debt-financed income attributable to acquisition indebtedness incurred by the Tax Exempt Investor in acquiring or holding its Interests or (ii) deemed to be UBTI due to the Fund’s treatment as a tax-exempt controlled entity as described in “U.S. Income Tax Considerations Relating to Tax Incentives” above.
Taxation of Non-U.S. Shareholders
The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances.

An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in Shares. The following discussion does not apply to Non-U.S. Shareholders that are engaged in a U.S. trade or business or hold their Shares in connection with a U.S. trade or business. Such Non-U.S. Shareholders should consult their tax advisors to determine the consequences to them of investing in our Shares.
Distributions to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No assurance can be provided as to whether any of our distributions will be reported as eligible for any such exemption. Special certification requirements may apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors. Under our reinvestment of distributions policy, if a Non-U.S. Shareholder owns Shares registered in its own name, the Non-U.S. Shareholder will have all cash distributions automatically reinvested in additional Shares unless it opts out of the reinvestment of distributions by delivering a written notice to our distribution paying agent prior to the record date of the next distribution. See “Item 1. Business — Distribution; Distribution Reinvestment Plan.” If the distribution is a distribution of our investment company taxable income, is not designated by us as a short-term capital gains distribution or interest-related distribution and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in Shares. The Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount reinvested. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder’s account.
The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisors, including with respect to the procedure for claiming any benefit of a lower treaty rate and the applicability of foreign taxes.
We will generally be required to report to our Non-U.S. Shareholders and the IRS the amount of distributions paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends, distributions and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder’s Shares, provided the Non-U.S. Shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest, dividends and distributions. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their Shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their Shares and proceeds from the sale of their Shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.
Non-U.S. Shareholders are urged to consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.
Taxation of Interests — Other Taxes
The Fund may be subject to other taxes, such as the corporate alternative minimum tax, state and local income taxes and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions. See “State and Local Taxation” below. Each prospective Shareholder should consider the potential consequences of such taxes on an investment in the Fund. It is the responsibility of each prospective Shareholder (i) to become satisfied as to, among other things, the legal and tax consequences of an investment in the Fund under state law by obtaining advice from its own tax advisors and (ii) to file all appropriate tax returns that may be required.
Non-U.S. Taxation
Pursuant to the Organization for Economic Co-operation and Development’s (“OECD”) global Base Erosion and Profit Shifting (“BEPS”) Project, many non-U.S. jurisdictions have introduced domestic legislation implementing certain of the BEPS Actions. Depending on the jurisdictions in which the Fund invests and the implementation of the applicable tax laws, several of the areas of tax law on which the BEPS Project focuses (including double taxation treaties) could be relevant to, and potentially adversely impact, the ability of the Fund to efficiently realize income or capital gains and to efficiently repatriate income and capital gains from the jurisdictions in which they arise to Shareholders. In addition, further to the BEPS Project, the OECD has published certain proposals (commonly referred to as “BEPS 2.0”), which propose fundamental changes to the international tax system. The proposals are based on two “pillars” involving the reallocation of taxing rights (“Amount A of Pillar One”) and a new global minimum corporate tax rate (“Pillar Two”). Amount A of Pillar One generally reallocates a portion of profits of certain large multinational enterprises (“MNEs”) to the jurisdictions within which they carry on business. Pillar Two generally imposes a minimum effective tax rate of 15% on MNEs with consolidated revenues of at least EUR 750 million (as determined under the applicable rules). Pillar Two introduces two related tax measures (the “GloBE rules”): (1) the income inclusion rule (“IIR”) imposes a “top-up tax” on a parent entity where a constituent member of the MNE group has low taxed income, while (2) the undertaxed payment rule (“UTPR”) applies as a backstop if the constituent member’s income is not taxed by an IIR. An additional “subject to tax rule” will permit source jurisdictions to impose limited withholding taxes on low-taxed related party payments, which will be creditable against the GloBE rules tax liability. The BEPS 2.0 pillars must be implemented through domestic legislation of the relevant jurisdictions and various non-U.S. jurisdictions have begun that process. In the EU, for example, an EU tax directive requires EU member states to implement the IIR into domestic law for fiscal years beginning on or after December 31, 2023 and to implement the UTPR into domestic law for fiscal years beginning on or after December 31, 2024. Subject to the development and implementation of the BEPS proposals, effective tax rates for the Fund’s investments could increase, including by way of higher levels of tax being imposed than is currently the case, possible denial of deductions, increased withholding taxes and/or profits being allocated differently, and penalties could be due. This could adversely affect Shareholder returns. The implementation of BEPS and BEPS 2.0 in relevant jurisdictions is complex and likely to remain uncertain for a number of years.

State and Local Taxation
In addition to the U.S. federal income tax consequences described above, it is expected that U.S. state and local taxes could apply to the Fund. No attempt is made herein to provide an in-depth discussion of such state or local tax consequences. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.

ITEM 1A.   Risk Factors
Investing in our Shares involves a number of significant risks. The following information is a discussion of material risk factors associated with an investment in our Shares specifically, as well as those factors generally associated with an investment in a company with an investment objective, investment policies, or capital structure similar to ours. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Shares could decline, and you may lose all or part of your investment.
Risks Relating to Our Business and Structure
We have a limited operating history.
We are a closed-end management investment company organized as a Delaware statutory trust that intends to elect to be regulated as a BDC under the 1940 Act. We have a limited operating history. As a result, prospective investors have a limited track record or history on which to base their investment decision. We are subject to the business risks and uncertainties associated with newly formed businesses, including the risk that we will not achieve our investment objective and the value of a Shareholder’s investment could decline substantially or become worthless. Further, the Adviser has not previously offered a privately offered BDC. While we believe that the past professional experiences of the Adviser’s investment team, including investment and financial experience of the Adviser’s senior management, will increase the likelihood that the Adviser will be able to manage us successfully, there can be no assurance that this will be the case.
Our Board of Trustees may change our operating policies and strategies without prior notice or Shareholder approval, the effects of which may be adverse to our results of operations and financial condition.
Our Board of Trustees has the general authority to modify or waive our current operating policies, investment criteria and strategies without prior notice, which authority may be exercised without prior notice and without Shareholder approval unless otherwise required by applicable law. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our Shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we have significant flexibility in investing the net proceeds from our continuous offering and may use the net proceeds from our continuous offering in ways with which investors may not agree or for purposes other than those contemplated in this Registration Statement.
Our Board of Trustees may amend our Declaration of Trust without prior Shareholder approval.
So long as an amendment to our Declaration of Trust does not materially alter or change the powers, preferences, or special rights of our Shares so as to affect them adversely, our Board of Trustees may, without Shareholder vote, subject to applicable federal and state law and certain exceptions, amend or otherwise supplement our Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to classify the Board of Trustees, to impose advance notice bylaw provisions for trustee nominations or for Shareholder proposals, to require super-majority approval of transactions with significant Shareholders or other provisions that may be characterized as anti-takeover in nature.
The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect the debt and equity capital markets, which may have a negative impact on our business and operations.
From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, write-offs, the re-pricing of credit risk, the failure of financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not occur or worsen in the future, including as a result of the Russia-Ukraine war and more recently the Israel-Hamas war, health epidemics and pandemics, rising interest rates or renewed inflationary pressure.
Volatility and dislocation in the capital markets can create a challenging environment in which to raise or access equity or debt capital. Such conditions could make it difficult to extend the maturity of or refinance any future indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may continue to be at a higher cost, including as a result of the current interest rate environment, and on unfavorable terms and conditions. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make commitments to our portfolio companies.
Significant disruption or volatility in the capital markets may also have a negative effect on the valuations of our future investments. While most of our investments are not expected to be publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). Significant disruption or volatility in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.
We are exposed to risks associated with changes in interest rates, including the current interest rate environment.
General interest rate fluctuations may have a substantial negative impact on our future investments and our future investment returns and, accordingly, may have a material adverse effect on our investment objective and our net investment income.
In an effort to combat inflation, the U.S. Federal Reserve (“Federal Reserve”) increased the federal funds rate in 2023. Although the Federal Reserve recently cut the benchmark rates in the fourth quarter of 2024, there can be no assurance that the Federal Reserve will continue cutting the benchmark rates or will not make upward adjustments to the federal funds rate in the future. Because we may borrow money and may issue debt securities or preferred shares to make investments, our net investment income may be dependent upon the difference between the rate at which we borrow funds or pay interest or distributions on such debt securities or preferred shares and the rate at which we invest these funds. If interest rates rise again, our interest income will increase if the majority of our portfolio bears interest at variable rates while our cost of funds will also increase, which could result in an increase to our net investment income. Conversely, if interest rates continue to decrease, we may earn less interest income from investments and our cost of funds will also decrease, to a lesser extent, resulting in lower net investment income. From time to time, we may also enter into certain hedging transactions to mitigate our exposure to changes in interest rates. However, we cannot assure you that such transactions will be successful in mitigating our exposure to interest rate risk. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
High interest rates may also increase the cost of debt for the underlying portfolio companies that we may invest in, which could adversely impact their financial performance and ability to meet ongoing obligations to us. Also, high interest rates available to investors could make an investment in our Shares less attractive if we are not able to pay distributions at a level that provides a similar return, which could reduce the value of our Shares.
A failure on our part to maintain our status as a BDC may significantly reduce our operating flexibility.
We will elect to be regulated as a BDC under the 1940 Act. If we fail to maintain our status as a BDC, we might be regulated as a closed-end investment company that is required to register under the 1940 Act, which would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under our outstanding indebtedness, which could have a material adverse effect on our business, financial condition or results of operations.
We are dependent upon certain key personnel of Ares for our future success and upon their access to other Ares investment professionals.
We depend on the diligence, skill, judgment, network of business contacts and personal reputations of certain key personnel of the Ares Real Assets Group and the Ares infrastructure opportunities team, and our future success depends on their continued service. We also depend, to a significant extent, on access to the investment professionals of other groups within Ares, the information and deal flow generated by Ares’ investment professionals in the course of their investment and portfolio management activities, as well as the support of senior business operations professionals of Ares.
The departure or misconduct of any of these individuals, or of a significant number of the investment professionals or partners of Ares, could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure you that Ares Capital Management II will remain our Adviser or that we will continue to have access to Ares’ investment professionals or its information and deal flow. Further, there can be no assurance that Ares Core Infrastructure Fund will replicate Ares’ historical success, including that of Ares Capital Corporation and Ares Strategic Income Fund, and we caution you that our investment returns could be substantially lower than the returns achieved by other Ares funds.
Our financial condition and results of operations depend on our ability to manage future growth effectively.
Our ability to achieve our investment objective depends on our ability to acquire suitable investments and monitor and administer those investments, which depends, in turn, on the Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria.
Accomplishing this result on a cost-effective basis is largely a function of the structuring of our investment process and the ability of the Adviser to provide competent, attentive and efficient services to us. Our executive officers and the members of the Investment Committee have substantial responsibilities in connection with their roles at Ares and with other Ares funds as well as responsibilities under the Investment Advisory Agreement. They may also be called upon to provide significant managerial assistance to our portfolio companies. These demands on their time, which will increase as the number of investments grow, may distract them or slow the rate of investment. In order for us to grow, Ares will need to hire, train, supervise, manage and retain new employees. However, we cannot assure you that Ares will be able to do so effectively. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.
Our ability to grow depends on our ability to raise capital.
We will need to periodically access the capital markets to raise cash to fund new investments in excess of our repayments, and we may also need to access the capital markets to refinance any future debt obligations to the extent such maturing obligations are not repaid with availability under our revolving credit facilities or cash flows from operations. We intend to borrow from financial institutions and issue additional securities to fund our growth. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets may limit our ability to refinance our debt obligations as they come due and/or to fully execute our business strategy and could limit our ability to grow or cause us to have to shrink the size of our business, which could decrease our earnings, if any. See “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect the debt and equity capital markets, which may have a negative impact on our business and operations.”
In addition, following the BDC Election we expect to be allowed to borrow amounts or issue debt securities or preferred stock, which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 200% (or 150% if certain requirements under the 1940 Act are met) immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). Such requirement, in certain circumstances, may restrict our ability to borrow or issue debt securities or preferred shares. The amount of leverage that we employ will depend on the Adviser’s and our Board of Trustees’ assessments of market and other factors at the time of any proposed borrowing or issuance of senior securities. We cannot assure you that we will be able to obtain lines of credit or issue senior securities at all or on terms acceptable to us.
Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.
We may issue senior securities or borrow money from banks or other financial institutions, up to the maximum amount permitted by the 1940 Act. Once we are regulated as a BDC, we will be permitted to incur indebtedness or issue senior securities only in amounts such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 200% (or 150% if certain requirements under the 1940 Act are met) after each such incurrence or issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). If the value of our assets declines, we may be unable to satisfy this test, which may prohibit us from making distributions or repurchasing our Shares. In addition, our inability to satisfy this test could cause an event of default under any future indebtedness. If we cannot satisfy this test, we may be required to sell a portion of our investments at a time when such sales may be disadvantageous and, depending on the nature of our leverage, repay a portion of our indebtedness. Accordingly, any failure to satisfy this test could have a material adverse effect on our business, financial condition or results of operations. Also, to generate cash for funding new investments, we may in the future seek to issue additional debt or to securitize certain of our loans. The 1940 Act may impose restrictions on the structure of any such securitization.
We will be subject to limited restrictions with respect to the proportion of our assets that may be invested in a single issuer.
We intend to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that we will not be limited by the 1940 Act with respect to the proportion of our assets that we may invest in a single issuer. We intend to target investments in Infrastructure Assets; therefore, our investments may be focused on relatively few industries. To the extent that we will hold large positions in a small number of issuers, or within a particular industry, our NAV may be subject to greater fluctuation. We may also be more susceptible to any single economic or regulatory occurrence or a downturn in particular industry.
The requirement that we invest a sufficient portion of our assets in Qualifying Assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in Qualifying Assets could result in our failure to maintain our status as a BDC.
Following the BDC Election, in accordance with the 1940 Act, the Fund may not acquire any asset other than Qualifying Assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are Qualifying Assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not Qualifying Assets. Conversely, if we fail to invest a sufficient portion of our assets in Qualifying Assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies in the future, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.
We may borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.
Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. We may in the future borrow from or issue senior securities to banks, insurance companies, funds, institutional investors and other lenders and investors. Lenders and holders of such senior securities may have fixed dollar claims on our consolidated assets that will be superior to the claims of our Shareholders or any preferred shareholders. If the value of our consolidated assets increases, then leveraging would cause the NAV per Share of our Shares to increase more sharply than it would have had we not incurred leverage.
Conversely, if the value of our consolidated assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not incurred leverage. Similarly, any increase in our consolidated income in excess of consolidated interest payable on the borrowed funds would cause our net income to increase more than it would had we not incurred leverage, while any decrease in our consolidated income would cause net income to decline more sharply than it would have had we not incurred leverage. Such a decline could negatively affect our ability to make distributions or repurchase our Shares. There can be no assurance that a leveraging strategy will be successful.
Our ability to service our debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that we employ at any particular time will depend on the Adviser’s and our Board of Trustees’ assessments of market and other factors at the time of any proposed borrowing and is subject to our compliance with our asset coverage requirement following any such borrowing.
Any debt facilities under which we may borrow may impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments, make distributions or repurchase our Shares.
Because our initial Shareholders have approved a proposal that, upon the BDC Election, allows us to reduce our asset coverage ratio to 150%, we expect to be subject to a 150% asset coverage ratio.
In accordance with the 1940 Act, a BDC is allowed to borrow amounts such that its asset coverage, calculated pursuant to the 1940 Act, is at least 150% after such borrowing if certain requirements, including obtaining certain approvals, are met. The reduced asset coverage requirement permits a BDC to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by it. Because our initial Shareholders have approved a proposal that, upon the BDC Election, allows us to reduce our asset coverage ratio to 150%, we expect to be subject to a 150% asset coverage ratio.
Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we may use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the NAV attributable to our Shares to increase more sharply than it would had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions or pay distributions on our Shares, make scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique. See “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — We may borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.”
In addition to regulatory requirements that restrict our ability to raise capital, future credit facilities may contain various covenants that, if not complied with, could accelerate repayment under such credit facilities, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
Future agreements governing any credit facilities may require us to comply with certain financial and operational covenants. These covenants may include, among other things:
•
restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;

•
restrictions on our ability to incur liens; and

•
maintenance of a minimum level of Shareholders’ equity.

Compliance with these covenants depends on many factors, some of which are beyond our control. For example, depending on the condition of the public debt and equity markets and pricing levels, unrealized depreciation in our portfolio may increase in the future. Any such increase could result in our inability to comply with an obligation to restrict the level of indebtedness that we are able to incur in relation to the value of our assets or to maintain a minimum level of Shareholders’ equity.
Accordingly, there are no assurances that we will be able to comply with the covenants in any credit facilities we enter into. Failure to comply with these covenants could result in a default under such credit facilities, that, if we were unable to obtain a waiver from the lenders or holders of such indebtedness, as applicable, such lenders or holders could accelerate repayment under such indebtedness and thereby have a material adverse impact on our business, financial condition and results of operations.
We operate in a highly competitive market for investment opportunities.
A number of entities will compete with us to make the types of investments that we plan to make in Infrastructure Assets. We compete with other BDCs, public and private funds, commercial and investment banks, commercial financing companies, insurance companies, hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we do. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us once we are regulated as a BDC. In addition, new competitors frequently enter the financing markets in which we operate. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to pursue attractive investment opportunities from time to time.
We do not seek to compete primarily based on the interest rates we offer and we believe that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we offer. Rather, we compete with our competitors based on our existing investment platform, seasoned investment professionals, experience and focus on Infrastructure Assets, disciplined investment philosophy, extensive industry focus and flexible transaction structuring. For a more detailed discussion of these competitive advantages, see “Item 1. Business — Competitive Strengths.”
We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. The loss of such investment opportunities may limit our ability to grow or cause us to have to shrink the size of our portfolio, which could decrease our earnings. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make investments that are on less favorable terms than what we may have originally anticipated, which may impact our return on these investments.
Our ability to enter into transactions with our affiliates is restricted.
Once we are regulated as a BDC, we will be prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of our Independent Trustees and, in some cases, of the SEC. Among other things, any person that, directly or indirectly, owns, controls or holds with the power to vote 5% or more of our outstanding voting securities will be an affiliate of ours for the purposes of the 1940 Act. We are generally prohibited from buying or selling any securities (other than our securities) from or to an affiliate. The 1940 Act also prohibits us from participating in certain “joint” transactions with certain of our affiliates which could include investments in the same portfolio company (whether at the same or different times), without the prior approval of our Independent Trustees and, in cases where the affiliate is presumed to control us (i.e., they own more than 25% of our voting securities), prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or trustees or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security (other than our securities) from or to any portfolio company of a fund managed by any affiliate of the Adviser, or entering into joint arrangements, such as certain co-investments with these companies or funds, without the prior approval of the SEC, which may limit the scope of investment opportunities that may otherwise be available to us.
We rely on the Co-Investment Exemptive Order that we, our Adviser and certain of its affiliates have been granted by the SEC that allows us to engage in co-investment transactions with other affiliated funds managed by the Adviser, subject to certain terms and conditions. However, while the terms of the Co-Investment Exemptive Order require that we be given the opportunity to participate in certain transactions originated by the Adviser or its affiliates, we ultimately may not participate in those transactions. In addition, based on guidelines approved by our Board of Trustees, we may not see certain transactions originated by the Adviser or its affiliates. This also may limit the scope of investment opportunities that may otherwise be available to us.
There are significant potential conflicts of interest that could impact our investment returns.
Conflicts may arise in allocating and structuring investments, time, services, expenses or resources among the investment activities of Ares funds, Ares, other Ares-affiliated entities and the employees of Ares. Certain of our executive officers and trustees, and members of the Investment Committee, serve or may serve as officers, trustees or principals of other entities, including other Ares funds. These officers and trustees will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our Shareholders’ best interests or may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Members of the Investment Committee may have significant responsibilities for other Ares funds. Similarly, although the professional staff of the Adviser will devote as much time to the management of us as appropriate to enable the Adviser to perform its duties in accordance with the Investment Advisory Agreement, the investment professionals of the Adviser may have conflicts in allocating their time and services among us, on the one hand, and investment vehicles managed by the Adviser or one or more of its affiliates, on the other hand. These activities could be viewed as creating a conflict of interest insofar as the time and effort of the professional staff of the Adviser and its officers and employees will not be devoted exclusively to our business but will instead be allocated between our business and the management of these other investment vehicles.
In addition, certain Ares funds may have investment objectives that compete or overlap with, and may from time to time invest in asset classes similar to those targeted by us. Consequently, we, on the one hand, and these other entities, on the other hand, may from time to time pursue the same or similar capital and investment opportunities. Pursuant to its investment allocation policy, Ares (including the Adviser and its affiliates) endeavors to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to us. Nevertheless, it is possible that we may not be given the opportunity to participate in certain investments made by other Ares funds and, if given such opportunity, may not be allowed to participate in such investments without the prior approval of our Independent Trustees and, in some cases, the prior approval of the SEC. In addition, there may be conflicts in the allocation of investments among us and the other Ares funds or one or more of our controlled affiliates or among the funds they manage, including investments made pursuant to the Co-Investment Exemptive Order. Further, such other Ares funds may hold positions in portfolio companies in which we have also invested. Such investments may raise potential conflicts of interest between us and such other Ares funds, particularly if we and such other Ares funds invest in different classes or types of securities or investments of the same underlying portfolio company. In that regard, actions may be taken by another Ares fund that are adverse to our interests, including, but not limited to, during a restructuring, bankruptcy or other insolvency proceeding or similar matter occurring at the underlying portfolio company.
We may from time to time, and subject to requirements under the 1940 Act, offer to sell assets to vehicles managed by one or more of our affiliates or we may purchase assets from vehicles managed by one or more of our affiliates. In addition, vehicles managed by one or more of our affiliates may offer assets to or may purchase assets from one another. While assets may be sold or purchased at prices that are consistent with those that could be obtained from third parties in the marketplace, and although these types of transactions generally require approval of one or more independent parties, there may be an inherent conflict of interest in such transactions between us and funds managed by one of our affiliates (including the Adviser). In addition, subject to the limitations of the 1940 Act, we may invest in loans, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Ares funds.
We will pay a management fee and an incentive fee to the Adviser, and may reimburse the Adviser for certain expenses it incurs. In addition, the Adviser has agreed to waive its right to receive the management fee for the period prior to the BDC Election. The Adviser may, at its option, extend this waiver until the Fund’s first monthly closing as a BDC. Ares, from time to time, incurs fees, costs, and expenses on behalf of more than one fund. To the extent such fees, costs, and expenses are incurred for the account or benefit of more than one fund, each such fund will typically bear an allocable portion of any such fees, costs, and expenses in proportion to the size of its investment in the activity or entity to which such expense relates (subject to the terms of each fund’s governing documents) or in such other manner as Ares considers fair and equitable under the circumstances such as the relative fund size or capital available to be invested by such funds. Where a fund’s governing documents do not permit the payment of a particular expense, Ares will generally pay such fund’s allocable portion of such expense.
The Adviser’s management fee is based on a percentage of our net assets and, consequently, the Adviser may have conflicts of interest in connection with decisions that could affect our net assets, such as decisions as to whether to incur indebtedness, or to make future investments. Following the BDC Election, we may borrow amounts such that our asset coverage, as calculated pursuant to the 1940 Act, equals at least 200% (or 150% if certain requirements under the 1940 Act are met) after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us).
Accordingly, the Adviser may have conflicts of interest in connection with decisions to use increased leverage permitted under our asset coverage requirement applicable to senior securities, as the incurrence of such additional indebtedness would result in an increase in the management fee payable to the Adviser and may also result in an increase in the incentive fee payable to the Adviser.
The incentive fee payable by us to the Adviser that relates to our pre-incentive fee net investment income will be computed and paid on income that may include interest that is accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of such fee will become uncollectible. The Adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never actually receive.
Our Investment Advisory Agreement renews for successive annual periods if approved by our Board of Trustees or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our Independent Trustees. However, both we and the Adviser have the right to terminate the agreement without penalty upon 60 days’ written notice to the other party. In addition, if we elect to continue operations following termination of the Investment Advisory Agreement by the Adviser, the Adviser will pay all expenses incurred as a result of its withdrawal. Moreover, conflicts of interest may arise if the Adviser seeks to change the terms of our Investment Advisory Agreement, including, for example, the terms for compensation to the Adviser. While, following the BDC Election, any material change to the Investment Advisory Agreement must be submitted to Shareholders for approval under the 1940 Act, we may from time to time decide it is appropriate to seek Shareholder approval to change the terms of the agreement.
We entered into the Administration Agreement with our Administrator, Ares Operations LLC, a subsidiary of Ares, pursuant to which our Administrator will furnish us with administrative services. Payments under the Administration Agreement will be equal to an amount based upon our allocable portion of our Administrator’s overhead and other expenses (including travel expenses) incurred by our Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the compensation, rent and other expenses of certain of our officers and their respective staffs, but not investment professionals.
Our Administrator will have the right to resign under the Administration Agreement upon 60 days’ written notice, whether a replacement has been found or not. If our Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition are likely to be adversely affected and the value of our Shares may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.
We have entered into the Expense Support and Conditional Reimbursement Agreement. Our repayment of amounts reimbursed or waived by the Adviser or its affiliates, pursuant to the Expense Support and Conditional Reimbursement Agreement, will immediately reduce our NAV at the time we make such reimbursement payment and may reduce future distributions to which Shareholders may otherwise be entitled. The Adviser has agreed to advance a portion of the Fund’s organizational and initial offering expenses. The indirect impact of any expenses advanced by our Adviser may prevent or reduce a decline in NAV, by mitigating the effects of certain expenses.
We are unable to predict when we, and ultimately our Shareholders, will repay expenses advanced by the Adviser because repayment under the Expense Support and Conditional Reimbursement Agreement is conditioned upon the occurrence of certain events, and the Adviser can waive reimbursement of expenses in any applicable month.
As a result of the arrangements described above, there may be times when the management team of Ares (including those members of management focused primarily on managing us) has interests that differ from those of our Shareholders, giving rise to a conflict. Additionally, the members of management focused on managing us will also manage other Ares funds, and, consequently, will need to devote significant attention and time to managing other Ares funds, in addition to us.
Our Shareholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual Shareholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of dispositions of our investments. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including with respect to the nature or structuring of our investments, that may be more beneficial for one Shareholder than for another Shareholder, especially with respect to Shareholders’ individual tax situations. In selecting and structuring investments appropriate for us, the Adviser will consider our investment and tax objectives and our Shareholders, as a whole, not the investment, tax or other objectives of any Shareholder individually.
Any sub-administrator that the Administrator engages to assist the Administrator in fulfilling its responsibilities could resign from its role as sub-administrator, and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.
Our Administrator has, and will continue to have the right under the Administration Agreement, to enter into one or more sub-administration agreements with other administrators (each a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities under the Administration Agreement. If any such Sub-Administrator resigns, it may be difficult to find a new Sub-Administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition are likely to be adversely affected and the value of our Shares may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.
We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income.
For U.S. federal income tax purposes, we may be required to include in income certain amounts that we have not yet received in cash, such as OID, which may arise, for example, if we receive warrants in connection with the making of a loan, or PIK interest representing contractual interest added to the loan principal balance and due at the end of the loan term. Such OID or PIK interest is included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash, including, for example, amounts attributable to hedging and foreign currency transactions.
The lack of liquidity in our investments may adversely affect our business.
As we will generally make investments in private companies, substantially all of these investments are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we could realize significantly less than the value at which we have recorded our investments or could be unable to dispose of our investments in a timely manner. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or an affiliated manager of Ares has material non-public information regarding such portfolio company. Furthermore, the lack of liquidity of our investments can also make it difficult to determine the fair value of our investments for the purposes of calculating our NAV.
Our financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.
Our investment portfolio includes investments that may be significant individually or in the aggregate. If a significant investment in one or more companies fails to perform as expected, such a failure could have a material adverse effect on our business, financial condition and operating results, and the magnitude of such effect could be more significant than if we had further diversified our portfolio.
We are subject to risks related to ESG matters.
Ares maintains a responsible investment policy (the “Responsible Investment Policy”) which it and the Adviser seek to integrate as applicable across its investment process, in accordance with and subject to the Adviser’s fiduciary duties and any applicable legal, regulatory or contractual requirements. Depending on the investment, ESG factors, such as climate, greenhouse gas (“GHG”) emissions, worker health and safety, environmental compliance, and bribery and corruption, could have a material effect on the return and risk profile of the investment. The act of selecting and evaluating material ESG factors is subjective by nature, and the Adviser may be subject to competing demands from different investors and other stakeholder groups with divergent views on ESG matters, including the role of ESG factors in the investment process, and there is no guarantee that the criteria utilized or judgment exercised by the Adviser or a third-party ESG advisor will reflect the beliefs or values, internal policies or preferred practices of any particular Shareholder or other asset managers or reflect market trends.
Moreover, in recent years anti-ESG sentiment also has gained momentum across the U.S., with several states and Congress having proposed or enacted “anti-ESG” policies, legislation or initiatives or issued related legal opinions. Additionally, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives and associations, including organizations advancing action to address climate change or climate-related risk. Such anti-ESG related policies, legislation, initiatives, legal opinions and scrutiny could expose Ares to additional compliance obligations, the risk of investigations or enforcement actions, result in reputational harm, require certain investors to divest or discourage certain investors from investing in Ares funds.
Although the Adviser views the consideration of ESG factors to be an opportunity to potentially enhance or protect the performance of its investments over the long-term, the Adviser cannot guarantee that its ESG program, which depends in part on qualitative judgments, will positively impact the performance of any individual investment or the Fund as a whole.
The materiality of ESG factors on an individual asset or issuer and on a portfolio as a whole depends on many factors, including the relevant industry, location, asset class and investment style. ESG factors, issues, and considerations do not apply in every instance or with respect to each investment held, or proposed to be made, by the Fund, and will vary greatly based on numerous criteria, including, but not limited to, location, industry, investment strategy, and issuer-specific and investment-specific characteristics. In evaluating a prospective investment, the Adviser may depend upon information and data provided by the entity or obtained via third-party reporting or advisors, which could be incomplete or inaccurate and could cause the Adviser to incorrectly identify, prioritize, assess or analyze the entity’s ESG practices and/or related risks and opportunities. The Adviser does not intend to independently verify certain of the ESG information provided by investments of the Fund, and may decide in its discretion not to utilize, report on, or consider certain information provided by such investments.
In addition, the Responsible Investment Policy, including associated procedures and practices, is expected to change over time. It is also possible that market dynamics or other factors will make it impractical, inadvisable, or impossible for the Adviser to adhere to all elements of the Fund’s investment strategy, including with respect to ESG risk management, whether with respect to one or more individual investments or the Fund’s portfolio generally. Further, ESG integration and responsible investing practices as a whole are evolving rapidly and there are different principles, frameworks, methodologies, and tracking tools being implemented by asset managers, and Ares’ adoption of and adherence to such principles, frameworks, methodologies, and tools may vary over time. For example, the Responsible Investment Policy does not represent a universally recognized standard for assessing ESG considerations. Any ESG-related initiatives to which Ares is or becomes a signatory, member, or supporter may not align with the approach used by other asset managers (or preferred by prospective investors) or with future market trends. There is no guarantee that Ares will remain a signatory, supporter, or member of or continue to report at the intended cadence or at all under or in alignment with such initiatives or other similar industry frameworks.
We may be impacted by regulation and enforcement with respect to asset managers’ sustainability and ESG disclosures.
There is also growing regulatory interest, particularly in the U.S., UK, and EU (which may be looked to as models in growth markets), in improving transparency around how asset managers identify and manage financially material ESG risks and adverse impacts as well as how they define and measure ESG performance, in order to allow investors to validate and better understand and validate sustainability-related claims. Compliance with regulations concerning asset managers’ sustainability and ESG disclosures, including those set forth below, result in management burdens and costs because of, for example, the need to obtain advice from third-party advisors; implement specific governance, risk management systems, and internal controls; and collect information from and about investments. Further, changes to existing regulations, enactment of new regulations, and changes to enforcement patterns could subject the Adviser’s ESG practices, the Adviser or the Fund to additional compliance burdens, costs, and/or enforcement risks, or impact the Fund’s ability to deliver on its investment strategy. The Adviser cannot guarantee that its current approach or the Fund’s investments will meet future regulatory requirements or predict the manner in which any such future requirements (including any enforcement with respect thereto) could affect the Fund or its investments, including with respect to future administrative burdens and costs. There could also be an increase in related enforcement through efforts such as those of the SEC’s Climate and ESG Enforcement Task Force, established in March 2021. The European Union has established frameworks for disclosure and reporting on sustainability-related matters, including Regulation (EU) 2020/852 (the “Taxonomy Regulation”), which contains a classification system that establishes a list of environmentally sustainable economic activities and sets out four overarching conditions that an economic activity has to meet in order to qualify as environmentally sustainable. The Taxonomy Regulation, amongst other things, introduces mandatory disclosure and reporting requirements and supplements the framework set out in Regulation (EU) 2019/2088 (the “SFDR”), which requires disclosures in relation to whether and, if so, how sustainability risks and adverse impacts on sustainability factors are taken into account in the investment process. While in force, each of the Taxonomy Regulation and the SFDR remains subject to change and, as a result, the Fund may be obliged to update existing disclosures provided to investors and/or regulators.
The Fund currently discloses under Article 6 of Regulation (EU) 2019/2088. This may change in the future in circumstances where the Adviser determines that such change is necessary, taking into account applicable fiduciary or other duties and legal, regulatory, and contractual requirements, and will be updated in accordance with applicable sectoral legislation. Investors should refer to the most up-to-date regulatory disclosures for the Fund provided pursuant to Regulation (EU) 2019/2088.

Ares, the Adviser, the Fund, and/or the Fund’s portfolio companies may be subject to disclosure laws and regulations related to a range of sustainability matters, including, but not limited to, GHG emissions; climate change risks; diversity, equity and inclusion; and human rights matters (collectively, “Sustainability Disclosure Laws”). For example, in March 2024, the SEC adopted final rules intended to enhance and standardize climate-related disclosures by public companies and in public offerings; these rules are stayed pending the outcome of consolidated legal challenges in the Eighth Circuit Court of Appeals. In the Fall of 2023, California passed the Climate Corporate Data Accountability Act (SB-253) and Climate-Related Financial Risk Act (SB-261), which will impose broad climate-related disclosure obligations on U.S.-organized entities that meet certain revenue thresholds and do business in California. In Europe, the Corporate Sustainability Reporting Directive introduces wide-ranging and detailed obligations for European and non-European undertakings to make disclosures in accordance with the European Sustainability Reporting Standards on impacts, risks, and opportunities on a “double materiality” basis. In addition to assessing the financial materiality of a sustainability matter, sustainability matters that pertain to the undertaking’s actual or potential, positive or negative impacts on people or the environment over the short-, medium-, or long-term must be disclosed. Impacts may include those connected with the entity’s own operations and upstream and downstream value chain, including through its products and services, as well as through its business relationships. Other jurisdictions have also enacted or are considering enacting mandatory climate and sustainability reporting laws (in many cases based on the recommendations of the Task Force on Climate-related Financial Disclosures or the standards published by the International Sustainability Standards Board), as well as laws requiring reporting of information on other ESG topics, such as human capital. Compliance with Sustainability Disclosure Laws may require the implementation of or changes to systems and procedures for the collection and processing of relevant data and related internal and external controls, changes to management and/or operational obligations, and dedication of substantial time and financial resources. The compliance burden and related costs may increase over time. Failure to comply with applicable Sustainability Disclosure Laws may lead to investigations and audits, fines, other enforcement action or liabilities, or reputational damage.
Ares, the Adviser, the Fund, and/or the Fund’s portfolio companies may be subject to laws and regulations requiring due diligence processes and internal compliance systems in relation to a range of human rights and environmental matters (collectively, “Sustainability Due Diligence Laws”). Compliance with Sustainability Due Diligence Laws may require the development or update of internal compliance and enterprise risk management policies and related procedures; assigning board and/or management oversight as well as day-to-day operational responsibility for in-scope human rights and environmental matters; implementation of periodic compliance risk assessments; updates to contractual frameworks and agreements; the development of preventative and/or corrective action plans; changes to purchasing, design, and distribution practices, where relevant; and the development or update of notification mechanisms and complaints procedures. The compliance burden and related costs may increase over time. Failure to comply with applicable Sustainability Due Diligence Laws may lead to investigations and audits, fines, exclusion from public procurement, other enforcement action or liabilities, including civil liability or liability from third-party claims, and reputational damage.
The effect of global climate change may impact the operations of our portfolio companies.
Climate change is widely considered to be a significant threat to the global economy. Our business operations and our portfolio companies may face risks associated with climate change. Infrastructure Assets in particular may face risks associated with climate change, including risks related to the impact of climate-related legislation and regulation (both domestically and internationally), risks related to climate-related business trends, and risks stemming from the physical impacts of climate change, such as the increasing frequency or severity of extreme weather events and rising sea levels and temperatures. Further, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition through, for example, decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

Additionally, the Paris Agreement and other regulatory and voluntary initiatives launched by international, federal, state, and regional policymakers and regulatory authorities as well as private actors seeking to reduce GHG emissions may expose Infrastructure Assets to so-called “transition risks” in addition to physical risks, such as: (i) political and policy risks (e.g., changing regulatory incentives and legal requirements, including with respect to GHG emissions, that could result in increased costs or changes in business operations), (ii) regulatory and litigation risks (e.g., changing legal requirements that could result in increased permitting, tax and compliance costs, changes in business operations, or the discontinuance of certain operations, and litigation seeking monetary or injunctive relief related to impacts related to climate change), (iii) technology and market risks (e.g., declining market for Infrastructure Assets, products and services seen as GHG intensive or less effective than alternatives in reducing GHG emissions) and (iv) reputational risks (e.g., risks tied to changing investor, customer or community perceptions of an Infrastructure Asset’s relative contribution to GHG emissions). We cannot rule out the possibility that climate risks, including changes in weather and climate patterns, could result in unanticipated delays or expenses and, under certain circumstances, could prevent completion of investment activities or the effective management of Infrastructure Assets once undertaken, any of which could have a material adverse effect on our portfolio companies.
We, our executive officers, trustees, and the Adviser, its affiliates and/or any of their respective principals and employees could be the target of litigation or regulatory investigations.
We, as well as the Adviser and its affiliates, participate in a highly regulated industry and are each subject to regulatory examinations in the ordinary course of business. There can be no assurance that we, our executive officers, trustees, and the Adviser, its affiliates and/or any of their respective principals and employees will avoid regulatory investigation and possible enforcement actions stemming therefrom. The Adviser is a registered investment adviser and, as such, is subject to the provisions of the Advisers Act. We and the Adviser are each, from time to time, subject to formal and informal examinations, investigations, inquiries, audits and reviews from numerous regulatory authorities both in response to issues and questions raised in such examinations or investigations and in connection with the changing priorities of the applicable regulatory authorities across the market in general.
We, our executive officers, trustees, and the Adviser, its affiliates and/or any of their respective principals and employees could also be named as defendants in, or otherwise become involved in, litigation. Litigation and regulatory actions can be time-consuming and expensive and can lead to unexpected losses, which expenses and losses are often subject to indemnification by us. Legal proceedings could continue without resolution for long periods of time and their outcomes, which could materially and adversely affect our value or the ability of the Adviser to manage us, are often impossible to anticipate. The Adviser would likely be required to expend significant resources responding to any litigation or regulatory action related to it, and these actions could be a distraction to the activities of the Adviser.
Our investment activities are subject to the normal risks of becoming involved in litigation by third parties. These risks would be somewhat greater if we were to exercise control or significant influence over a portfolio company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent willful misfeasance, bad faith, or gross negligence in the performance of duties, or by reason of their reckless disregard, or, in the case of the Adviser and its controlling persons, negligence or misconduct, of their obligations and duties under the Investment Advisory Agreement, on the part of the Adviser and its members and their respective officers, managers, partners, agents, employees, or controlling persons and members and any other persons affiliated with the Adviser, be borne by us and would reduce our net assets. The Adviser and others are indemnified by us in connection with such litigation, subject to certain conditions.
Changes in laws or regulations governing our operations or the operations of our portfolio companies, changes in the interpretation thereof or enacted laws or regulations could require changes to certain business practices of us or such portfolio companies, negatively impact the operations, cash flows or financial condition of us or such portfolio companies, impose additional costs on us or such portfolio companies or otherwise adversely affect our business or the business of such portfolio companies.
We and our portfolio companies are subject to regulation by laws and regulations at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, may be changed from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or enacted laws or regulations could require changes to certain business practices of us or our portfolio companies, negatively impact the operations, cash flows or financial condition of us or such portfolio companies, impose additional costs on us or our portfolio companies or otherwise adversely affect our business or the business of such portfolio companies. Over the past several years, there also has been increasing regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector may be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank lending could be materially adverse to our business, financial conditions and results of operations.
Regulators are also increasing scrutiny and considering regulation of the use of artificial intelligence technologies. We cannot predict what, if any, actions may be taken or the impact such actions may have on our business and results of operations.
Additionally, legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by legislators and by the Internal Revenue Service and the U.S. Treasury Department. We cannot predict how future tax proposals and changes in U.S tax laws, rates, regulations or other guidance issued under existing tax laws, might affect us, our business, our Shareholders, or our portfolio companies in the long-term. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our business or the business of our portfolio companies or could have other adverse consequences. Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.
The Adviser’s liability is limited under the Investment Advisory Agreement, and we are required to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.
The Adviser has not assumed any responsibility to us other than to render the services described in the Investment Advisory Agreement, and it will not be responsible for any action of our Board of Trustees in declining to follow the Adviser’s advice or recommendations. Pursuant to the Investment Advisory Agreement, the Adviser and its members and their respective officers, managers, partners, agents, employees, controlling persons and members and any other persons affiliated with it will not be liable to us for their acts under the Investment Advisory Agreement, absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. We have agreed to indemnify, defend and protect the Adviser and its members and their respective officers, managers, partners, agents, employees, controlling persons and members and any other persons or entities affiliated with it with respect to all damages, liabilities, costs and expenses arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser for us, and not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “Item 1A. Risk Factors — Risks Relating to Our Investments — The Adviser’s fee structure may induce it to make certain investments on our behalf, including speculative investments.”
We may be obligated to pay the Adviser certain fees even if we incur a loss.
The Adviser is entitled to an incentive fee for each fiscal quarter in an amount equal to a percentage of the excess of our pre-incentive fee net investment income for that quarter (before deducting any incentive fee and certain other items) above a threshold return for that quarter. Our pre-incentive fee net investment income for incentive fee purposes excludes realized and unrealized capital losses or depreciation and income taxes related to realized gains that we may incur in the fiscal quarter, even if such capital losses or depreciation and income taxes related to realized gains result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay the Adviser the incentive fee for a fiscal quarter even if there is a decline in the value of our portfolio or the NAV of our Shares, including a decline in the NAV of our

Shares resulting from our payment of fees and expenses, including any reimbursement of expenses advanced by the Adviser, or we incur a net loss for that quarter.
If a portfolio company defaults on a loan that is structured to provide interest, it is possible that accrued and unpaid interest previously used in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never receive.
As a public company, upon the effectiveness of this Registration Statement, we will be subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.
As a public company, upon the effectiveness of this Registration Statement, we will be subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act after we have been subject to the reporting requirements of the 1934 Act for a specified period of time. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a relatively new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of how long our evaluation, testing and remediation actions will take to complete or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.
Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until there is a public market for our Shares, which is not expected to occur.
We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Shares less attractive to investors.
We are and we will remain an “emerging growth company” as defined in the JOBS Act for up to five years, or until the earlier of (a) the last day of the fiscal year (i) in which we have total annual gross revenue of at least $1.235 billion, or (ii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Shares less attractive because we will rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
Compliance with the SEC’s Regulation Best Interest may negatively impact our ability to raise capital in the Private Offering, which would harm our ability to achieve our investment objective.
Brokers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for brokers and natural persons who are associated persons of a broker when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on brokers participating in our offering cannot be determined at this time, but it may negatively impact whether brokers and their associated persons recommend the Private Offering to retail customers. Such brokers and their associated persons may determine that Regulation Best Interest requires such brokers and their associated persons to not recommend us to their customers because doing so may not be in the customers’ best interest, which would negatively impact our ability to raise capital in the Private Offering. If Regulation Best Interest reduces our ability to raise capital in the Private Offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objective and would result in our fixed operating costs representing a larger percentage of our gross income.
No Shareholder approval is required for certain mergers.
Our Board of Trustees may undertake to approve mergers between us and certain other funds or vehicles. Subject to the requirements of the 1940 Act, such mergers will not require Shareholder approval so investors will not be given an opportunity to vote on these matters unless such mergers are reasonably anticipated to result in a material dilution of the NAV per Share of the Fund. These mergers may involve funds managed by affiliates of the Adviser. The Board of Trustees may also convert the form and/or jurisdiction of organization, including to take advantage of laws that are more favorable to maintaining board control in the face of dissident Shareholders.
Our Declaration of Trust provides that state and federal courts in the State of Delaware are the sole and exclusive forum for certain Shareholder litigation matters, which could limit our Shareholders’ ability to obtain a favorable or convenient judicial forum for disputes with us or our trustees and officers.
Our Declaration of Trust provides that, each trustee, each officer, each Shareholder and each person beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act (the “Statutory Trust Act”), (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Statutory Trust Act, this Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the trustees, or of officers or the trustees to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the trustees or the Shareholders, or (D) any provision of the Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Statutory Trust Act, this Declaration of Trust or the Bylaws relating in any way to the Fund or (F) the federal securities laws of the United States, including, without limitation, the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

As a result, our Shareholders’ ability to obtain a favorable or convenient forum for disputes with us or our trustees and officers may be limited. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the Declaration of Trust, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. Notwithstanding the foregoing, the exclusive forum provision in our Declaration of Trust does not apply to any claims brought under U.S. federal securities law, or the rules and regulations thereunder.
We are highly dependent on the information systems of Ares and operational risks including systems failures could significantly disrupt our business, result in losses or limit our growth, which may, in turn, negatively affect the NAV of our Shares and our ability to pay distributions.
Our business is highly dependent on communications and information systems of Ares, the parent of the Adviser and our Administrator. In this Registration Statement we sometimes refer to hardware, software, information, and communications systems maintained by Ares and used by us, the Adviser, and our Administrator as “our” systems. We also face operational risk from transactions and key data not being properly recorded, evaluated or accounted for with respect to our portfolio companies. In addition, we face operational risk from errors made in the execution, confirmation or settlement of transactions. In particular, the Adviser is highly dependent on its ability to process and evaluate, on a daily basis, transactions across markets and geographies in a time-sensitive, efficient and accurate manner. Consequently, we and the Adviser and our Administrator rely heavily on Ares’ financial, accounting and other data processing systems.
In addition, we operate in a business that is highly dependent on information systems and technology. Ares’ and our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining the information systems and technology, which may be partially allocated to or borne by us, may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to the information systems and technology, could have a material adverse effect on our business and results of operations.
Furthermore, a disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications, human resources systems or other services used by us, the Adviser, our Administrator or third parties with whom we conduct business could have a material adverse effect on our ability to continue to operate our businesses without interruption. Although we and Ares have disaster recovery programs in place, these may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for any losses as a result of such a disaster or disruption, if at all.
We and Ares also rely on third-party service providers for certain aspects of our respective businesses, including for certain information systems, technology and administration of our portfolio company investments and compliance matters. Operational risks could increase as vendors increasingly offer mobile and cloud-based software services rather than software services that can be operated within Ares’ own data centers, as certain aspects of the security of such technologies may be complex, unpredictable or beyond our or Ares’ control, and any failure by mobile technology or cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt our operations and result in misappropriation, corruption or loss of confidential, proprietary or personal information. In addition, our counterparties’ information systems, technology or accounts may be the target of cyber-attacks. Any interruption or deterioration in the performance of these third parties or the service providers of our counterparties or failures or vulnerabilities of their respective information systems or technology could impair the quality of our funds’ operations and could impact our reputation, adversely affect our businesses and limit our ability to grow.
Finally, there has been significant evolution and developments in the use of artificial intelligence technologies, such as ChatGPT. We cannot fully determine the impact of such evolving technology to our business at this time.

Risks Relating to Our Investments
Investments in portfolio companies that operate Infrastructure Assets are generally larger, lack liquidity and may be subject to significant regulatory limitations.
Investments in Infrastructure Assets tend to be large due to the general nature and size of such assets. We may invest in infrastructure projects including power generation (such as renewable energy and thermal power plants), renewable natural gas, liquified natural gas, transportation, telecommunications, digital infrastructure (such as data centers, fiber optic cables and cell phone towers), midstream and energy infrastructure, regulated utilities, social infrastructure (such as water treatment and management, waste management and recycling) and environmental services sectors (such as carbon capture and storage, soil and air remediation and climate change mitigation). Infrastructure assets may have unique geographic and market characteristics and may be subject to political, regulatory, and public opinion considerations, which could make them highly illiquid. We may acquire portfolios of assets that are not easily separated into individual asset acquisitions or dispositions. Accordingly, our investments may be quite sizeable. There are limited pools of capital available in the sector that can make sizeable investments and limited numbers of market participants. As a result, the potential exits from these investments may be limited and there can be no assurance that we will be able to realize our investments on favorable terms, in a timely manner or at all. Moreover, the realizable value of a highly illiquid investment may be less than its intrinsic value.
We may acquire portfolio companies in the renewable energy industry, which is subject to risks of a rapidly evolving market.
We may acquire renewable energy businesses and businesses which use renewable energy assets. The market for renewable energy businesses and businesses which use renewable energy assets continues to evolve rapidly. Diverse factors, including the cost-effectiveness, performance and reliability of renewable energy technology, changes in weather and climate and availability of government subsidies and incentives, as well as the potential for unforeseeable disruptive technology and innovations, present potential challenges to portfolio companies with renewable assets. Renewable resources (e.g., wind, solar, hydro, geothermal, etc.) are inherently variable. Variability may arise from site specific factors, daily and seasonal trends, long-term impact of climatic factors, or other changes to the surrounding environment. Variations in renewable resource levels impact the amount of electricity generated, and therefore cash flow generated, by renewable energy portfolio companies. Renewable power generation sources currently benefit from various incentives in the form of feed-in-tariffs, rebates, tax credits, Renewable Portfolio Standard regulations and other incentives. The reduction, elimination or expiration of government subsidies and economic incentives could adversely affect the cash flows and value of a particular portfolio company, the flow of potential portfolio company opportunities and the value of any platform in the sector. In addition, the development and operation of renewable assets may at times be subject to public opposition. For example, with respect to the development and operation of wind projects, public concerns and objections often center around the noise generated by wind turbines and the impact such turbines have on wildlife. While public opposition is usually of greatest concern during the development stage of renewable assets, continued opposition could have an impact on ongoing operations.
We have significant liquidity requirements, and adverse market and economic conditions may adversely affect our sources of liquidity, which could materially and adversely affect our business operations.
We expect that our primary liquidity needs will consist of cash required to meet various obligations, including, without limitation, to:
•
repurchase our Shares in connection with any repurchases or redemptions of Shares or other securities issued by us;

•
grow our businesses, including acquiring portfolio companies and otherwise supporting our portfolio companies;

•
service any debt obligations including the payment of obligations at maturity, on interest payment dates or upon redemption, as well as any contingent liabilities, including from litigation, that may give rise to future cash payments;

•
fund cash operating expenses and contingencies, including for litigation matters; and

•
pay any cash distributions in accordance with our distribution policy for our Shares, if any.

These liquidity requirements may be significant. Our commitments to our portfolio companies may require significant cash outlays over time, and there can be no assurance that we will be able to generate sufficient cash flows from sales of Shares to investors.
Moreover, in light of the nature of our continuous monthly Private Offering in relation to our acquisition strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential acquisition opportunities, if we have difficulty identifying and purchasing suitable portfolio companies on attractive terms, there could be a delay between the time we receive net proceeds from the sale of Shares and the time we use the net proceeds to acquire portfolio companies. We may also from time to time hold cash pending deployment into acquisition opportunities or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive acquisition opportunities. Such cash may be held in an account for the benefit of our Shareholders that may be invested in money market accounts or other similar temporary investments, each of which is subject to management fees.
If we are unable to find suitable acquisition opportunities, such cash may be maintained for longer periods, which would be dilutive to overall portfolio returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay any potential distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into portfolio companies will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely utilize the net proceeds of sales of our Shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.
In the event that our liquidity requirements were to exceed available liquid assets for the reasons specified above or for any other reasons, we may increase our indebtedness or be forced to sell assets.
The operation and maintenance of Infrastructure Assets involve significant capital expenditures and various risks, which may not be under our control.
As a general matter, the operation and maintenance of Infrastructure Assets involve significant capital expenditures and various risks, many of which may not be under the control of the owner/operator, including labor issues, political or local opposition, failure of technology to perform as anticipated, technical obsolescence, increasing fuel prices, structural failures and accidents, environment related issues, counterparty non-performance and the need to comply with the directives of government authorities. Optional or mandatory improvements, upgrades or rehabilitation of infrastructure assets may cause delays or result in closures or other disruptions subjecting a portfolio company to various risks including lower revenues.
Furthermore, we might own portfolio companies that could operate both existing, or “Brownfield,” Infrastructure Assets or businesses and in new, or “Greenfield” Infrastructure Assets or businesses that require significant capital expenditure to complete their development, bring them to fully commissioned and/or cash-flowing status or to otherwise optimize their operational capabilities.
Construction risks typical for “Greenfield” Infrastructure Assets and businesses which our portfolio companies may own and control, include, without limitation, risks of: (i) labor disputes, shortages of material and skilled labor, or work stoppages; (ii) difficulty in obtaining regulatory, environmental or other approvals or permits; (iii) slower than projected construction progress and the unavailability or late delivery of necessary equipment; (iv) less than optimal coordination with public utilities in the relocation of their facilities; (v) adverse weather conditions and unexpected construction conditions; (vi) accidents or the breakdown or failure of construction equipment or processes; (vii) other events discussed below under “Force majeure events may adversely affect our assets” that are beyond the control of the Adviser and us; and (viii) risks associated with holding direct or indirect interests in undeveloped land or underdeveloped real property. These risks could result in substantial unanticipated delays or expenses (which could exceed expected or forecasted budgets) and, under certain circumstances, could prevent completion of construction activities once undertaken, any of which could have an adverse effect on us and on the amount of funds available for distribution to Shareholders. Similar risks apply to the ongoing operations of any properties and other assets or businesses. Infrastructure Assets owned by our portfolio companies might remain in construction phases for a prolonged period and, accordingly, might not be cash generative for a prolonged period. While our intention in respect of any Infrastructure Asset acquired might be for construction works to be contracted to a construction contractor on a fixed-price basis with liquidated damages payable to us where delay is caused that is attributable to the contractor, the related contractual arrangements made by us might not be as effective as intended and/or contractual liabilities on our part could result in unexpected costs or a reduction in our expected revenues. In addition, recourse against the contractor could be subject to liability caps or could be subject to default or insolvency on the part of the contractor.
Other properties and other assets and businesses that our portfolio companies may own might require large capital expenditures, including, but not limited to, in connection with completing, maintaining, developing and/or expanding their existing plant, machinery and facilities, necessary software and other intellectual property assets or securing necessary licenses, approvals and concessions and complying with related requirements of a municipal, state or national government, quasi-government, industry, self-regulatory or other relevant regulatory authority, body or agency (each a “Regulatory Agency”). Such capital expenditures could exceed cash flow from operations and/or the amount of capital that we have earmarked for the relevant portfolio company and the relevant portfolio company might need to secure additional capital through other means and sources, including selling assets or refinancing or restructuring its debt capital, which, if available, could be at higher interest rates and/or otherwise on more onerous terms than any existing debt financing. Sourcing of such capital through additional equity investment from third parties will dilute our interest in the relevant portfolio company and its returns and such dilution might be on the basis of valuations of hard-to-value illiquid assets, which could ultimately result in an over-dilution of our ownership, all of which will have an adverse impact on our financial returns generated by such portfolio company. Any delay or failure by the relevant portfolio company to secure such capital from other sources and to implement the necessary capital expenditures in whole or in part will also have an adverse impact on returns to the extent there is a delay or failure in its ability to achieve fully commissioned and/or cash-flowing status or to otherwise optimize its operational capabilities.
Portfolio companies may experience supply chain disruptions that could adversely impact our business and financial condition.
Equipment and spare parts may become unavailable or difficult to procure on terms consistent with those that a portfolio company has budgeted for. For example, some jurisdictions in which our portfolio companies may operate have experienced supply chain challenges resulting from bottlenecks caused by, among other things, increases in demand and challenges involved with ramping up to meet this demand.
Supply chains could be further disrupted in the future by factors outside of the Adviser’s or our control. This could include (1) a reduction in the supply or availability of the commodities required to produce the parts and components that a portfolio company needs to maintain existing projects and develop new projects from its development pipeline, (2) the potential physical effects of climate change, such as increased frequency and severity of storms, precipitation, floods and other climatic events and their impact on transportation networks and manufacturing centers, and (3) economic sanctions or embargoes, including those relating to human rights concerns in jurisdictions that produce key materials, components or parts.
Any material delays in procuring equipment or significant cost increases of our portfolio companies could adversely impact our business and financial condition.
Changes or innovations in technology could affect the profitability of a portfolio company that relies on existing technology.
We could be exposed to the risk that a change could occur in the way a service or product is delivered to us or a portfolio company or other asset rendering the existing technology obsolete. While the risk could be considered low in the infrastructure sector given the massive fixed costs involved in constructing assets and the fact that many infrastructure technologies are well established, any technology change that occurs over the medium term, including the use of artificial intelligence and data science, could threaten the profitability of portfolio company or our other assets. If such a change were to occur, these assets would have very few alternative uses should they become obsolete.
Our business, results of operations and financial condition may be adversely affected by volatility in commodity prices.
We may be subject to commodity price risk. The operation and cash flows of a portfolio company could depend, in some cases to a significant extent, upon prevailing market prices of commodities, including, for example, commodities such as gas, electricity, steel or concrete. Commodity prices fluctuate depending on a variety of factors beyond the control of the Adviser or us, including, without limitation, weather conditions, foreign and domestic supply and demand, force majeure events, pandemics, changes in laws, governmental regulations, price and availability of alternative commodities, international political conditions and overall economic conditions. In addition, commodity prices are generally expected to rise in inflationary environments, and foreign exchange rates are often affected by countries monetary and fiscal responses to inflationary trends. The actions taken by Russia in the Ukraine starting in February 2022 have also caused volatility in the commodities markets.
Events in the energy markets over the last few years have caused significant dislocations and illiquidity in the equity and debt markets for energy companies and related commodities. To the extent that such events continue (or even worsen), this could have an adverse impact on some of our portfolio companies and could lead to an overall weakening of global economies. Such marketplace events could also restrict our ability to sell or liquidate portfolio companies at favorable times or for favorable prices. In the event of a further market deterioration, the value of our portfolio companies in this sector might not appreciate as projected (if applicable) or could suffer a loss. There can be no assurance as to the duration of any perceived current market dislocation.
Our portfolio companies may rely on third-party managers or operators which may fail to perform their duties adequately.
The management of the business or operations of a portfolio company might be contracted to a third-party manager or operator unaffiliated with the Adviser. The selection of a manager or operator is inherently based on subjective criteria, making the true performance and abilities of a particular manager or operator difficult to assess. Further, there are a limited number of management companies and operators with the expertise necessary to maintain and operate infrastructure and infrastructure-related projects successfully. Although it would be possible to replace any such operator, the failure of such an operator to perform its duties adequately or to act in ways that are in the portfolio company’s best interest, or the breach by an operator of applicable agreements or laws, rules and regulations, could have an adverse effect on the portfolio company’s financial condition or results of operations. A third-party manager could suffer a business failure, become bankrupt, or engage in activities that compete with a portfolio company. These and other risks, including the deterioration of the business relationship between us and the third-party manager, could have an adverse effect on a portfolio company. Should a third-party manager fail to perform its functions satisfactorily, it might be necessary to find a replacement operator, which could require the approval of a government or Regulatory Agency that has granted a concession with respect to the relevant portfolio company. It might not be possible to replace an operator in such circumstances, or do so on a timely basis, or on terms that are favorable to us.
Compliance with environmental laws and regulations may result in substantial costs to our portfolio companies.
Ordinary operation or the occurrence of an accident with respect to a portfolio company could cause major environmental damage, which could result in significant financial distress to such portfolio company, if not covered by insurance, which could occur as a result of such portfolio company not carrying adequate insurance coverage or, in some cases, as a result of the relevant environmental damage not being fully insurable. In addition, persons who arrange for the disposal or treatment of hazardous materials could also be liable for the costs of removal or remediation of these materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by those persons.

Certain environmental laws and regulations may require that an owner or operator of an Infrastructure Asset address prior environmental contamination, which could involve substantial cost. Such laws and regulations often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of environmental contamination. We could therefore be exposed to substantial risk of loss from environmental claims arising in respect of our portfolio companies. Furthermore, changes in environmental laws or regulations or the environmental condition of a portfolio company could create liabilities that did not exist at the time of its acquisition and that could not have been foreseen. Community and environmental groups could protest about the development or operation of Infrastructure Assets, which might induce government action to our detriment. New and more stringent environmental or health and safety laws, regulations and permit requirements, or stricter interpretations of current laws, regulations or requirements, could impose substantial additional costs on our portfolio companies, or could otherwise place a portfolio company at a competitive disadvantage compared to operators of alternative forms of infrastructure, and failure to comply with any such requirements could have an adverse effect on a portfolio company. Some of the most onerous environmental requirements regulate air emissions of pollutants and GHGs; these requirements particularly affect companies in the power and energy industries.
Even in cases where we are indemnified by the seller with respect to an Infrastructure Asset against liabilities arising out of violations of environmental laws and regulations, there can be no assurance as to the financial viability of the seller to satisfy such indemnities or our ability to achieve enforcement of such indemnities.
We may face heightened risks unique to the nature of our portfolio companies.
Owning portfolio companies that operate Infrastructure Assets involves many relatively unique and acute risks. Projected revenues can be affected by a number of factors including economic and market conditions, political events, competition, regulation and the financial position and business strategy of customers. Unanticipated changes in the availability or price of inputs necessary for the operation of Infrastructure Assets may adversely affect the overall profitability of a portfolio company or related project. Events outside the control of the owner of an Infrastructure Asset, such as political action, governmental regulation, demographic changes, economic conditions, pandemics, increasing fuel prices, government macroeconomic policies, political events, toll rates, social stability, competition from untolled or other forms of transportation, natural disasters (such as fire, floods, earthquakes and typhoons), changes in weather, changes in demand for products or services, bankruptcy or financial difficulty of a major customer and acts of war or terrorism and other unforeseen circumstances and incidents could significantly reduce the revenues generated or significantly increase the expense of constructing, operating, maintaining or restoring Infrastructure Assets. In turn, this may impair a portfolio company’s ability to repay its debt, make distributions to us or even result in termination of an applicable concession or other agreement. As a general matter, the operation and maintenance of Infrastructure Assets involve various risks and are subject to substantial regulation (as described below), many of which may not be under the control of the owner, including labor issues, failure of technology to perform as anticipated, structural failures and accidents and the need to comply with the directives of government authorities.
Although our portfolio companies may maintain insurance to protect against certain risks, where available on reasonable commercial terms (such as business interruption insurance that is intended to offset loss of revenues during an operational interruption), such insurance is subject to customary deductibles and coverage limits and may not be sufficient to recoup all of a portfolio company’s losses. There can be no assurance that a portfolio company’s insurance would cover liabilities resulting from claims relating to the design, construction, maintenance, or operation of the Infrastructure Assets and businesses acquired by us, lost revenues or increased expenses resulting from such damage. If a major, uninsured loss occurs, we could lose both invested capital in and anticipated profits from the affected portfolio company. Furthermore, a portfolio company may face competition from other Infrastructure Assets in the vicinity of the assets they operate, the presence of which depends in part on governmental plans and policies.
Finally, a pandemic, epidemic or other public health crisis, such as those caused by H5N1 (avian flu), severe acute respiratory syndrome (SARS) and the SARS-CoV-2 virus (COVID-19), may occur from time to time, which could adversely impact us or our portfolio companies. It is impossible to predict with certainty the possible future business and economic ramifications arising from a public health crisis, pandemic or epidemic, including but not limited to potential adverse impacts on: (i) the NAV of our Shares, (ii) the valuations of our portfolio companies and our financial results, (iii) our and our portfolio companies’ operations, and our and their counterparties, such as suppliers and customers, (iv) our ability to raise capital and complete acquisitions, (v) our ability to successfully exit portfolio companies, (vi) the ability of us or our portfolio companies to meet our respective financial obligations, such as principal or interest payment obligations or satisfaction of financial covenants, (vii) workplace, consumer, insurance, contract and other forms of litigation that exposes us, our portfolio companies, suppliers, customers, debtors and other counterparties to risks and claims of a magnitude and nature that we cannot now anticipate, (viii) operational risks, including heightened cybersecurity risk exacerbated by remote work, and (ix) our employees’ well-being, morale and productivity and our ability to retain existing employees and hire new employees needed for our current business or the future growth of our business.
Our portfolio companies may not exhibit mitigating characteristics typical of assets, businesses or projects in the infrastructure space. As a result, there can be no assurance that any perceived benefits of our portfolio companies will be realized.
We will seek to own portfolio companies that are assets, businesses or projects that typically have some or all of the following characteristics: (i) possess a higher degree of cash flow predictability; (ii) produce returns that are derived primarily from income, with limited upside through capital gains and assets that are commonly held for longer terms (more than five years); and (iii) produce revenues and cash flows that are generally predictable as a result of being governed by either rate regulation by governmental agencies or by long-term contractual arrangements with creditworthy counterparties, such as governments, municipalities and major companies, which can shield these assets from near-term economic and market trends. Whether and to what extent such characteristics exist with respect to a portfolio company is a matter of opinion and judgment, which may prove incorrect. Such characteristics are expected to help mitigate the risks associated with the our portfolio companies, but there can be no assurance that perceived or expected mitigating characteristics associated with our portfolio companies (e.g., low volatility, low correlation, high cash yield, strong downside protection, mitigation against rising interest rates, revenues keyed to inflation and an ability to control the timing, and manner of exits) will be achieved or realized. It is possible that we will own portfolio companies which operate other types of Infrastructure Assets (including infrastructure-related “opportunistic” acquisitions), which may differ in form and structure (and may not have the characteristics described above) on a case-by-case basis, as the Adviser may determine are appropriate for us in a given context based on prevailing economic and market conditions and other factors deemed relevant by us. There can be no assurance that any perceived benefits of our portfolio companies will be realized and such portfolio companies may not exhibit the forgoing characteristics.
Force majeure events may adversely affect our assets.
Our portfolio companies and their Infrastructure Assets could be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, labor strikes, major plant breakdowns, pipeline or electricity line ruptures, failure of technology, defective design and construction, accidents, demographic changes, government macroeconomic policies, toll rates, social instability and competition from other forms of infrastructure). Some force majeure events could adversely affect the ability of a party (including an Infrastructure Asset, a portfolio company or a counterparty to us or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, forced events, such as the cessation of machinery (e.g., turbines) for repair or upgrade, could similarly lead to the unavailability of essential machinery and technologies. These risks could, among other effects, adversely impact the cash flows available from a portfolio company or other issuer, cause personal injury or loss of life, damage property, or instigate disruption of service. In addition, the cost to us or one of our portfolio companies of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Force majeure events that are incapable of or are too costly to cure might have a permanent adverse effect on a portfolio company. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries where we hold portfolio companies. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more portfolio companies or their assets, could result in a loss to us, including if our ownership stake in such portfolio company is canceled, unwound or acquired (which could be without what we consider to be adequate compensation). Any of the foregoing could therefore adversely affect our performance.
The acquisition of portfolio companies that operate Infrastructure Assets exposes us to a higher level of regulatory control than typically imposed on other businesses.
In many instances, operating Infrastructure Assets involves substantive continuing involvement by, or an ongoing commitment to, Regulatory Agencies. There can be no assurance that (i) existing regulations applicable to acquisitions generally or the Infrastructure Assets will not be revised or reinterpreted; (ii) new laws and regulations will not be adopted or become applicable to Infrastructure Assets; (iii) the technology, equipment, processes and procedures selected by our portfolio companies to comply with current and future regulatory requirements will meet such requirements; (iv) such portfolio companies’ business and financial conditions will not be materially and adversely affected by such future changes in, or reinterpretation of, laws and regulations (including the possible loss of exemptions from laws and regulations) or any failure to comply with such current and future laws and regulations; or (v) regulatory agencies or other third parties will not bring enforcement actions in which they disagree with regulatory decisions made by other regulatory agencies. In addition, in many instances, the operation or acquisition of Infrastructure Assets may involve an ongoing commitment to or from a government agency. The nature of these obligations exposes the owners of Infrastructure Assets to a higher level of regulatory control than is typically imposed on other businesses.
Regulatory Agencies might impose conditions on the construction, operations and activities of an Infrastructure Asset as a condition to granting their approval or to satisfy regulatory requirements, including requirements that such assets remain managed by the Adviser or its affiliates, which could limit our ability to dispose of Infrastructure Assets at opportune times or make the continued operation of such Infrastructure Asset unfeasible or economically disadvantageous, and any expenditures made to date with respect to such Infrastructure Asset may be wholly or partially written off. Sometimes commitments to Regulatory Agencies involve the posting of financial security for performance of obligations. If obligations are breached these financial securities may be called upon by the relevant Regulatory Agency.
There is also the risk that our portfolio companies do not have, might not obtain, or may lose permits necessary for their operations. Permits or special rulings may be required on taxation, financial and regulatory related issues. Many of these licenses and permits have to be renewed or maintained over the life of the business. The conditions and costs of these permits, licenses and consents may be changed on any renewal, or, in some cases, may not be renewed due to unforeseen circumstances or a subsequent change in regulations.
Regulatory Agencies often have considerable discretion to change or increase regulation of the operations of a portfolio company or to otherwise implement laws, regulations, or policies affecting its operations (including, in each case, with retroactive effect), separate from any contractual rights that the Regulatory Agencies’ counterparties have. Accordingly, additional or unanticipated regulatory approvals, including, without limitation, renewals, extensions, transfers, assignments, reissuances, or similar actions, could be required to acquire portfolio companies that operate Infrastructure Assets, and additional approvals could become applicable in the future due to, among other reasons, a change in applicable laws and regulations, or a change in the relevant portfolio company’s customer base. There can be no assurance that a portfolio company will be able to (i) obtain all required regulatory approvals that it does not yet have or that it could require in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility owned by a portfolio company, the completion of a previously announced acquisition or sale to third parties, or could otherwise result in additional costs and material adverse consequences to us and our portfolio companies.
Since we expect that many of our portfolio companies will provide basic, everyday services and face limited competition, Regulatory Agencies could be influenced by political considerations and could make decisions that adversely affect a portfolio company’s business. Certain types of Infrastructure Assets are in the “public eye” and politically sensitive, and as a result our activities could attract an undesirable level of publicity. Additionally, pressure groups and lobbyists could induce Regulatory Agency action to our detriment as the owner of the relevant portfolio company. There can be no assurance that the relevant government will not legislate, impose regulations, or change applicable laws, or act contrary to the law in a way that would materially and adversely affect the business of a portfolio company. The profitability of certain portfolio companies might be materially dependent on government subsidies being maintained (for example, government programs encouraging the development of certain technologies such as solar and wind power generation). Reductions or eliminations of such subsidies would likely have a material adverse impact on relevant portfolio companies and us.
An Infrastructure Asset’s operations might rely on government licenses, concessions, leases or contracts that are generally very complex and could result in a dispute over interpretation or enforceability. Even though most permits and licenses are obtained prior to the commencement of full project operations, many of these licenses and permits have to be maintained over the project’s life. If we or an Infrastructure Asset fails to comply with these regulations or contractual obligations, it could be subject to monetary penalties or lose its right to operate the affected asset, or both.
Where we or a portfolio company hold a concession or lease from a Regulatory Agency, such arrangements are subject to special risks as a result of the nature of the counterparty. The concession or lease might restrict the operation of the relevant asset or business in a way that maximizes cash flows and profitability. The lease or concession could also contain clauses more favorable to the Regulatory Agency counterparty than a typical commercial contract. In addition, there is the risk that the relevant Regulatory Agency will exercise sovereign rights and take actions contrary to the rights of us or a portfolio company under the relevant agreement. Poor performance and other events could lead to termination of the relevant concession or lease agreement, which might or might not provide for compensation to the relevant portfolio company. If it does, as the portfolio company would generally be deemed to have been “at fault,” then often the amount of any related senior debt might not be paid out in full and compensation for lost equity returns might not be provided.
Certain assets may require the use of public ways or may operate under easements. Regulatory Agencies typically retain the right to restrict the use of such public ways or easements or require a portfolio company to remove, modify, replace or relocate facilities relating to infrastructure assets at its own expense. If a Regulatory Agency exercises these rights, a portfolio company could incur significant costs and its ability to provide service to its customers could be disrupted, which could adversely impact the performance of such portfolio company.
Geographical concentration of our portfolio companies may make them more susceptible to changing conditions of particular geographic regions.
Our geographic diversification may be limited due to limited availability of suitable business opportunities. During periods of difficult market conditions or economic slowdown in certain regions and in Infrastructure Assets, the adverse effect on us could be exacerbated by the geographic concentration of our portfolio companies. We may seek to own and control several portfolio companies in certain regions or sectors within a short period of time. To the extent that our portfolio companies are concentrated in a particular company, geographic region, such portfolio companies will become more susceptible to fluctuations in value resulting from adverse economic or business conditions with respect thereto. For us to achieve attractive returns, one or a few of our portfolio companies will need to perform very well. There are no assurances that this will be the case. In addition, to the extent that the capital raised is less than the targeted amount and/or repurchase requests are significant, we may own and control fewer portfolio companies and thus be less diversified.
Although we intend to target portfolio companies that operate Infrastructure Assets that are broadly diversified across a number of different infrastructure sectors, geographies and asset types, to the extent our portfolio companies are concentrated in a particular market, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular market. In these circumstances and in other transactions where the Adviser intends to refinance all or a portion of the capital invested, there will be a risk that such refinancing may not be completed, which could lead to an increased risk as a result of us having an unintended reduced diversification.

Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our NAV.
Once we are regulated as a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Adviser, as our valuation designee (as defined in Rule 2a-5 under the 1940 Act), subject to the oversight of our Board of Trustees. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. We may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to similar publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. While most of our investments will not be not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can also adversely affect our investment valuations. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. The effect of all of these factors on our portfolio can reduce our NAV (and, as a result our asset coverage calculation) by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized and/or unrealized losses, which could have a material adverse effect on our business, financial condition or results of operations.
Economic recessions or downturns could impair our portfolio companies and harm our operating results.
The current macroeconomic environment is characterized by labor shortages, high interest rates, persistent inflation, foreign currency exchange volatility, and volatility in global capital markets. The risks associated with our and our portfolio companies’ businesses are more severe during periods of economic slowdown or recession.
Many of our portfolio companies may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of our portfolio may decrease if we are required to write down the values of our investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its assets representing collateral for its obligations, which could trigger cross defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt investments that we may hold and the value of any equity securities we may own. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.
Investments in privately held companies involve significant risks.
We invest in privately held companies. Investments in privately held companies involve a number of significant risks, including the following:

•
these companies may have limited financial resources and may be unable to meet their obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing our investment;

•
they may have shorter operating histories, narrower product lines and smaller market shares, which may render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•
they may depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse effect on such portfolio company and, in turn, on us;

•
there is generally little public information about these companies. These companies and their financial information are generally not subject to the 1934 Act and other regulations that govern public companies, and we may be unable to uncover all material information about these companies, which may prevent us from making a fully informed investment decision and cause us to lose money on our investments;

•
they generally have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•
we, our executive officers, trustees and the Adviser, its affiliates and/or any of their respective principals and employees may, in the ordinary course of business, be named as defendants in litigation arising from our investments in our portfolio companies and may, as a result, incur significant costs and expenses in connection with such litigation;

•
changes in laws and regulations (including the tax laws), as well as their interpretations, may adversely affect their business, financial structure or prospects; and

•
they may have difficulty accessing the capital markets to meet future capital needs.

Most of our portfolio investments will not be publicly traded and, as a result, the fair value of these investments may not be readily determinable.
A large percentage of our portfolio investments will not be publicly traded. The fair value of investments that are not publicly traded may not be readily determinable. We plan to value these investments monthly at fair value as determined in good faith by the Adviser, as our valuation designee, subject to the oversight of our Board of Trustees, based on, among other things, the input of an independent third-party valuation firm that has been engaged to support the valuation of such portfolio investments by providing positive assurance monthly and an independent valuation at least once annually (with certain de minimis exceptions) and under a valuation policy and a consistently applied valuation process. However, we may use these independent valuation firms to review the value of our investments more frequently, including in connection with the occurrence of significant events or changes in value affecting a particular investment. We plan to conduct the valuation process at the end of each calendar month by the Adviser, and a portion of our investment portfolio at fair value will be subject to review by an independent third-party valuation firm each month. However, we may use these independent valuation firms to review the value of our investments more frequently, including in connection with the occurrence of significant events or changes in value affecting a particular investment. In addition, our independent registered public accounting firm will obtain an understanding of, and perform select procedures relating to, the Adviser’s valuation process within the context of performing our financial statement audit.
The types of factors that may be considered in valuing our investments include the enterprise value of the portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to similar publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we consider the pricing indicated by the external event to corroborate our valuation. Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed and may differ materially from the values that we may ultimately realize. Our NAV per Share could be adversely affected if our determinations regarding the fair value of these investments are higher than the values that we realize upon disposition of such investments.
Our equity and debt investments in Infrastructure Assets may be risky, and we could lose all or part of our investments.
Equity Securities.   The Fund will invest in equity investments, including investments in common or preferred stock. There is no limitation on the type, size or operating experience of the companies in which the Fund may invest. Because equity securities rank lower in the capital structure of an issuer, such investments may subject investors to additional risks not applicable to debt securities. Special-situation equities are event-driven and may be subject to greater volatility than other equity securities. All of the Fund’s investments in stocks will be subject to normal market risks. While diversification among issuers may mitigate these risks, the Fund is not required to diversify its investments in equity securities; and Shareholders must expect fluctuations in value of equity securities held by the Fund based on market conditions. Because equity securities rank lower in the capital structure of an issuer, such investments may subject investors to additional risks not applicable to debt securities. In addition, holders of equity securities may be wiped out or substantially reduced in value in a bankruptcy proceeding or corporate restructuring.
Equity Kickers.   The Adviser anticipates that, in connection with certain of the Fund’s originated or acquired loan investments, the Fund may be issued or otherwise receive a range of equity incentives, which would usually be in the form of a warrant to acquire a portion of a borrower’s fully diluted equity, but could also be in the form of outright shares, an exit fee or some direct participation in proceeds of a sale or listing (and may also be received in connection any workouts or restructurings of those investments) (collectively, “Equity Kickers”). These Equity Kickers would be intended to enable the Fund to participate in a borrower’s long-term value which may be created by growth facilitated by a loan, and accordingly will have little or no value at issuance and will typically generate income (if at all) only upon a sale, listing or recapitalization of the borrower. Such Equity Kickers will generally involve a high degree of risk and will be subordinate to (and thus are inherently riskier than) the debt securities and other liabilities of the issuers of such Equity Kickers. Prices of Equity Kickers generally fluctuate more than prices of debt securities and are likely to be affected more rapidly, and to a greater extent, by company-specific developments and poor economic or market conditions. In addition, these Equity Kickers may be illiquid or trade at significant discounts to otherwise comparable investments. Equity Kickers may not produce any income for the Fund and may ultimately have no recognizable value. The Fund may experience a substantial or complete loss on such Equity Kickers to the extent of any value given in connection with the acquisition thereof.
Senior Debt.   The Fund’s investments may include first lien and second lien senior secured debt. Such debt may (i) include term loans and revolving loans, (ii) pay interest at a fixed or floating rate and (iii) be acquired by way of purchase or assignment in the primary and secondary markets. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a contracting party under the legal documentation with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution.
The factors affecting an issuer’s first and second lien loans, and its overall capital structure, are complex. Some first lien loans may not necessarily have priority over all other unsecured debt of an issuer. For example, some first lien loans may permit other secured obligations (such as overdrafts, swaps or other derivatives made available by members of the syndicate to the company) or involve first liens only on specified assets of an issuer. Issuers of first lien loans may have two tranches of first lien debt outstanding, each with first liens on separate collateral. Second lien loans are subordinate in right of payment to one or more senior secured loans of the related borrower and therefore are subject to additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled payments to the Fund after giving effect to any senior secured obligations of the related borrower. Second lien senior loans are also expected to be a more illiquid investment than first lien senior secured loans for such reason. There also is less likelihood that the Fund will be able to sell participations in second lien loans that it originates or acquires, which would expose the Fund to increased risk.

Senior secured credit facilities may be syndicated to a number of different financial market participants. The documentation governing such facilities typically requires either a majority consent or, in certain cases, unanimous approval for certain actions in respect of the loan, such as waivers, amendments, or the exercise of remedies. In addition, voting to accept or reject the terms of a restructuring of a credit pursuant to a Chapter 11 plan of reorganization is usually done on a class basis. As a result of these voting regimes, the Fund may not have the ability to control any decision in respect of any amendment, waiver, exercise of remedies, restructuring or reorganization of an investment.
Senior secured loans are also subject to other risks and can cause unsecured creditors to seek remedies to limit the Fund’s potential recovery of such investments, including (a) the possible invalidation of a debt or lien as a “fraudulent conveyance”; (b) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing; (c) equitable subordination claims by other creditors; (d) lender liability claims by the issuer of the obligations; (e) environmental liabilities that may arise with respect to collateral securing the obligations; (f) recharacterization claims in which certain creditors may seek to have the Fund’s debt positions recharacterized as equity and therefore subordinate the Fund’s claims to such creditors’ claims; and (g) designating the vote (i.e., ignoring the customary class vote system) under a Chapter 11 plan of reorganization in which lenders are entitled to vote as a class.
Distressed Securities.   The Fund may invest in securities, private claims and obligations of domestic and foreign entities which are experiencing or may experience significant financial or business difficulties. The Fund may lose a substantial portion or all of its investment in a distressed environment or may be required to accept cash or securities with a value less than the investment. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims. The market prices of such instruments are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and asked prices of such instruments may be greater than normally expected due to a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, all of which may significantly affect the results of the Fund’s activities. Investments in distressed securities, particularly rescue financings in connection with reorganizations, often involve litigation generally related to issues related to control and preference among classes, claimants and other related matters. Such litigation can be time-consuming and expensive, and can frequently lead to unpredicted delays or losses that by their nature involve business, financial, market and/or legal risks.
Convertible Securities.   The Fund’s investments may include investments in convertible securities. Convertible securities are bonds, debentures, notes, preferred shares or other securities that may be converted into, or exchanged for, a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a distribution that is paid or accrued on preferred shares until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.
The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity.
A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.
Investments in equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk.
We may purchase common stock and other equity securities. Although common stock has historically generated higher average total returns than fixed income securities over the long-term, common stock also has experienced significantly more volatility in those returns. The equity securities we acquire may fail to appreciate and may decline in value or become worthless and our ability to recover our investment will depend on the underlying portfolio company’s success. Investments in equity securities involve a number of significant risks, including:
•
any equity investment we make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•
to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment; and

•
in some cases, equity securities in which we invest will not pay current distributions, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of the portfolio company. Even if the portfolio company is successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:
•
preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•
preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•
preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•
generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Additionally, if we invest in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), second lien senior secured loans or subordinated debt, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we may receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the 1940 Act and in advisers to similar investment funds and, to the extent we so invest, will bear our ratable share of any such company’s expenses, including management and performance fees. We will also remain obligated to pay the management fee and incentive fee to the Adviser with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each of our Shareholders will bear a share of the management fee and incentive fee due to the Adviser as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.
We may be subject to risks associated with broadly syndicated loans.
Our investments may consist of broadly syndicated loans that were not originated by us. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. Accordingly, we may be precluded from directing such actions unless we or the Adviser is the designated administrative agent or collateral agent or we act together with other holders of the indebtedness. If we are unable to direct such actions, we cannot assure you that the actions taken will be in our best interests.
There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.
There may be circumstances in which our future debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.
If one of our portfolio companies were to go bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize our debt holding as an equity investment and subordinate all or a portion of our claim to that of other creditors. In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender’s liability claim, if, among other things, we actually render significant managerial assistance.
Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies.
Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities, that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the holders are entitled to receive payment of distributions, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments would usually prohibit our portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically are entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

The rights we may have with respect to the collateral securing any junior priority loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements (including agreements governing “first out” and “last out” structures) that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as junior lenders are adversely affected.
When we are a debt or minority equity investor in a portfolio company, we may not be in a position to exert influence on the entity, and other equity holders and management of the company may make decisions that could decrease the value of our investment in such portfolio company.
If we make debt or minority equity investments, we will be subject to the risk that a portfolio company may make business decisions with which we disagree and the other equity holders and management of such company may take risks or otherwise act in ways that do not serve our interests. As a result, a portfolio company may make decisions that could decrease the value of our investment.
We may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.
We will not generally intend to hold controlling equity positions in our portfolio companies. While we will be obligated as a BDC to offer to make managerial assistance available to our portfolio companies, there can be no assurance that management personnel of our portfolio companies will accept or rely on such assistance. To the extent that we do not hold a controlling equity interest in a portfolio company, we are subject to the risk that such portfolio company may make business decisions with which we disagree, and the shareholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we will typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.
In addition, we may not be in a position to control any portfolio company by investing in its debt securities. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.
Our portfolio companies may be highly leveraged.
Our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.
Any investments that we may make in distressed securities could be considered speculative in nature and highly risky.
We may invest in distressed securities, private claims and obligations of domestic and foreign entities, or those issuers experiencing or who begin to experience some level of financial or business distress and who may be undergoing or have recently undergone bankruptcy or other restructuring, reorganization and liquidation proceedings. The characteristics of these distressed securities can cause investments in them to be particularly risky and may be considered speculative. Additionally, the ability of issuers experiencing financial or business distress to pay their debts on schedule (or at all) could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or region or specific developments within the distressed business. Investments in the securities of distressed businesses frequently do not produce income while they are outstanding and may require us to bear increased expenses, including by increased investment, in order to protect and recover our investments.
The Adviser’s fee structure may induce it to make certain investments on our behalf, including speculative investments.
The fees payable by us to the Adviser may create an incentive for the Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined, which is calculated as a percentage of the return on NAV, may encourage the Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our Shares and the holders of securities convertible into our Shares. In addition, the Adviser will receive the capital gains incentive fee based, in part, upon net capital gains realized on our investments. Unlike the incentive fee, there is no hurdle rate applicable to the capital gains incentive fee. As a result, the Adviser may have a tendency to invest more in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.
The incentive fee is computed and paid on income that has been accrued but not yet received in cash, including as a result of investments with a deferred interest feature such as debt investments with PIK interest, preferred stock with PIK dividends and zero coupon securities. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible. The Adviser is not under any obligation to reimburse us for any part of the fees it received that were based on such accrued interest that we never actually received.
Because of the structure of the incentive fee, it is possible that we may have to pay the incentive fee in a quarter during which we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and/or unrealized capital losses. In addition, if market interest rates rise, the Adviser may be able to invest our funds in debt investments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for the Adviser to surpass the fixed hurdle rate and receive the incentive fee.
Our investments in foreign companies or investments denominated in foreign currencies may involve significant risks in addition to the risks inherent in U.S. and U.S. dollar denominated investments.
Our investment strategy contemplates potential investments in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.
Although we expect most of our investments will be U.S. dollar denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.
We may expose ourselves to risks if we engage in hedging transactions.
We may enter into hedging transactions, which may expose us to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk. The fair value (rather than the notational value) of any derivatives or swaps we enter into will be included in our calculation of gross assets for purposes of calculating the management fee. Additionally, derivatives and swaps will be accounted for as realized or unrealized gains (losses) for accounting purposes and could impact the portion of the incentive fee based on realized capital gains. As a result, any derivatives we enter into that result in realized gains may increase the amount of the fees you will be required to pay us.
Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.
The success of our hedging transactions will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. See also “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — We are exposed to risks associated with changes in interest rates, including the current interest rate environment.”
As a BDC, we will be permitted to enter into unfunded commitment agreements, and, if we fail to meet certain requirements, we will be required to treat such unfunded commitments as derivative transactions, subject to leverage limitations, which may limit our ability to use derivatives and/or enter into certain other financial contracts.
Under Rule 18f-4 under the 1940 Act, BDCs that make significant use of derivatives are required to operate subject to a value-at-risk leverage limit, adopt a derivatives risk management program and appoint a derivatives risk manager, and comply with various testing and board reporting requirements. These requirements apply unless the BDC qualifies as a “limited derivatives user,” as defined under the rule. We qualify and operate as a “limited derivatives user,” which may limit our ability to use derivatives and/or enter into certain other financial contracts.
In addition, under Rule 18f-4, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Unfunded commitment agreements entered into by a BDC in compliance with this condition will not be considered for purposes of computing asset coverage for purposes of compliance with the 1940 Act with respect to our use of leverage as well as derivatives and/or other financial contracts.
Our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics, which could have a negative impact on our and our portfolio companies’ businesses and operations.
Our portfolio companies’ businesses could be adversely affected by the effects of health pandemics or epidemics. A severe pandemic outbreak can disrupt our and a portfolio companies’ businesses and materially and adversely impact our and/or their financial results.

Severe pandemics could cause significant disruptions and instabilities in the global and U.S. financial markets or deteriorations in credit and financing conditions. A severe pandemic with may adversely affect our and our portfolio companies’ liquidity positions.
Risks Relating to an Investment in our Shares
Shareholders will be obligated to fund drawdowns and may need to maintain a substantial portion of the amount of their unfunded capital commitments in assets that can be readily converted to cash.
Prior to our first closing following our BDC Election, Shareholders will be obligated to fund drawdowns to purchase Shares based on their capital commitment. To satisfy such obligations, Shareholders may need to maintain a substantial portion of their capital commitments in assets that can be readily converted to cash. Failure by a Shareholder to timely fund its capital commitment may result in some of its Shares being forfeited or subject the Shareholder to other remedies available to us. Please see Section 4 of the form of Subscription Agreement attached as an exhibit to this Registration Statement for additional details. Failure of a Shareholder to contribute their capital commitments could also cause us to be unable to realize our investment objective. A default by a substantial number of Shareholder or by one or more Shareholders who have made substantial capital commitments would limit our opportunities for investment or diversification and would likely reduce our returns.
Shareholders who default on their capital commitment to us will be subject to significant adverse consequences.
The Subscription Agreement will provide for significant adverse consequences in the event a Shareholder defaults on its capital commitment to us (made prior to our BDC Election). In addition to losing its right to participate in future drawdowns, a Defaulting Shareholder (as defined in the Subscription Agreement) may be forced to transfer its Shares to a third party for a price that is less than the NAV of such Shares. Please see Section 4 of the form of Subscription Agreement for further details.
The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our Private Offering. Therefore, portions of the distributions that we make may represent a return of capital to you that will lower your tax basis in your Shares and thereby increase the amount of capital gain (or decrease the amount of capital loss) realized upon a subsequent sale or redemption of such Shares, and reduce the amount of funds we have for investment in targeted assets.
We may fund our cash distributions to Shareholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Adviser or our Administrator, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Registration Statement. In addition, the inability to satisfy the asset coverage test that will be applicable to us once we are regulated as a BDC may limit our ability to pay distributions. All distributions are and will be paid at the sole discretion of our Board of Trustees and will depend on our earnings, our financial condition, compliance with applicable BDC regulations and such other factors as our Board of Trustees may deem relevant from time to time. We cannot assure you that we will pay distributions to our Shareholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from the proceeds of our Private Offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.
Any distributions to Shareholders may be funded from expense reimbursements or waivers of investment advisory fees that are subject to repayment pursuant to our Expense Support and Conditional Reimbursement Agreement.
Although payments under the Expense Support and Conditional Reimbursement Agreement will not be directly used to fund distributions, substantial portions of our distributions may be funded indirectly through the reimbursement of certain expenses by the Adviser and its affiliates, including through any potential waiver of certain investment advisory fees by the Adviser. Any expenses assumed by the Adviser after the commencement of our operations will be subject to recoupment under the terms of the Expense Support and Conditional Reimbursement Agreement. Any such distributions funded through expense reimbursements or waivers of advisory fees will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser and its affiliates continue to make such reimbursements or waivers of such fees. Repayment of amounts reimbursed or waived by the Adviser or its affiliates, pursuant to the Expense Support and Conditional Reimbursement Agreement, will immediately reduce our NAV at the time we make such reimbursement payment and may reduce future distributions to which you would otherwise be entitled. Further, there can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. The Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses we may incur; however, if the Adviser chooses to advance any expenses, this may prevent or reduce a decline in NAV until we repay such expenses by mitigating the effects of such advanced expenses would have on us.
We have not established any limit on the amount of funds we may use from available sources, such as borrowings, if any, or proceeds from the Private Offering to fund distributions (which may reduce the amount of capital we ultimately invest in assets).
Shareholders should understand that any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from the Adviser or our Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser or our Administrator continues to make such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any past or future offering and the performance of our investments. Shareholders should also understand that our future repayment to the Adviser will reduce our NAV at the time we make such reimbursement payment and may reduce future distributions to which you would otherwise be entitled. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. The Adviser and our Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.
Although we expect to adopt a Share Repurchase Program, we have discretion to not repurchase Shares, and our Board of Trustees has the ability to amend, suspend or terminate the Share Repurchase Program.
Our Board of Trustees may not adopt a Share Repurchase Program, and if such a program is adopted, may amend, suspend or terminate the Share Repurchase Program at any time in its discretion. You may not be able to sell your Shares at all in the event our Board of Trustees amends, suspends or terminates the Share Repurchase Program absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time. We will notify you of such developments in our quarterly reports or other filings. If less than the full amount of Shares requested in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Shares being repurchased without regard to class. The Share Repurchase Program has many limitations and should not be relied upon as a method to sell Shares promptly or at a desired price.
The timing of our repurchase offers pursuant to our Share Repurchase Program may be at a time that is disadvantageous to our Shareholders.
In the event a Shareholder chooses to participate in our Share Repurchase Program, the Shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per Share will be on the repurchase date. Although a Shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a Shareholder seeks to sell Shares to us as part of our periodic Share Repurchase Program, the Shareholder will be required to do so without knowledge of what the repurchase price of our Shares will be on the repurchase date.

Our ability to raise capital may impact the number and type of investments we may make, our expenses may be higher relative to our total assets, and the value of your investment in us may be reduced in the event our assets under-perform.
Amounts that we raise may impact our ability to purchase a broad portfolio of investments. To the extent that we are unable to raise all the capital we seek, the opportunity for us to purchase a broad portfolio of investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of our expenses among a smaller capital base. To the extent that we are unable to raise all the capital we seek, we may not achieve certain economies of scale and our expenses may represent a larger proportion of our total assets.
We may in the future determine to issue preferred shares, which could adversely affect the holders of our Shares.
Any issuance of preferred shares with distribution or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred shares could make an investment in our Shares less attractive. In addition, the distributions on any preferred shares we issue must be cumulative. Payment of distributions and repayment of the liquidation preference of preferred shares must take preference over any distributions or other payments to our Shareholders, and holders of preferred shares are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference (other than convertible preferred shares that converts into Shares). In addition, under the 1940 Act, preferred shares constitute a “senior security” for purposes of the asset coverage test.
Terms relating to redemption may materially adversely affect returns on any debt securities that we may issue.
If we issue any debt securities that are redeemable at our option, we may choose to redeem such debt securities at times when prevailing interest rates are lower than the interest rate paid on such debt securities. In addition, if we issue any debt securities subject to mandatory redemption, we may be required to redeem such debt securities also at times when prevailing interest rates are lower than the interest rate paid on such debt securities. In this circumstance, holders of such debt securities may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as their debt securities being redeemed.
We may have difficulty sourcing investment opportunities.
We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy all available capital successfully. In addition, privately negotiated investments in loans and illiquid securities of private portfolio companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. As a result, investors will be unable to evaluate portfolio company investments prior to purchasing our Shares. Additionally, the Adviser selects our investments, and our Shareholders have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Shares. To the extent we are unable to deploy all capital, our investment income and, in turn, our results of operations, will likely be materially adversely affected.
In addition, we anticipate, based on the amount of proceeds that may be raised at the beginning stages of the Fund’s investment operations, that it could take some time to invest substantially all of the capital we expect to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments in companies. Distributions paid during this period may be substantially lower than the distributions we expect to pay when our portfolio is fully invested. We will pay the management fee to the Adviser throughout this interim period irrespective of our performance. If the management fee and our other expenses exceed the return on the temporary investments, our equity capital will be reduced. If we do not produce positive investment returns, expenses and fees will reduce the amount of the original invested capital recovered by the Shareholders to an amount less than the amount invested in the Fund by such Shareholders.

Our Shares have limited liquidity.
The Shares will not be registered under the 1933 Act or any other securities laws, nor will they be readily transferable, if at all. Our Shares constitute illiquid investments for which there is not, and will likely not be, a secondary market at any time prior to a public offering and listing of our Shares on a national securities exchange. We do not currently intend to list our Shares on a national securities exchange. An investment in us is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in us. Except in limited circumstances for legal or regulatory purposes, our Shareholders are not entitled to redeem their Shares. Shareholders must be prepared to bear the economic risk of an investment in our Shares for an extended period of time. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time.
We will be a privately placed, perpetual-life BDC and our Shareholders may not be able to transfer or otherwise dispose of our Shares at desired times or prices, or at all.
Upon the BDC Election, we will be a privately placed non-exchange traded, perpetual life-BDC. Our Shares may generally only be transferred with our consent, which may be granted or withheld in the sole discretion of the Adviser. Additionally, our Shares may not be listed for trading on a stock exchange or other securities market. We currently do not plan to undertake a liquidity event, so there is no guarantee that a public market for our Shares will ever develop. As a result, our Shareholders must be prepared to bear the economic risk of an investment in us for an indefinite period of time.
Certain investors will be subject to 1934 Act filing requirements relating to their beneficial ownership of Shares.
Because our Shares are expected to be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of our Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our Shareholders who choose to reinvest their distributions may see their percentage stake in us increased to more than 5%, thus triggering this filing requirement. Each Shareholder is responsible for determining their filing obligations and preparing the filings. In addition, our Shareholders who hold more than 10% of our Shares may be subject to Section 16(b) of the 1934 Act, which recaptures for our benefit profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.
If investors domiciled or having their registered office in the EU or the UK participate in the Private Placement, we may be subject to additional reporting, regulatory and compliance obligations pursuant to the Alternative Investment Fund Managers Directive (the “AIFMD”).
The AIFMD regulates the activities of certain private fund managers undertaking fund management activities or marketing fund interests to investors within the European Economic Area (“EEA”) and the UK respectively.
To the extent the Fund is actively marketed to investors domiciled or having their registered office in the EEA or the UK: (i) we and the Adviser will be subject to certain reporting, disclosure and other compliance obligations under the AIFMD, which will result in us incurring additional costs and expenses; (ii) we and the Adviser may become subject to additional regulatory or compliance obligations arising under national law in certain EEA jurisdictions or the UK, which would result in us incurring additional costs and expenses or may otherwise affect our management and operation; (iii) the Adviser will be required to make detailed information relating to us and our investments available to regulators and third parties; and (iv) the AIFMD will also restrict certain of our activities in relation to EEA or UK portfolio companies, including, in some circumstances, our ability to recapitalize, refinance or potentially restructure a portfolio company within the first two years of ownership, which may in turn affect our operations generally. In addition, it is possible that some jurisdictions will elect to restrict or prohibit the marketing of non-EEA funds to investors based in EEA jurisdictions, which may make it more difficult for us to raise our targeted amount of capital.

The European Union is implementing a Directive to amend AIFMD (“AIFMD II”). AIFMD II will impose obligations including: (i) minimum substance considerations that EU regulators will need to take into account during the alternative investment fund manager (“AIFM”) authorization process; (ii) enhanced requirements around delegation, including additional reporting requirements in relation to delegation arrangements; (iii) new requirements applying to AIFMs managing funds that originate loans; (iv) increased investor pre-contractual disclosure requirements, notably around fees and charges; and (v) a prohibition on non-EU AIFMs and alternative investment funds (“AIFs”) established in jurisdictions identified as “high risk” countries under the European Anti-Money Laundering Directive (as amended) or the revised EU list of non-cooperative tax jurisdictions. The final text of AIFMD II was published in the Official Journal of the European Union in March 2024, with AIFMD II due to be implemented by EU Member States from 2026. It is possible that AIFMD II may require additional costs, expenses and/or resources, as well as restricting or prohibiting certain activities, including in relation to loan-originating funds and managers or funds established in jurisdictions outside the EU identified as having anti-money laundering and/or tax failings.
We may make credit investments, which could restrict our activities and oblige us to comply with certain regulatory requirements.
Funds that make credit investments have been the subject of increasing regulatory focus at international and regional level. To the extent that we are engaged in lending activity, we may be subject to restrictions on our activities and be obliged to comply with regulatory reporting and disclosure requirements in accordance with AIFMD II and/or other future regulatory initiatives. This may impact upon our activities and/or returns, lead to additional costs and expenses, and/or require the commitment of additional resources.
The International Organization of Securities Commissions (“IOSCO”) and the Financial Stability Board (“FSB”) have called on regulators to consider issues arising from the rapid growth in private finance, including in relation to systemic risk, transparency, leverage, liquidity, and conflicts of interest. It is likely that regulators will continue to focus on the credit funds sector and may introduce further regulatory requirements in the future.
From 2026, AIFMD II will introduce rules in respect of funds that originate loans, including in relation to (a) leverage limits, (b) liquidity requirements for open-ended loan-originating funds, (c) a limit on exposure to a single financial institution, (d) a prohibition on lending to certain entities and/or individuals that may give rise to conflicts of interest, (e) a ban on ‘originate-to-distribute’ strategies, (f) a risk retention requirement, (g) mandatory disclosures and reporting, and (h) policies and procedures for loan origination.
It is not yet confirmed whether or not the AIFMD II requirements in respect of funds originating loans will apply to non-EEA AIFMs. We may or may not, therefore, be required to comply with the AIFMD II restrictions on funds originating loans. If we are required to comply with the AIFMD II restrictions, this could affect our investment portfolio, require the implementation of policies and procedures for loan origination, and lead to an increase in the resources and costs necessary for compliance.
Special considerations for certain benefit plan investors.
We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Plan Asset Regulations. In this regard, until such time as all classes of our Shares are considered “publicly offered securities” within the meaning of the Plan Asset Regulations, we intend either to limit investment in our Shares by “benefit plan investors” to less than 25% of the total value of our Shares (within the meaning of the Plan Asset Regulations) or to operate the Fund so as to qualify as an “operating company” (within the meaning of the Plan Asset Regulations).
If, notwithstanding our intent, our assets were deemed to be “plan assets” of any Shareholder that is a “benefit plan investor” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence, diversification, delegation of control and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we have engaged in or might seek to engage could constitute “prohibited transactions” under ERISA and Section 4975 of the Code. In such an event, absent an exemption, we could be restricted from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, if our assets were to be treated as including plan assets of a “benefit plan investor,” the payment of certain of the fees and/or the allocation of certain of our returns to the Adviser or its affiliates might constitute prohibited transactions under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction may be subject to penalties and liabilities under ERISA and Section 4975 of the Code. In addition, the party in interest or disqualified person that has participated in the nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. These excise taxes, penalties and liabilities could be substantial.
The Adviser can take any action it determines in good faith so that our assets should not constitute “plan assets” for purposes of ERISA and Section 4975 of the Code. The Adviser’s authority to take such action includes the right to: (1) make structural, operating or other changes with respect to the Fund; (2) make structural or other changes in any portfolio investment; (3) dissolve the Fund; (4) cancel all or part of any Shareholder’s uncommitted capital commitment (if any); (5) require the Transfer or withdrawal, in whole or in part, of a Shareholder’s Shares; or (6) cause the Fund to exercise its Limited Exclusion Right (as defined in the Subscription Agreement) to exclude a Shareholder from purchasing Shares from the Fund if, in the sole discretion of the Fund, there is a substantial likelihood that such Shareholder’s purchase of Shares would, among other things, cause the participation of Benefit Plan Investors to be “significant” or our assets to be considered “plan assets” for the purposes of ERISA or Section 4975 of the Code.
Prospective investors should consult with their own advisors as to the consequences of making an investment in us.
We may be liable for unfunded pension liabilities of our portfolio companies.
In at least one federal circuit court of appeals, a court found that, in certain circumstances, an investment company could be treated as a “trade or business” for purposes of determining pension liability under ERISA. Therefore, where an investment company owns 80% or more (or, possibly, under certain circumstances, less than 80%) of a portfolio company, such company (and any other 80%-owned portfolio companies of such investment company) might be found liable for certain pension liabilities of such a portfolio company to the extent the portfolio company is unable to satisfy such liabilities. The Fund may, from time to time, own an 80% or greater interest in a portfolio company that has unfunded pension fund liabilities. If the Fund (or other 80%-owned portfolio companies of the Fund) were deemed to be liable for such pension liabilities, this could have a material adverse effect on the operations of the Fund and the companies in which the Fund invests. This discussion is based on current court decisions, statutes and regulations regarding control group liability under ERISA as in effect as of the date of this Registration Statement, which may change in the future as the case law and guidance develops.
The fiduciary of any investor governed by the fiduciary rules under ERISA, Section 4975 of the Code or other applicable Similar Laws must determine that an investment in the Fund is appropriate for such investor.
Until such time as our Shares are considered “publicly offered securities” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), we intend to conduct our affairs so that our assets will not be deemed to be “plan assets” under the Plan Asset Regulations by limiting investment in our Shares by “benefit plan investors” to less than 25% of the total value of our Shares or by operating the Fund as an “operating company” within the meaning of the Plan Asset Regulations. The fiduciary of each prospective investor subject to ERISA, Section 4975 of the Code or other Similar Laws must independently determine whether our Shares are an appropriate investment for such investor, taking into account any fiduciary obligations under ERISA, Section 4975 of the Code or other applicable Similar Laws and the facts and circumstances of each such investor.
There is a risk that investors in our Shares may not receive distributions or that our distributions may not grow over time and that investors in any debt securities we may issue in the future may not receive all of the interest income to which they are entitled.
For distributions with record dates set after 2024, we intend to make distributions on a monthly basis to our Shareholders out of assets legally available for distribution and in accordance with applicable state law. Any distributions we make will be paid at the sole discretion of our Board of Trustees. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we declare a distribution and if more Shareholders opt to receive cash distributions rather than participate in our distribution reinvestment plan, we may be forced to sell some of our investments in order to make cash distributions.
In addition, due to the asset coverage test that will be applicable to us once we are regulated as a BDC, we may be limited in our ability to make distributions. Credit facilities that we may enter into in the future could limit our ability to declare distributions if we default under certain provisions. Further, if we invest a greater amount of assets in non-income producing securities, it could reduce the amount available for distribution and may also inhibit our ability to make required interest payments to holders of any debt we may issue, which may cause a default under the terms of debt agreements that we may be party to. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt agreements.
Investing in our Shares may involve an above average degree of risk.
The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our securities may not be suitable for someone with lower risk tolerance.
The NAV of our Shares, and liquidity, if any, of the market for our Shares may fluctuate significantly.
The capital and credit markets have experienced periods of extreme volatility and disruption over the past several years. The NAV of our Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:
•
price and volume fluctuations in the capital and credit markets from time to time;

•
changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to BDCs;

•
changes in accounting guidelines governing valuation of our investments;

•
loss of our BDC status;

•
loss of a major funding source;

•
our ability to manage our capital resources effectively;

•
changes in our earnings or variations in our operating results;

•
changes in the value of our portfolio of investments;

•
any shortfall in investment income or net investment income or any increase in losses from levels expected by investors or securities analysts;

•
departure of Ares’ key personnel;

•
uncertainty surrounding the strength of the U.S. economy;

•
global unrest; and

•
general economic trends and other external factors.

Our Shareholders will experience dilution in their ownership percentage if they do not participate in our distribution reinvestment plan.
All distributions declared in cash payable to Shareholders that are participants in our distribution reinvestment plan are automatically reinvested in our Shares. As a result, our Shareholders that do not opt into our distribution reinvestment plan will experience dilution in their ownership percentage of our Shares over time. See “Item 1. Business — Distribution Reinvestment Plan.”

Our future credit ratings may not reflect all risks of an investment in our debt securities.
Any credit ratings we receive will be an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in such credit ratings will generally affect the market value of any debt securities we issue. Such credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors on the market value of or any trading market for any debt securities we issue.
Certain provisions of our Organizational Documents and actions of the Board of Trustees could deter takeover attempts and have an adverse impact on the value of our Shares.
Our Declaration of Trust provides that we are not required to hold annual meetings for the election of trustees and our Subscription Agreement provides that Shares are not transferable without the consent of the Adviser. These and other provisions of the Organizational Documents may have the effect of preventing or discouraging a third party from being able to take control of the Fund and thus preventing the holders of our Shares of the opportunity to realize a premium over the value of our Shares that a change of control might bring.
Risk Factors Related to Federal Income Taxation
We are taxed as a Corporation under Subchapter C of the Code and not as a regulated investment company.
In order to make certain investments that would be eligible for U.S. federal income tax credits and other tax incentives, we have elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes. We do not qualify as a regulated investment company under Subchapter M of the Code. Accordingly, we are subject to U.S. federal and applicable state and local income tax on our net income (regardless of whether such income is U.S. source) at the rates applicable to corporations without deduction for any distributions to the investors. Currently, the maximum rate of tax applicable to corporations is 21%. Therefore, since we are treated as a corporation for U.S. federal income tax purposes, certain investors, including U.S. taxable investors and state pension plans (which might otherwise prefer not to participate in investments through entities taxed as corporations for U.S. federal income tax purposes) will be required to invest through an entity taxed as a corporation in order to invest in us.
We cannot predict how tax reform legislation will affect us, our investments, or our Shareholders, and any such legislation could adversely affect our business.
Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Recent legislation has made many changes to the Code, including significant changes to the taxation of business entities, the deductibility of interest expense, the availability, amount and monetization of certain tax credits and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our Shareholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect the U.S. federal income tax consequences to us and our Shareholders. Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.
The Fund’s eligibility for certain tax benefits may be significantly impaired.
The Fund is expected to make investments that would be eligible for U.S. federal income tax credits and other tax incentives. Certain tax credits and accelerated depreciation are subject to reduction to the extent of ownership of the property that generates such tax credits and accelerated depreciation by tax-exempt persons. For purposes of determining the amount of reduction of such tax credits and accelerated depreciation, if tax-exempt persons own fifty percent of more by value of the stock of a corporation, then such corporation shall be treated as a tax-exempt entity (such a corporation, a “Tax-Exempt Controlled Entity”). A Tax-Exempt Controlled Entity may elect to not be treated as such, provided that any gain recognized by tax-exempt investors in the Tax-Exempt Controlled Entity on a disposition of an interest therein, and any dividend, distribution or interest received or accrued by a tax-exempt investor from such electing tax-exempt controlled entity, be treated as UBTI to the tax-exempt investor. Accordingly, our eligibility for certain tax credits and accelerated depreciation with respect to its investments may be restricted if more than 50% of our investors are tax-exempt persons. We intend to closely monitor the tax-classifications of its investors and to pursue structuring alternatives to avoid classification as a Tax-Exempt Controlled Entity.
General Risk Factors
Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.
Concerns over the United States’ debt ceiling and budget-deficit have driven downgrades by rating agencies to the U.S. government’s credit rating. Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating, any default by the U.S. government on its obligations, or any prolonged U.S. government shutdown, could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our Shares. U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns or a recession in the United States.
Deterioration in the economic conditions in the Eurozone and other regions or countries globally and the resulting instability in global financial markets may pose a risk to our business. Financial markets have been affected at times by a number of global macroeconomic events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, and instability in the Chinese capital markets. Global market and economic disruptions have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations. We cannot assure you that market disruptions in Europe and other regions or countries, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe or elsewhere negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected. Moreover, there is a risk of both sector-specific and broad-based corrections and/or downturns in the equity and credit markets. Any of the foregoing could have a significant impact on the markets in which we operate and could have a material adverse impact on our business prospects and financial condition.
Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics or outbreaks of infectious diseases), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Such events, including trade tensions between the United States and China, other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries, the Russia-Ukraine war, and more recently the Israel-Hamas war and health epidemics and pandemics, could adversely affect our business, financial condition or results of operations. Additionally, the Russia-Ukraine war, Israel-Hamas war and other armed conflicts may expand and may ultimately more actively involve the United States, Lebanon (and/or Hezbollah), Syria, Iran and/or other countries or terrorist organizations, any of which may exacerbate the risks described above. These market and economic disruptions could negatively impact the operating results of our portfolio companies.
We may experience fluctuations in our operating results.
We could experience fluctuations in our operating results due to a number of factors, including the interest rates payable on the debt investments we make, the default rates on such investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
Cybersecurity failures and data security incidents could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential, personal or other sensitive information and/or damage to our business relationships or reputation, any of which could negatively impact our business, financial condition and operating results.
The efficient operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, all of which are potentially vulnerable to security breaches and cyber-attacks or other security breaches, which may include intentional attacks or accidental losses, either of which may result in unauthorized access to, or corruption of, our hardware, software, or data processing systems, or to our confidential, personal, or other sensitive information. In addition, we, the Adviser, our Administrator, or their employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to confidential, personal, or other sensitive information. The result of any cyber-attack or other security incidents may include disrupted operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen assets or information (including personal information), fines or penalties, investigations, increased cybersecurity protection and insurance costs, litigation, or damage to our business relationships and reputation, in each case, causing our business and results of operations to suffer. The rapid evolution and increasing prevalence of artificial intelligence technologies may also increase our cybersecurity risks.
Although we are not currently aware of any cyber-attacks or other incidents that, individually or in the aggregate, have materially affected, or would reasonably be expected to materially affect, our operations or financial condition, there has been an increase in the frequency and sophistication of the cyber and security threats that we face, with attacks ranging from those common to businesses generally to more advanced and persistent attacks. Cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside or inside parties. We or our third-party providers may face a heightened risk of a security breach or disruption with respect to confidential, personal or other sensitive information resulting from an attack by foreign governments or cyber terrorists. We may be a target for attacks because, as a specialty finance company, we hold confidential and other sensitive information, including price information, about existing and potential investments. Further, we are dependent on third-party vendors for hosting hardware, software and data processing systems that we do not control. We also rely on third-party service providers for certain aspects of our businesses, including for certain information systems, technology and administration of our funds and compliance matters. While we rely on the cybersecurity strategy and policies implemented by Ares, which includes the performance of risk assessments on third-party providers, our reliance on them and their potential reliance on third-party providers removes certain cybersecurity functions from outside of our immediate control, and cyber-attacks on Ares, on us or on our third-party service providers could adversely affect us, our business and our reputation. The costs related to cyber-attacks or other security threats or disruptions may not be fully insured or indemnified by others, including by our third-party providers.
As our reliance on computer hardware and software systems, data processing systems, and other technology has increased, so have the risks posed to such systems, both those we or Ares control and those provided by third-party vendors. Cyber-attacks may originate from a wide variety of sources, and while Ares has implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber-attacks, these measures do not guarantee that a cyber-attack will not occur or that our financial results, operations or confidential information, personal or other sensitive information will not be negatively impacted by such an incident, especially because the techniques of threat actors change frequently and are often not recognized until launched. Ares relies on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on their information systems, as well as on policies and procedures to protect against the unauthorized or unlawful disclosure of confidential, personal or other sensitive information. Although Ares takes protective measures and endeavors to strengthen its computer systems, software, technology assets and networks to prevent and address potential cyber-attacks, there can be no assurance that any of these measures prove effective. Ares expects to be required to devote increasing levels of funding and resources, which may in part be allocated to us, to comply with evolving cybersecurity and privacy laws and regulations and to continually monitor and enhance its cybersecurity procedures and controls.
Cybersecurity risks are exacerbated by the rapidly increasing volume of highly sensitive data, including our proprietary business information and intellectual property, personal information of the Adviser’s and Administrator’s employees, our investors and others and other sensitive information that Ares collects, processes and stores in its data centers and on its networks or those of its third-party service providers. The secure processing, maintenance and transmission of this information are critical to our operations. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of investor, employee or other personal information, proprietary business data or other sensitive information, whether by third parties or as a result of employee malfeasance or otherwise, non-compliance with applicable contractual or other legal obligations regarding such data or intellectual property or a violation of applicable privacy and security policies with respect to such data could result in significant investigation, remediation and other costs, fines, penalties, litigation or regulatory actions against us and significant reputational harm, any of which could harm our business and results of operations.
Portfolio companies may also rely on similar systems and face similar risks. A disruption or compromise of these systems could have a material adverse effect on the value of these businesses. We may invest in strategic assets having a national or regional profile or in infrastructure assets, the nature of which could expose them to a greater risk of being subject to a terrorist attack or cyber-attack than other assets or businesses. Such an event may have material adverse consequences on our investments or may require portfolio companies to increase preventative security measures or expand insurance coverage.
In addition, we expect to operate in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. Cybersecurity has become a priority for regulators in the U.S. and around the world. In the latter half of 2021, the SEC brought three charges, sanctioning eight companies, all of which were registered as broker dealers, investment advisory firms or both, for deficient cybersecurity policies and procedures, and settled charges in two separate actions against public companies for deficient disclosure controls and procedures violations related to a cybersecurity vulnerability that exposed sensitive customer information. More recently, the SEC proposed new rules related to cybersecurity risk management for registered investment advisers, regulated investment companies and business development companies, as well as amendments to certain rules that govern investment adviser and fund disclosures. In July 2023, the SEC also adopted rules requiring public companies to disclose material cybersecurity incidents on Form 8-K and periodic disclosure of a registrant’s cybersecurity risk management, strategy, and governance in annual reports. The rules became effective beginning with annual reports for fiscal years ending on or after December 15, 2023 and beginning with Form 8-Ks on December 18, 2023. With the SEC particularly focused on cybersecurity, we expect increased scrutiny of our and Ares’ policies and systems designed to manage cybersecurity risks and related disclosures. We also may face increased costs to comply with the new SEC rules, including Ares’ increased costs for cybersecurity training and management, a portion of which may be allocated to us. Many jurisdictions in which we operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, the CCPA, the New York SHIELD Act, the General Data Protection Regulation (“GDPR”) and the U.K. GDPR. In addition, the SEC has indicated in recent periods that one of its examination priorities for the Office of Compliance Inspections and Examinations is to continue to examine cybersecurity procedures and controls, including testing the implementation of these procedures and controls.
There may be substantial financial penalties or fines for breach of privacy laws (which may include insufficient security for personal or other sensitive information). For example, the maximum penalty for breach of the GDPR is the greater of 20 million Euros and 4% of group annual worldwide turnover, and fines for each violation of the CCPA are $2,500, or $7,500 per violation for intentional violations. Non-compliance with any applicable privacy or data security laws represents a serious risk to our business. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal information. Breaches in security could potentially jeopardize our, the Adviser’s or Administrator’s employees’ or our investors’ or counterparties’ confidential or other information processed and stored in, or transmitted through, our or Ares’ computer systems and networks (or those of our third-party service providers), or otherwise cause interruptions or malfunctions in our, the Adviser’s or Administrator’s employees’, our investors’, our portfolio companies, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of our business, liability to our investors, our portfolio companies and other counterparties, fines or penalties, litigation, regulatory intervention or reputational damage, which could also lead to loss of investors.
Ineffective internal controls could impact our business and operating results.
Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

ITEM 2.   Financial Information
Discussion of Management’s Expected Operating Plans
The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.
Overview
We are a newly organized, externally managed, closed-end management investment company. Formed as a Delaware statutory trust on May 7, 2024, we will elect to be treated as a BDC under the 1940 Act.
We are externally managed by our Adviser, a subsidiary of Ares, a publicly traded, leading global alternative investment manager, pursuant to our Investment Advisory Agreement. Our Adviser is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as an investment adviser with the SEC. Our Administrator, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.
We commenced operations on August 28, 2024 in connection with the issuance of Shares relating to our first capital drawdown and have conducted our investment activities and operations pursuant to the exclusion from the definition of an “investment company” in Section 3(c)(7) of the 1940 Act. For distributions with record dates set after 2024, we intend to make distributions to our Shareholders on a monthly basis out of assets legally available for distribution. Any distributions we make will be paid at the sole discretion of our Board of Trustees. See “Recent Developments” below.
Our investment objective is to seek to generate attractive risk-adjusted total returns consisting primarily of current income and, secondarily, of capital appreciation. We focus on equity, and to a lesser extent, debt, investments in Infrastructure Assets, with a primary focus on Core Infrastructure Assets, with allocations in both controlling (majority) and non-controlling (minority) equity investments, as deemed appropriate by the Adviser. Our investments may include common or preferred stock, warrants or options, first lien senior secured loans, second lien senior secured loans, subordinated secured and unsecured loans, subordinated debt, distressed securities and convertible securities. For cash management and other purposes, we may also invest in broadly syndicated loans and other more liquid credit investments, including in publicly traded debt instruments and other instruments that are not directly originated, as well as equity investments and other investment companies such as exchange-traded funds. Under normal circumstances, we intend to invest at least 80% of our net assets, plus the amount of any borrowings for investment purposes, in assets and companies that derive at least 50% of their revenue from Infrastructure Assets and/or devote at least 50% of their assets to Infrastructure Assets. Shareholders will be provided with 60 days’ notice in the manner prescribed by the SEC in the event of any change to the Investment Policy.
To seek to enhance our returns, we intend to employ leverage as market conditions permit and at the discretion of our Adviser, but upon our BDC Election, in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund. See “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — We may borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.”
Once we are regulated as a BDC, we will be required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in “qualifying assets,” including securities and indebtedness of private U.S. companies and certain public U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. We also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the 1940 Act. Specifically, as part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the 1940 Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the 1940 Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the 1940 Act. In addition, our Adviser and certain of our affiliates have received the Co-Investment Exemptive Order from the SEC that we intend to rely on, which will permit us and other BDCs and registered closed-end management investment companies managed by Ares Management and its affiliates to co-invest in portfolio companies with each other and with affiliated investment funds. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise co-invest with funds managed by Ares Management or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our Adviser’s allocation policy.
“Item 1. Business — The Fund — Ares Core Infrastructure Fund” for more information about our investment strategies. Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”
Revenues
We plan to generate revenue in the form of interest income by investing primarily in Core Infrastructure Assets which are Infrastructure Assets that the Fund believes could: (i) possess a higher degree of cash flow predictability; (ii) produce returns that are derived primarily from income, with limited upside through capital gains and assets that are commonly held for longer terms (more than five years); and (iii) produce revenues and cash flows that are generally predictable as a result of being governed by either rate regulation by governmental agencies or by long-term contractual arrangements with creditworthy counterparties, such as governments, municipalities and major companies, which can shield these assets from near-term economic and market trends. The Fund expects to focus primarily on Core Infrastructure Assets including investments in the power generation (such as renewable energy and thermal power plants), renewable natural gas, liquified natural gas, transportation, telecommunications, digital infrastructure (such as data centers, fiber optic cables and cell phone towers), midstream and energy infrastructure, regulated utilities, social infrastructure (such as water treatment and management, waste management and recycling) and environmental services (such as carbon capture and storage, soil and air remediation and climate change mitigation) sectors.
Expenses
The services of all investment professionals of our Adviser and its staff, when and to the extent engaged in providing investment advisory services to us and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by our Adviser. Under the Investment Advisory Agreement, we bear all other costs and expenses of our operations and transactions. See “Item 1. Business — Investment Advisory Agreement” for a description of the Investment Advisory Agreement and Note 3 to our financial statement as of August 9, 2024 for more information on fees and expenses.
From time to time, our Adviser, our Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse our Adviser, our Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, our Adviser or our Administrator may defer or waive fees and/or rights to be reimbursed for expenses.
Expense Support and Conditional Reimbursement Agreement
We have entered into the Expense Support and Conditional Reimbursement Agreement with the Adviser, pursuant to which the Adviser may elect to pay certain of the Fund’s expenses on the Fund’s behalf. The Adviser has agreed to advance a portion of the Fund’s organization and initial offering expense, which includes all of the Fund’s organization and initial offering expenses incurred in connection with the

Private Offering. See “Item 1. Business — Expense Support and Conditional Reimbursement Agreement” for a description of the Expense Support and Conditional Reimbursement Agreement.
Financial Condition, Liquidity and Capital Resources
Our current liquidity and capital resources are expected to be generated primarily from the proceeds received from the sale of Shares, pursuant to our Private Offering on a continuous basis at a price per share equal to the then-current NAV per share and cash flows from our operations and advances from any credit facilities we may enter into in the future. Further, we expect to generate additional liquidity and capital resources from the net proceeds of any future offerings of our debt or equity securities, and any financing arrangements we may enter into in the future.
Our primary uses of cash will be for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying our Adviser and our Administrator), (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our Shares.
Upon the BDC Election, in accordance with the 1940 Act, we may borrow amounts such that our asset coverage calculated pursuant to the 1940 Act, is at least 200% (or 150% if certain requirements under the 1940 Act are met) immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us).
We may from time to time seek to retire or repurchase our Shares through cash purchases, as well as retire, cancel or purchase any of our outstanding debt through cash purchases and/or exchanges, in open market purchases, privately negotiated transactions or otherwise. We intend to conduct any such repurchases of our Shares pursuant to the terms of tender offers in accordance with the requirements of Rule 13e-4 promulgated under the 1934 Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all Shareholders and filed with the SEC on Schedule TO. The amounts involved may be material. In addition, we may from time to time enter into new debt facilities, increase the size of existing facilities or issue debt securities, including secured debt, unsecured debt and/or debt securities convertible into common stock. Any such purchases or exchanges of common stock or outstanding debt, or incurrence or issuance of additional debt would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors.
Critical Accounting Estimates
This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with GAAP. The preparation of these financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. The critical accounting estimates should be read in conjunction with the risk factors elsewhere in this Registration Statement. See our financial statement as of August 9, 2024 for more information on critical accounting policies.
Investments
Upon the BDC Election, we will value our investments in accordance with Section 2(a)(41) of the 1940 Act and Rule 2a-5 thereunder, which sets forth requirements for determining fair value in good faith. Pursuant to Rule 2a-5 of the 1940 Act, our Board of Trustees has designated the Adviser as its “valuation designee” to perform fair value determinations for investments held by us without readily available market quotations, subject to the oversight by our Board of Trustees. Investments for which market quotations are readily available will typically be valued at such market quotations. In order to validate market quotations, the Adviser, as our valuation designee, will review a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity investments that are not publicly traded or whose market prices are not readily available will be valued at fair value as determined in good faith by the Adviser, subject to the Board of Trustees’ oversight, based on, among other things, the input of the Fund’s independent third-party valuation firm that has been engaged to support the valuation of such portfolio investments by providing positive assurance monthly and an independent valuation at least once annually (with certain de minimis exceptions) and under a valuation policy and a consistently applied valuation process. However, we may use these independent valuation firms to review the value of our investments more frequently, including in connection with the occurrence of significant events or changes in value affecting a particular investment.
Investment transactions are recorded on the trade date. Realized gains or losses will be measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and will include investments charged off during the period, net of recoveries. Unrealized gains or losses will primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.
Investments for which market quotations are readily available will typically be valued at such market quotations. In order to validate market quotations, our Adviser, as our valuation designee, will look at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e. substantially all of our investments) will be valued at fair value as determined in good faith by our Adviser, as our valuation designee, subject to the oversight of our Board of Trustees, based on, among other things, the input of an independent third-party valuation firm that has been engaged to support the valuation of such portfolio investments by providing positive assurance monthly and an independent valuation at least once annually (with certain de minimis exceptions) and under a valuation policy and a consistently applied valuation process. In addition, our independent registered public accounting firm will obtain an understanding of, and performs select procedures relating to, our investment valuation process within the context of performing our financial statement audit.
Investments in our portfolio that do not have a readily available market (i.e. substantially all of our investments) will be valued at fair value as determined in good faith by our Adviser, as our valuation designee, as described herein. As part of the valuation process for investments that do not have readily available market prices, our Adviser may take into account the following types of factors, if relevant, in determining the fair value of our investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, changes in the interest rate environment and the credit markets, which may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent sale occurs, our Adviser will consider the pricing indicated by the external event to corroborate the valuation.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.
Our Adviser, as our valuation designee, will be subject to the oversight of our Board of Trustees, undertakes a multi-step valuation process each quarter, as described below:
•
Our quarterly valuation process will begin with a preliminary valuation being prepared by the investment professionals responsible for the portfolio investment in conjunction with our portfolio management team and valuation team.

•
Preliminary valuations will be reviewed and discussed by our Adviser’s valuation committee.

•
Our Adviser’s valuation committee will determine the fair value of each investment in our portfolio without a readily available market quotation in good faith based on, among other things, the input of the independent third party valuation firms, where applicable.

When our Adviser determines our NAV as of the last day of a month that is not also the last day of a calendar quarter, our Adviser will update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, our Adviser will generally value such assets at the most recent quarterly valuation unless our Adviser determines that a significant observable change has occurred since the most recent quarter end with respect to the investment (which determination may be as a result of a material event at a portfolio company, material change in market spreads, secondary market transaction in the securities of an investment or otherwise). If our Adviser determines such a change has occurred with respect to one or more investments, our Adviser will determine whether to update the value for each relevant investment.
Fair Value of Financial Instruments
We follow ASC 825-10, which provides companies the option to report selected financial assets and liabilities at fair value. ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of our choice to use fair value on its earnings. ASC 825-10 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheet. We have not elected the ASC 825-10 option to report selected financial assets and liabilities at fair value. With the exception of the line items entitled “other assets” and “debt,” which are reported at amortized cost, the carrying value of all other assets and liabilities approximate fair value.
Upon the BDC Election, investments held by the Fund will be valued in accordance with Section (2)(a)(41) of the 1940 Act and Rule 2a-5 thereunder, and the provisions of ASC 820-10, which expands the application of fair value accounting. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosure of fair value measurements. ASC 820-10 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires us to assume that the portfolio investment is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820-10, we will consider its principal market as the market in which we exit our portfolio investments with the greatest volume and level of activity. ASC 820-10 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. In accordance with ASC 820-10, these inputs are summarized in the three broad levels listed below:
•
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.

•
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In addition to using the above inputs in investment valuations, our Adviser will employ a valuation policy and procedures that will be reviewed by our Board of Trustees in connection with their designation of our Adviser as our valuation designee and will be consistent with the provisions of Rule 2a-5 under the 1940 Act and ASC 820-10. Consistent with its valuation policies and procedures, our Adviser will evaluate the source of inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. Because there may not be a readily available market value for some of the investments in our portfolio, the fair value of a portion of our investments may be determined using unobservable inputs.

The assets and liabilities classified as Level 1 or Level 2 will typically be valued based on quoted market prices, forward foreign exchange rates, dealer quotations or alternative pricing sources supported by observable inputs. The Adviser will obtain prices from independent pricing services which generally utilize broker quotes and may use various other pricing techniques which take into account appropriate factors such as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other data. The Adviser will be responsible for all inputs and assumptions related to the pricing of securities. The Adviser will have internal controls in place that support its reliance on information received from third-party pricing sources. As part of its internal controls, the Adviser will obtain, review, and test information to corroborate prices received from third-party pricing sources. For any security, if market or dealer quotations are not readily available, or if the Adviser determines that a quotation of a security does not represent a fair value, then the security will be valued at a fair value as determined in good faith by the Adviser and will be classified as Level 3. In such instances, the Adviser will use valuation techniques consistent with the market or income approach to measure fair value and will give consideration to all factors which might reasonably affect the fair value.
Our portfolio investments classified as Level 3 will typically be valued using two different valuation techniques. The first valuation technique is an analysis of the EV of the portfolio company. EV means the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The primary method for determining EV uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA (generally defined as net income before net interest expense, income tax expense, depreciation and amortization). EBITDA multiples are typically determined based upon review of market comparable transactions and publicly traded comparable companies, if any. Our Adviser may also employ other valuation multiples to determine EV, such as revenues. The Adviser may also use industry specific valuation analyses to determine enterprise value, such as capitalization rate analysis used in the real estate industry The second method for determining EV uses a discounted cash flow analysis whereby future expected cash flows of the portfolio company are discounted to determine a present value using estimated discount rates (typically a weighted average cost of capital based on costs of debt and equity consistent with current market conditions). The EV analysis is performed to determine the value of equity investments, the value of debt investments in portfolio companies where we have control or could gain control through an option or warrant security, and to determine if there is credit impairment for debt investments. If debt investments are credit impaired, an EV analysis may be used to value such debt investments; however, in addition to the methods outlined above, other methods such as a liquidation or wind-down analysis may be utilized to estimate EV. The second valuation technique is a yield analysis, which is typically performed for non-credit impaired debt investments in portfolio companies where we do not own a controlling equity position. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. In the yield analysis, our Adviser will consider the current contractual interest rate, the maturity and other terms of the investment relative to the risk of us and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the EV of the portfolio company. As debt investments held by us are substantially illiquid with no active transaction market, our Adviser, as our valuation designee, will depend on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable.
For debt securities, the analysis will be used to determine if the borrower has the ability to repay its obligations. If it is determined that the borrower does have the ability to repay its obligations, the second valuation technique that will be utilized is a yield analysis. To determine fair value using a yield analysis, a current price is imputed for the investment based upon an assessment of the expected market yield for a similarly structured investment with a similar level of risk. In the yield analysis, the Adviser will consider the current contractual interest rate, the maturity and other terms of the investment relative to risk of the borrower and the specific investment. As the debt investments are substantially illiquid with no active transaction market, the Fund will depend on primary market data, including newly funded transactions, as inputs in determining the appropriate market yield, as applicable.
See Note 2 to our financial statement as of August 9, 2024 for more information on our valuation process.

Quantitative and Qualitative Disclosures About Market Risk
We are subject to financial market risks, including changes in interest rates and the valuations of our investment portfolio. Uncertainty with respect to the fluctuations in global interest rates, inflationary pressures, the Russia-Ukraine war and more recently the Israel-Hamas war introduced significant volatility in the financial markets, and the effects of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below. For more information concerning these risks and their potential impact on our business and our operating results, see “Risk Factors — General Risk Factors — Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations” and “Item 1A. Risk Factors — General Risk Factors — Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations” and “— Risks Relating to Our Investments — Economic recessions or downturns could impair our portfolio companies and harm our operating results.”
Investment Valuation Risk
Because we do not expect there to be a readily available market value for most of the investments in our portfolio, substantially all of our portfolio investments are expected to be valued at fair value as determined in good faith by the Adviser, as our valuation designee, subject to the oversight of our Board of Trustees based on, among other things, the input of an independent third-party valuation firm that has been engaged to support the valuation of each portfolio investment by providing positive assurance monthly and an independent valuation without a readily available market quotation at least once annually (with certain de minimis exceptions). Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 1. Business — Determination of Net Asset Value.”
Interest Rate Risk
Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we will fund a portion of our investments with borrowings, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. See “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — We are exposed to risks associated with changes in interest rates, including the current interest rate environment.” We will regularly measure our exposure to interest rate risk. We will assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we will determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.
Recent Developments
In connection with the Fund’s operations as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the 1940 Act, on August 28, 2024, we completed the initial closing of our Private Offering, pursuant to which we issued and sold 6,226,600 Shares for an aggregate purchase price of approximately $156 million. The Fund commenced operations on August 28, 2024. These Shares were issued and sold to accredited investors within the meaning of Regulation D of the 1933 Act and qualified purchasers within the meaning of the 1940 Act with respect to transactions by an issuer not involving any public offering. Proceeds from the first capital drawdown are being invested in accordance with our investment objective. In connection with the commencement of our operations, the management fee and any incentive fee, as applicable, payable by us to the Adviser under the Investment Advisory Agreement began to accrue. However, the Adviser has agreed to waive its right to receive the management fee for the period prior to the BDC Election. The Adviser may, at its option, extend this waiver until the Fund’s first monthly closing as a BDC.
As of November 15, 2024, the Fund had received capital commitments totaling approximately $395 million (approximately $239 million remaining undrawn, of which approximately $50 million are from affiliates of the Adviser).
On September 11, 2024, ACI Denali Member, LLC (“ACI Denali”), a wholly-owned subsidiary of ACI Denali Holdings, LLC, which is wholly-owned by the Fund, entered into a loan agreement (the “Loan Agreement”) with Ares Denali Member (together with ACI Denali, the “Co-Borrowers”), MUFG Bank, LTD (“MUFG” or the “Administrative Agent”), and BNP Paribas (together with MUFG, the “Co-Lenders”). The Loan Agreement provides for a total borrowing of $561 million, of which ACI Denali is responsible for $212.5 million. Outstanding borrowings under the Loan Agreement bear interest at the Daily Compounded Secured Overnight Financing Rate (“SOFR”) plus 2.00%. The Co-Borrowers will make payments quarterly beginning in February 2025 and ending in November 2041.
ITEM 3.   Properties
We do not own any real estate or other physical properties materially important to our operation. Our headquarters are currently located at 245 Park Avenue, 44th Floor, New York, New York 10167 and are provided by our Administrator or one of its affiliates in accordance with the terms of the Administration Agreement.
ITEM 4.   Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of November 25, 2024 information with respect to the beneficial ownership of our Shares by:
•
each person known to us to be expected to beneficially own more than 5% of the outstanding Shares;

•
each of our trustees, executive officers and certain other officers who are not trustees; and

•
all of our trustees, executive officers and certain other officers who are not trustees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to the Fund’s Shares that they beneficially own. Each of the record holders of 5% or more of our Shares may be deemed not to beneficially own (or may be deemed to have disclaimed beneficial ownership of) some or all of their Shares to the extent they do not have voting and/or dispositive power over such Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Percentage of beneficial ownership is based on 6,226,600 of our Shares outstanding as of November 15, 2024.
The address for each of the trustees, executive officers and certain other officers who are not trustees listed in the table below is c/o Ares Core Infrastructure Fund, 245 Park Avenue, 44th Floor, New York, New York 10167. The address for Lisa Morgan is c/o Ares Core Infrastructure Fund, 4300 Wilson Blvd., Suite 260, Arlington, VA 22203.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Trustees and Named Executive Officers:
Interested Trustees
Keith Derman	—	—%
Julie Solomon	—	—%
Independent Trustees
Sandra R. Anceleitz	—	—%
Ann Torre Bates	—	—%
Andrew Spence	—	—%
Named Executive Officers Who Are Not Trustees
Steven Porto	—	—%
Christina Oh	—	—%
Jay Henning		—%
All Trustees, Executive Officers and Certain Other Officers as a Group (13 persons)(1)	—	—%
5% Holders
Donor Advised Charitable Giving, Inc.(2)	1,000,000	16.1%
JPH Private Investments LLC(3)	400,000	6.4%

(1)
Includes shares owned by officers of the Fund that are not “Named Executive Officers” as defined in Item 402 of Regulation S-K.

(2)
Donor Advised Charitable Giving, Inc. is controlled by Michael Maestas. The address for Donor Advised Charitable Giving, Inc. is 211 Main Street, San Francisco, CA 94105.

(3)
JPH Private Investments, LLC is controlled by Jeffrey Horing. The address for JPH Private Investments, LLC is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

ITEM 5.   Trustees and Executive Officers
Our business and affairs are managed under the direction of the Board of Trustees. The responsibilities of the Board of Trustees include, among other things, the oversight of our investment activities, the oversight of the monthly valuation of our assets by our Adviser (our Board of Trustees’ valuation designee), oversight of our financing arrangements and corporate governance activities.
The Board of Trustees consists of five members, three of whom are not “interested persons” of the Fund or of our Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board of Trustees. The Board of Trustees elects our executive officers, who will serve at the discretion of the Board of Trustees. The trustees hold office for an unlimited term.
Trustees
Information regarding our Board of Trustees is as follows:
Name	Year of Birth	Position
Keith Derman	1972	Co-Chief Executive Officer and Trustee
Julie Solomon	1977	Trustee
Sandra R. Anceleitz	1966	Trustee
Ann Torre Bates	1958	Trustee
Andrew Spence	1956	Trustee

Executive Officers and Certain Other Officers Who are Not Trustees
Information regarding our executive officers and certain other officers who are not trustees is as follows:
Name	Year of Birth	Position
Steven Porto	1984	Co-Chief Executive Officer
Christina Oh	1980	Chief Financial Officer and Treasurer
Jay Henning	1975	Chief Accounting Officer
Lisa Morgan	1976	Chief Compliance Officer
Noah Ehrenpreis	1982	Vice President and Assistant Secretary
Naseem Sagati Aghili	1981	Vice President
Penni Roll	1965	Vice President
Mohan P. Thomas	1971	Vice President
Biographical Information
The following is information concerning the experience of our Board of Trustees, executive officers and certain other officers.
Board of Trustees
Keith Derman.   Keith Derman has served as a trustee and Co-Chief Executive Officer of the Fund since August 2024. Mr. Derman is a Partner and Co-Head of the AIO team and additionally serves on the Ares Infrastructure Group’s Infrastructure Opportunities and Climate Infrastructure Partners Investment Committees. As the Co-Head of the AIO team, he oversees all aspects of strategy, origination, capital deployment and portfolio management across the infrastructure industry. In 2015, Mr. Derman joined Ares through the firm’s acquisition of Energy Investors Funds, where he was a Partner and had worked for 10 years. From 2002 to 2005, he was a Manager of Corporate Development at PSEG Power, where he focused on the acquisition and development of power generation and transmission projects as well as spending significant time in the company’s commodity trading and international businesses. In addition, Mr. Derman worked as a Senior Financial Analyst in the Acquisition and Development Group at Sunterra Corporation, a publicly traded real estate and resort company. He began his career as a Financial Analyst at Smith Barney, where he was a member of the mergers and acquisitions group. Mr. Derman is a member of the Board of Directors of a number of portfolio companies including Apex Clean Energy. Mr. Derman also serves on the Board of Visitors at Duke University’s Nicholas School of the Environment. Mr. Derman holds a B.A., cum laude, from Duke University in Political Science and an M.B.A. from the University of Pennsylvania Wharton School in Entrepreneurial Management.
Julie Solomon.   Julie Solomon has served as a Trustee of the Fund since October 2024. Ms. Solomon is a Partner and Co-Head of Ares Real Estate. Additionally, Ms. Solomon serves as a member of the Ares Real Estate Global and Debt Investment Committees. Prior to joining Ares in 2013, Ms. Solomon was a Partner at AREA Property Partners. Previously, Ms. Solomon was an Associate at JP Morgan. Ms. Solomon is a member of New York Women Executives in Real Estate (WX), Pension Real Estate Association (PREA) and sits on the Advisory Board of NYPEN Real Estate. Ms. Solomon holds a B.A., magna cum laude, from the University of Pennsylvania in History and an M.B.A. from Harvard Business School.
Sandra R. Anceleitz.   Sandra R. Anceleitz has served as a Trustee of the Fund since October 2024. Ms. Anceleitz also currently serves as a trustee of Ares Strategic Income Fund and as a member of its audit committee. From 1997 to 2010, Ms. Anceleitz served as Managing Director of the Global Loan Sales Group for Bank of America/Merrill Lynch. During her time at Bank of America/Merrill Lynch, Ms. Anceleitz also served as Director of the High Yield Bond Sales Group from 1996 to 1997 and Director of the Loan Origination Group from 1994 to 1996. Prior to joining Bank of America/Merrill Lynch, Ms. Anceleitz served as Vice President of the Loan Original Group for Chemical Bank. Ms. Anceleitz holds a dual B.A. in Business / Economics and Mathematics from Lafayette College and an Executive M.B.A. from the Wharton

School of the University of Pennsylvania. We believe that Ms. Anceleitz’s experience in the financial sector provides the Board of Trustees with valuable knowledge and insight in the financial services sector.
Ann Torre Bates.   Ann Torre Bates has served as a Trustee of the Fund since October 2024. Ms. Bates currently dedicates her time serving on the boards of directors of several companies primarily in the financial sector. Ms. Bates currently serves as a director of Ares Capital Corporation and is the chairperson of its audit committee, and she serves as a trustee of Ares Strategic Income Fund and is the chairperson of its audit committee. From 1997 to 2012, Ann Torre Bates was a strategic and financial consultant, principally with respect to corporate finance matters. From 1995 to 1997, Ann Torre Bates served as Executive Vice President, Chief Financial Officer and Treasurer of NHP, Inc., a national real estate services firm. From 1991 to 1995, Ann Torre Bates was Vice President and Treasurer of US Airways, and held various finance positions from 1988 to 1991. She is a director or trustee of 19 investment companies in the Franklin Templeton Group of Mutual Funds. She previously served as a director of Allied Capital Corporation from 2003 to 2010, SLM Corporation from 1997 to 2014, Navient Corporation from 2014 to 2016 and United Natural Foods, Inc. from 2014 to 2023. Ann Torre Bates holds a B.B.A in Accountancy from the University of Notre Dame and an M.B.A. in Finance and Economics from Cornell University. We believe that Ann Torre Bates’ experience serving as a director of other public companies in the financial sector, as well as her past experience as a chief financial officer, provides the Board of Trustees with valuable knowledge and insight in the financial services sector as well as experience in financial and accounting matters.
Andrew Spence.   Andrew Spence has served as a Trustee of the Fund since October 2024. Mr. Spence most recently served as Chief Financial Officer of Anaergia, Inc. (TSX:ANRG), a Canadian-based, global renewable energy company from June 2023 until July 2024. Previously, he was Chief Financial Officer of Aria Energy LLC, a developer, owner and operator of landfill gas to energy and renewable natural gas projects throughout the United States, from February 2016 until September 2021. Aria Energy LLC was a portfolio company of Ares EIF Management, LLC until its sale in late 2021. Prior to joining Aria Energy, Mr. Spence served as Chief Financial Officer of Ameresco, Inc. (NYSE:AMRC) from April 2002 until May 2015, where he helped lead the company through its early growth stages and in 2010 directed the company’s initial public offering. Mr. Spence holds an M.B.A and a Bachelor of Accounting Science from the University of Puget Sound, and a B.A. in Business Administration (Finance) from Washington State University. The Fund believes that Mr. Spence’s experience serving as a chief financial officer provides the Board of Trustees with valuable knowledge and insight in the financial services sector as well as experience in financial and accounting matters.
Information About Executive Officers and Certain Other Officers Who Are Not Trustees
Steven Porto.   Steven Porto has served as Co-Chief Executive Officer of the Fund since August 2024. Mr. Porto is a Partner in Ares Infrastructure Opportunities and additionally serves on the Ares Infrastructure Group’s Infrastructure Opportunities and Climate Infrastructure Partners Investment Committees. Mr. Porto is a board member of Apex Clean Energy, Current Trucking and Atlas Crane Service, each a portfolio company of a fund(s) managed by Ares. Prior to joining Ares in 2018, Mr. Porto was a Vice President at GE Energy Financial Services, Vice President at Development Partners Group, and an Analyst at Goldman Sachs. Mr. Porto holds a B.S. from James Madison University in Quantitative Finance.
Christina Oh.   Christina Oh has served as Chief Financial Officer of the Fund since October 2024 and Vice President of the Fund since August 2024. Christina Oh is a Partner, Deputy Chief Financial Officer & Treasurer, Chief Financial Officer of Secondaries & Infrastructure in the Ares Finance and Accounting Department and additionally serves on the Ares Diversity, Equity and Inclusion Council. Ms. Oh previously served as Chief Financial Officer of the Ares Private Equity Group from March 2017 to August 2021. Prior to joining Ares in 2007, Ms. Oh was a Senior Associate at Deloitte and Touche LLP, where she focused on auditing financial services institutions, including investment companies and broker dealers. Ms. Oh is a member of the Board of Trustees for the National Multiple Sclerosis (“MS”) Society — Southern California Chapter, a non-profit organization focused on finding a cure for MS while empowering people affected with MS. She holds a B.S., with honors, from the University of California, Los Angeles in Business Economics. Ms. Oh holds a CPA license (inactive).
Jay Henning.   Jay Henning has served as Chief Accounting Officer of the Fund since October 2024. Mr. Henning is a Managing Director and Chief Accounting Officer in the Ares Finance and Accounting

Department. Prior to joining Ares in 2023, Mr. Henning was a Senior Vice President and Chief Financial Officer of the private funds in the Infrastructure Group at Brookfield Asset Management from May 2019 to November 2023, where he focused on the finance and operations of the full stable of infrastructure private funds, including closed-ended value add infrastructure equity funds, closed-ended infrastructure debt funds, and open-ended core infrastructure equity funds. Previously, Mr. Henning was a Director of Finance at W.P Carey, in Amsterdam, where he was responsible for the international finance operations including accounting, tax, treasury and compliance and headed the finance operation for Oasis Group Holdings. He holds a B.Acc. from the University of Stellenbosch and an M.B.A. from the University of Free State. Mr. Henning also holds a CA(SA) professional designation. He is a CFA® charterholder.
Lisa Morgan.   Lisa Morgan has served as Chief Compliance Officer of the Fund since August 2024. Ms. Morgan is a Partner and Chief Compliance Officer, Registered Products in the Ares Legal and Compliance Group. Ms. Morgan also serves as the Chief Compliance Officer of Ares Capital Corporation (NASDAQ: ARCC), Ares Strategic Income Fund, Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC), CION Ares Diversified Credit Fund and Ares Private Markets Fund. Prior to joining Ares in 2017, Lisa Morgan was a Partner in the Business Practices Group at Eversheds Sutherland, where she focused on the formation, regulation and operation of public and private funds, including business development companies. Lisa Morgan began her legal career at Eversheds Sutherland in 2003. Lisa Morgan holds a B.A. from Providence College in Sociology and Spanish, and a J.D. from the University of North Carolina at Chapel Hill.
Noah Ehrenpreis.   Noah Ehrenpreis has served as Vice President and Assistant Secretary of the Fund since August 2024. Mr. Ehrenpreis is a Managing Director and Associate General Counsel (Infrastructure) in the Ares Legal Department. Prior to joining Ares in 2015, he worked at Energy Investors Funds as Counsel. Previously, he was an Associate at Proskauer Rose LLP. Mr. Ehrenpreis holds a B.S. from Northeastern University in Business and a J.D. from Suffolk University Law School.
Naseem Sagati Aghili.   Naseem Sagati Aghili has served as Vice President of the Fund since August 2024. She joined Ares Management in 2009 and is Partner, General Counsel and Corporate Secretary of Ares. She serves on the Ares Executive Management Committee, Enterprise Risk Committee and Diversity, Equity and Inclusion Council. In her role as General Counsel, she oversees Ares’ Legal & Compliance department including the firm’s Enterprise Risk Management, Internal Audit and Performance functions. She also serves as Vice President of Ares Capital Corporation, Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC), CION Ares Diversified Credit Fund, Ares Private Markets Fund and Ares Strategic Income Fund. Prior to being named as General Counsel of Ares in 2020, Naseem Sagati Aghili served in a variety of roles at Ares, including most recently Co-General Counsel and General Counsel, Private Equity. Prior to joining Ares in 2009, Naseem Sagati Aghili was with Proskauer Rose LLP, where she focused on mergers and acquisitions, securities offerings and general corporate matters. Naseem Sagati Aghili holds a B.A. from the University of California Berkeley in Political Economy of Industrial Societies and a J.D. from the University of Southern California Gould School of Law.
Penni F. Roll.   Penni F. Roll has served as Vice President of the Fund since August 2024. She also serves as a Partner and the Global Chief Compliance Officer of Ares Management and as a Vice President of Ares Capital Corporation. Penni F. Roll is the firm’s Global Anti-Money Laundering Officer and Global Anti-Corruption Officer of Ares Management and also serves as Chief Compliance Officer of several entities affiliated with Ares Management and its affiliates, including Ivy Hill Asset Management, L.P. (“IHAM”). She also serves on the Board of Managers of Ivy Hill Asset Management GP, LLC, IHAM’s General Partner (“IHAM GP”). Penni F. Roll previously served as Partner and, from 2016 through March 2024, as Chief Financial Officer of the Ares Credit Group, as Chief Financial Officer of Ares Capital Corporation from December 2010 to February 2024 and as a Vice President of Ares Strategic Income Fund from September 2022 to February 2024. She also previously served as the Treasurer of Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) and CION Ares Diversified Credit Fund, as a Vice President of Ares Strategic Income Fund and as Chief Financial Officer, Vice President and Treasurer of IHAM and Chief Financial Officer of IHAM GP. Penni F. Roll is a member of the Ares Enterprise Risk Committee and the Ares Diversity, Equity and Inclusion Council. Prior to joining Ares Management in 2010, Penni F. Roll served as Chief Financial Officer of Allied Capital Corporation from 1998 until April 2010.

Penni F. Roll joined Allied Capital Corporation in 1995 as its Controller after serving as a Manager in KPMG LLP’s financial services practice. Penni F. Roll graduated magna cum laude with a B.S.B.A. in Accounting from West Virginia University.
Mohan P. Thomas.   Mohan P. Thomas has served as Vice President of the Fund since August 2024. Mr. Thomas is a Managing Director and Associate General Counsel (Private Funds) in the Ares Legal Department. Prior to joining Ares in 2015, he was a Senior Vice President, General Counsel and Chief Compliance Officer at Energy Investors Funds, a Vice President and Counsel at State Street Corporation, and an Associate at Bingham McCutchen LLP. Mr. Thomas holds a B.A. from Syracuse University in Policy Studies and Economics and an M.P.A. from the Maxwell School of Citizenship and Public Affairs. In addition, he holds a J.D. from Georgetown University.
Leadership Structure
Overall responsibility for our oversight rests with the Board of Trustees. We are party to the Investment Advisory Agreement pursuant to which the Adviser manages us on a day-to-day basis. The Board of Trustees is responsible for overseeing the Adviser and other service providers for our operations in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Declaration of Trust. As described below, the Board of Trustees established a nominating and governance committee of the Fund (the “Nominating and Governance Committee”) and an Audit Committee and may establish ad hoc committees or working groups from time to time to assist the Board of Trustees in fulfilling its oversight responsibilities.
Under our Bylaws, the Board of Trustees may designate a Chair to preside over the meetings of the Board of Trustees and meetings of Shareholders and to perform such other duties as may be assigned to the Chair by the Board of Trustees. We do not have a fixed policy as to whether the Chair of the Board of Trustees should be an Independent Trustee and believe that we should maintain the flexibility to select the Chair and reorganize the leadership structure, from time to time, based on criteria that are in our and our Shareholders’ best interests at such times. The Board of Trustees has appointed Keith Derman to serve as Chair of the Board of Trustees and Ann Torre Bates to serve as the lead independent trustee. The Chair’s role is to preside at all meetings of the Board of Trustees and to act as a liaison with the Adviser, counsel and other directors generally between meetings. The Chair also may perform such other functions as may be delegated by the Board of Trustees from time to time. The Board of Trustees reviews matters related to its leadership structure on a case-by-case basis. The Board of Trustees’ leadership structure allows the Board of Trustees to exercise informed and independent judgment over the matters under its purview, including through the allocation of responsibility among committees of trustees and the full Board of Trustees in a manner that enhances effective oversight.
Risk Oversight
The Board performs its risk oversight function and plans to fulfill its risk oversight responsibilities primarily (1) through three standing committees, which report to the entire Board and are comprised solely of Independent Trustees, (2) by working with the Fund’s Chief Compliance Officer to monitor risk in accordance with the Fund’s compliance policies and procedures, and (3) by reviewing risk management processes throughout the year and requesting periodic reports from the Adviser regarding risk management, including reports on cybersecurity.
As described below in more detail under “Audit Committee” and “Nominating and Governance Committee” below, the Audit Committee and the Nominating and Governance Committee assist the Board in performing its risk oversight function and fulfilling its risk oversight responsibilities, each of which are comprised solely of Independent Trustees. The Audit Committee’s risk oversight responsibilities include overseeing the Fund’s accounting and financial reporting processes, assisting the Board in fulfilling the Board’s oversight responsibilities relating to the Fund’s systems of internal controls over financial reporting, audits of the Fund’s financial statements and disclosure controls and procedures, overseeing the Adviser’s determination of fair value of securities that are not publicly traded or for which current market values are not readily available, and discussing with management the Fund’s major financial risk exposures, including cybersecurity, and the steps management has taken to monitor and control such exposures, including the Fund’s risk assessment and risk management policies. The Nominating and Governance Committee’s risk oversight responsibilities include developing, reviewing and updating certain policies regarding the nomination of trustees, identifying, evaluating and nominating trustees to fill vacancies on the Board or to stand for election by the Shareholders, reviewing the Fund’s policies relating to corporate governance, and overseeing the evaluation of the Board and its committees.
The Board also performs its risk oversight function and fulfills its risk oversight responsibilities by working with the Fund’s Chief Compliance Officer to monitor risk in accordance with the Fund’s policies and procedures. The Chief Compliance Officer will prepare a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Fund and certain of its service providers. The Chief Compliance Officer’s report, which will be reviewed by and discussed with the Board, will address at a minimum (1) the operation of the compliance policies and procedures of the Fund and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. In addition, the Chief Compliance Officer will report to the Board on a quarterly basis with respect to material compliance matters and meets separately in executive session with the Independent Trustees periodically, but in no event less than once each year.
The Fund believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which the Fund will be subject to as a BDC. Specifically, as a BDC the Fund will be required to comply with certain regulatory requirements and restrictions that control the levels of risk in its business and operations. For example, the Fund’s ability to incur indebtedness is limited such that its asset coverage must equal at least 200% (or 150% if certain requirements under the 1940 Act are met) immediately after each time it incurs indebtedness, the Fund generally has to invest at least 70% of its total assets in “qualifying assets” and, subject to certain exceptions, the Fund is subject to restrictions on its ability to engage in transactions with Ares and its affiliates.
The Fund believes that the extent of the Board’s (and its committees) role in risk oversight complements the Board’s leadership structure because it allows the Fund’s Independent Trustees, through the two fully independent Board committees, a lead Independent Trustee, executive sessions with each of the Fund’s Chief Compliance Officer, the Fund’s independent registered public accounting firm and independent valuation providers, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.
The Fund believes that the Board’s roles in risk oversight must be evaluated on a case-by-case basis and that the Board’s existing role in risk oversight is appropriate. However, the Board will re-examine the manner in which it administers its risk oversight function on an ongoing basis to ensure that it continues to meet the Fund’s needs.
Committees
The Board has established an Audit Committee and a Nominating and Governance Committee.
Audit Committee
The Audit Committee is comprised of Andrew Spence, Ann Torre Bates and Sandra R. Anceleitz, each of whom is an Independent Trustee. Andrew Spence serves as the Chair of the Audit Committee. The Board of Trustees designated each of Andrew Spence, Ann Torre Bates and Sandra R. Anceleitz as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K.
The Audit Committee’s written charter requires that the Audit Committee, among other things, (a) assist the Board of Trustees with oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepare an audit committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversee the scope of our annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determine the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approve all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; (f) act as a liaison between our independent registered public accounting firm and the Board of Trustees; and (g) conduct reviews of any potential related party transactions brought to its attention and, during these reviews, consider any conflicts of interest brought to its attention.
Oversight of Cybersecurity Risks
We rely on the cybersecurity strategy and policies implemented by Ares Management, the parent of both our Adviser and our Administrator. Ares Management’s dedicated internal cybersecurity team is responsible for enterprise-wide cybersecurity strategy, policies, standards, engineering, architecture and processes. The team is led by Ares Management’s Chief Information Security Officer (“CISO”) who has a Master’s degree in Cybersecurity from Brown University and over 25 years of experience advising on and managing risks from cybersecurity threats as well as developing and implementing cybersecurity policies and procedures. The Ares Management CISO is also a member of the Ares Enterprise Risk Committee (the “Ares Management ERC”). The Ares Management ERC is a cross-functional committee that governs and oversees the Ares Management Enterprise Risk Program, including cybersecurity. The Ares Management ERC includes members of Ares Management’s senior executive management, including its CEO, CFO, General Counsel, Global Chief Compliance Officer, Chief Information Officer, CISO, and Head of Enterprise Risk, who acts as chairperson of the Ares Management ERC. The Ares Management ERC, through regular consultation with the Ares Management internal cybersecurity team and employees of our Adviser and Administrator, assesses, discusses, and prioritizes Ares Management’s approach to high-level risks, mitigative controls and ongoing cybersecurity efforts.
The Audit Committee is primarily responsible for oversight and review of guidelines and policies with respect to risk assessment and risk management, including cybersecurity. Certain members of the Ares Management ERC periodically report to our Audit Committee as well as our full Board, as appropriate, on cybersecurity matters, primarily through presentations by the CISO and the Ares Management Head of Enterprise Risk. Such reporting includes updates on Ares Management’s cybersecurity program as it impacts us, the external threat environment, and Ares Management’s programs to address and mitigate the risks associated with the evolving cybersecurity threat environment. These reports also include updates on Ares Management’s preparedness, prevention, detection, responsiveness and recovery with respect to cyber incidents.
Nominating and Governance Committee
The Nominating and Governance Committee is comprised of Andrew Spence, Ann Torre Bates and Sandra R. Anceleitz, each of whom is an Independent Trustee. Sandra R. Anceleitz serves as the Chair of the Nominating and Governance Committee.
The Nominating and Governance Committee’s written charter requires that the Nominating and Governance Committee recommend to the Board of Trustees persons to be nominated by the Board of Trustees for election at our meetings of Shareholders, special or annual, if any, or to fill any vacancy on the Board of Trustees that may arise between Shareholder meetings. The Nominating and Governance Committee also makes recommendations with regard to the tenure of the trustees and is responsible for overseeing an annual evaluation of the Board of Trustees and its committee structure to determine whether such structure is operating effectively. The Nominating and Governance Committee considers for nomination to the Board of Trustees candidates submitted by Shareholders or from other sources it deems appropriate.
Compensation Committee
The Fund does not have a compensation committee because our executive officers do not receive any direct compensation from us. Each of the Fund’s executive officers is an employee or affiliate of the Adviser or the Administrator, as applicable. The Fund reimburses the Administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of the Fund’s officers and their respective staffs. See “Item 7. Certain Relationships and Related Transactions and Trustee Independence” below.
Portfolio Managers
Our portfolio is managed by Keith Derman and Steven Porto, who serve as Co-Chief Executive Officers of the Fund. In managing the portfolio, Keith Derman and Steven Porto serve on the Investment Committee, which is comprised of portfolio managers and investment professionals from a number of our underlying infrastructure and credit disciplines.
Each of the portfolio managers is responsible for deal origination, execution and portfolio management. In addition to their deal origination, execution and portfolio management responsibilities, Keith Derman and Steven Porto also spend portions of their time on corporate and administrative activities in their capacities as Co-Executive Officers of the Fund and as Partners and, in the case of Keith Derman, as Co-Head of the Ares Infrastructure Opportunities. Each of the portfolio managers receive a compensation package that includes some combination of fixed draw and variable incentive compensation based on our performance. None of the portfolio managers receives any direct compensation from us. See “Risk Factors — Risks Relating to Our Business and Structure — There are significant potential conflicts of interest that could impact our investment returns.”
ITEM 6.   Executive Compensation
Compensation of Executive Officers
Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not currently expect to have any employees. Services necessary for our business are provided by individuals who are employees or other affiliates of the Adviser or the Administrator, pursuant to the terms of our Investment Advisory Agreement and our Administration Agreement, respectively. Each of our executive officers is an employee or other affiliate of the Adviser or the Administrator. Our day-to-day investment operations are managed by the Adviser. Most of the services necessary for the origination and administration of our investment portfolio are provided by individuals employed by the Adviser or the Administrator. In addition, we reimburse the Administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of our officers and their respective staffs, and the Adviser for certain expenses under the Investment Advisory Agreement. The Fund also is party to an Expense Support and Conditional Reimbursement Agreement with Ares Capital Management II pursuant to which, among other things, the Adviser has agreed to advance all of the Fund’s estimated organization and initial offering expenses. See “Item 7. Certain Relationships and Related Transactions and Trustee Independence” below.
Compensation of Trustees
Our trustees who do not also serve in an executive officer capacity for us or our Adviser are entitled to receive annual cash retainer fees, fees for participating in the board and committee meetings and annual fees for serving as a committee chairperson, determined based on our net assets as of the end of each fiscal quarter.
			Annual Committee Chair Cash Retainer		Committee Meeting Attendance Fee (Audit and Nominating and Governance)
Annual Cash Retainer	Board Meeting Fee	Lead Independent Fee	Audit	Nominating and Governance
Variable*	$2,500	$15,000	$10,000	$5,000	$1,000

*
$50,000, while the Fund’s NAV is less than $1.0 billion, $75,000, while the Fund’s NAV is more than $1.0 billion but less than $2.0 billion and $100,000, while the Fund’s NAV is more than $2.0 billion

We also reimburse each of the trustees for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a Board meeting.
We do not pay compensation to our trustees who also serve in an executive officer capacity for us or our Adviser.

ITEM 7.    Certain Relationships and Related Transactions and Trustee Independence
(a)
Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Administration Agreement
We are party to the Investment Advisory Agreement with the Adviser pursuant to which we will pay management fees and incentive fees to the Adviser. In addition, pursuant to the Investment Advisory Agreement and the Administration Agreement, we will reimburse the Adviser for certain expenses as they occur. See “Item 1. Business — Investment Advisory Agreement,” “Item 1. Business — Administration Agreement” and “Item 1. Business — Payment of Our Expenses under the Investment Advisory and Administration Agreements.” The Investment Advisory Agreement and the Administration Agreement have been ratified by the Board of Trustees. Unless earlier terminated, each of the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Trustees or by the holders of a majority of the outstanding voting securities and, in each case, a majority of the Independent Trustees.
Expense Support and Conditional Reimbursement Agreement
We have entered into the Expense Support and Conditional Reimbursement Agreement with the Adviser, pursuant to which the Adviser may elect to pay certain of the Fund’s expenses on the Fund’s behalf. The Adviser has agreed to advance a portion of the Fund’s organization and initial offering expense, which includes all of the Fund’s organization and initial offering expenses incurred in connection with the Private Offering. The Adviser may also elect to pay certain of the Expense Payments, provided that no portion of an Expense Payment will be used to pay any interest expense or Shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Fund in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Adviser or its affiliates.
License Agreement
We have entered into the License Agreement with Ares (and any other relevant entities), pursuant to which we have been granted a non-exclusive, royalty-free license to use the name “Ares” pursuant to a license agreement. Under this agreement, we would have a right to use the Ares name for so long as Ares Capital Management II remains our Adviser. Other than with respect to this limited license, we have no legal right to the “Ares” name.
Placement Agent Agreement
We entered into a Placement Agent Agreement with AWMS, a subsidiary of Ares, pursuant to which AWMS serves as the primary placement agent for the offering of Shares. Although we will not pay any fees to the Placement Agent, we will indemnify the Placement Agent in connection with its activities. Pursuant to the Placement Agent Agreement, AWMS has access to the officers and employees of the Adviser and its affiliates, including Ares Management Capital Markets LLC, to conduct private placement activities. AWMS may retain affiliated and unaffiliated broker-dealers to act as selling agents in the Private Offering.
Relationship with the Adviser and Potential Conflicts of Interest
We have entered into the Investment Advisory Agreement and the Expense Support and Conditional Reimbursement Agreement with our Adviser, a subsidiary of Ares, an entity in which certain trustees and officers of the Fund and members of the Investment Committee may have indirect ownership and pecuniary interests. Pursuant to the Investment Advisory Agreement, we will pay our Adviser a management fee and an incentive fee. See “Item 1. Business — Investment Advisory Agreement — Compensation of the Adviser” for a description of how the fees payable to the Adviser will be determined. Pursuant to the Administration Agreement, we will reimburse our Administrator, at cost, for our allocable portion of overhead and other expenses (including travel expenses) incurred by our Administrator in performing its obligations under the

Administration Agreement. See “Item 1. Business — Investment Advisory Agreement and Administration Agreement — Administration Agreement” for a description of how the expenses reimbursable to our Administrator will be determined. The Expense Support and Conditional Reimbursement Agreement is intended to ensure that no portion of our distributions to Shareholders will represent a return of capital for tax purposes. See Note 3 to our financial statement as of August 9, 2024 for additional information regarding the Expense Support and Conditional Reimbursement Agreement.
Conflicts may arise in allocating and structuring investments, time, services, expenses or resources among the investment activities of Ares funds, Ares, other Ares-affiliated entities and the employees of Ares. Certain of our executive officers and trustees, and members of the Investment Committee, serve or may serve as officers, directors, trustees or principals of other entities and affiliates of our Adviser and investment funds managed by our Adviser or its affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our Shareholders’ best interests or may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Members of the Investment Committee may have significant responsibilities for other Ares funds. Similarly, although the professional staff of our Adviser will devote as much time to the management of us as appropriate to enable the Adviser to perform its duties in accordance with the Investment Advisory Agreement, the investment professionals of our Adviser may have conflicts in allocating their time and services among us, on the one hand, and investment vehicles managed by our Adviser or one or more of its affiliates, on the other hand. These activities could be viewed as creating a conflict of interest insofar as the time and effort of the professional staff of our Adviser and its officers and employees will not be devoted exclusively to our business but will instead be allocated between our business and the management of these other investment vehicles.
Policies and Procedures for Managing Conflicts
The Adviser has adopted an investment allocation policy designed to ensure that all investment opportunities are, to the extent practicable, allocated among its clients on a basis that over a period of time is fair and equitable to each client relative to other clients. Certain Ares vehicles may have investment objectives that compete or overlap with, and may from time to time invest in asset classes similar to those targeted by the Fund, and our executive officers, certain of our trustees and members of the Investment Committee also serve as officers or principals of other investment managers affiliated with Ares that currently, and may in the future, manage such Ares vehicles that have investment objectives similar to our investment objective. Consequently, we, on the one hand, and these other entities, on the other hand, may from time to time pursue the same or similar capital and investment opportunities. Ares and our Adviser will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to the Fund. Nevertheless, it is possible that we may not be given the opportunity to participate in certain investments made by investment vehicles managed by investment managers affiliated with Ares (including our Adviser and its affiliates). In addition, there may be conflicts in the allocation of investments among us and the vehicles managed by investment managers affiliated with Ares (including our Adviser and its affiliates), including investments made pursuant to the Co-Investment Exemptive Order. Further, such other Ares-managed vehicles may hold positions in portfolio companies in which the Fund has also invested. Such investments may raise potential conflicts of interest between the Fund and such other Ares-managed vehicles, particularly if the Fund and such other Ares-managed vehicles invest in different classes or types of securities or investments of the same underlying portfolio company. In that regard, actions may be taken by such other Ares-managed vehicles that are adverse to the Fund’s interests, including, but not limited to, during a restructuring, bankruptcy or other insolvency proceeding or similar matter occurring at the underlying portfolio company.
For a more complete discussion of the foregoing conflicts, including the related risks, see “Item 1A. Risk Factors — Risks Relating to Our Business and Structure — There are significant potential conflicts of interest that could impact our investment returns.”
Co-Investment Restrictions
Following our BDC Election, we will be subject to certain regulatory restrictions under the 1940 Act that will impact our ability to negotiate investments with certain entities, such as the Adviser and its affiliates.

The Fund intends to rely on the Co-Investment Exemptive Order which permits the Fund and other BDCs and registered closed-end management investment companies managed by Ares to co-invest in portfolio companies with each other and with affiliated investment funds. Co-investments made under the Co-Investment Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise co-invest with vehicles managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and the Adviser’s investment allocation policy.
Certain Business Relationships
Certain of our current trustees and officers are directors or officers of the Adviser or its affiliates.
Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Fund. We have entered into the Investment Advisory Agreement and the Administration Agreement with the Adviser. The Adviser, for its services to us, is entitled to receive management fees and incentive fees in addition to the reimbursement of certain expenses. In addition, under the Investment Advisory Agreement, the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) will be entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Adviser and certain of its affiliates listed above in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Fund, to the extent such losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Delaware or other applicable law, including the applicable federal securities laws, or the Organizational Documents. See “Item 1. Business — Investment Advisory Agreement.”
Material Non-Public Information
Members of the Investment Committee and other employees of our Adviser and its affiliates may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are pursuing an investment opportunity. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law, including, for example, the antifraud provisions of the federal securities laws.
Code of Conduct
Following our BDC Election, in accordance with the 1940 Act, we will be subject to certain regulatory requirements that restrict our ability to engage in certain related-party transactions. We have adopted procedures for the review, approval and monitoring of transactions that involve us and certain of our related persons. For example, we have a code of conduct that generally prohibits our executive officers or trustees from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Fund.
Any waiver to the code of conduct will generally only be permitted to be obtained from the Chief Compliance Officer, the chairperson of the Board of Trustees or the chairperson of the Audit Committee and will be publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee will be required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).
Code of Ethics
We, Ares Capital Management II and Ares Wealth Management Solutions, LLC have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.
Trustee Independence
Following the BDC Election, the 1940 Act will require that at least a majority of our trustees not be “interested persons” of the Fund or the Adviser as defined in Section 2(a)(19) of the 1940 Act. On an annual basis, each member of our Board of Trustees is required to complete an independence questionnaire designed to provide information to assist our Board of Trustees in determining whether the trustee is independent under the 1940 Act and our corporate governance guidelines. Our Board of Trustees has determined that each of our trustees, other than Keith Derman and Julie Solomon, is independent under the 1940 Act. Our governance guidelines will require any trustee who has previously been determined to be independent to inform the Chair of our Board of Trustees and the Chair of the Nominating and Governance Committee of any change in circumstance that could cause his or her status as an Independent Trustee to change. Our Board of Trustees limits membership on the Audit Committee and the Nominating and Governance Committee to Independent Trustees.

ITEM 8.
Legal Proceedings

From time to time, we, our executive officers, trustees and our Adviser, its affiliates and/or any of their respective principals and employees are subject to legal proceedings in the ordinary course of business, including those arising from our investments in our portfolio companies, and we may, as a result, incur significant costs and expenses in connection with such legal proceedings. Legal proceedings may increase to the extent we find it necessary to foreclose or otherwise enforce remedies with respect to loans that are in default, which borrowers may seek to resist by asserting counterclaims and defenses, against us or our Adviser.
We and our Adviser are also subject to extensive regulation, which, from time to time, results in requests for information from us or our Adviser or regulatory proceedings or investigations against us or our Adviser. We incur significant costs and expenses in connection with any such information requests, proceedings or investigations.

ITEM 9.
Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information
We currently issue one class of our Shares. The Fund’s Shareholders are entitled to one vote for each Share held on all matters submitted to a vote of Shareholders, and to receive distributions declared by the Board of Trustees. The rights of Shareholders are subject to the Declaration of Trust and the Bylaws.
Our outstanding Shares will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D promulgated thereunder, and other exemptions from the registration requirements of the 1933 Act. See “Item 10. Recent Sales of Unregistered Securities” for more information. Our Shares are not listed for trading on a stock exchange or other securities market and there is no established public trading market for our Shares currently, and we do not currently expect that one will develop.
Because our Shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Adviser gives consent, or the transfer is permitted under the Subscription Agreement, including transfers to the Fund in connection with the Fund’s planned Share Repurchase Program, and (ii) the transfer is made in accordance with the Subscription Agreement and the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the Shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on Shares and to execute such other instruments or certifications as are reasonably required by us.
Holders
As of November 15, 2024, there were 174 holders of record of our Shares. Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of Shares.
Distributions
For distributions with record dates set after 2024, we intend to make distributions to our Shareholders on a monthly basis out of assets legally available for distribution. Any distributions we make will be at the sole discretion of our Board of Trustees, who will consider factors such as our earnings, cash flow, capital needs and general financial condition, compliance with applicable BDC regulations and applicable state law. As a result, our distribution rates and payment frequency may vary from time to time.
Distribution Reinvestment Plan
We intend to adopt a distribution reinvestment plan, pursuant to which we will reinvest cash distributions declared by the Board of Trustees on behalf of our Shareholders, in additional whole and fractional Shares, unless such Shareholders elect for their Shares not to be automatically reinvested. As a result, if the Board of Trustees authorizes, and we declare, a cash distribution, then our Shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Shares, rather than receiving the cash distribution. Distributions on fractional Shares will be credited to each participating Shareholder’s account. The purchase price for Shares issued under our distribution reinvestment plan will be equal to the most recent available NAV per Share for such shares at the time the distribution is payable. See “Item 1. Business — Distribution Reinvestment Plan.”
Reports to Shareholders
The Fund will furnish to Shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

The Fund will also furnish to Shareholders annual reports containing audited financial statements, quarterly reports, and such other reports as the Fund determines to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement under the 1934 Act, the Fund will be required to comply with all reporting, proxy solicitation and other applicable requirements under the 1934 Act.
Shareholders and the public may view the materials the Company files with the SEC through its website at www.sec.gov.

ITEM 10.
Recent Sales of Unregistered Securities

On August 9, 2024, the sole member of our Adviser purchased 1,000 Shares of the Fund at a price of $25 per share as our initial capital. These Shares were issued and sold in reliance upon Section 4(a)(2) of the 1933 Act, which provides an exemption from the registration requirements of the 1933 Act.
In connection with the Fund’s operations as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the 1940 Act, on August 28, 2024, we completed the initial closing of our Private Offering, pursuant to which we issued and sold 6,226,600 Shares for an aggregate purchase price of approximately $156 million. The Fund commenced operations on August 28, 2024. These Shares were issued and sold to accredited investors within the meaning of Regulation D of the 1933 Act and qualified purchasers within the meaning of the 1940 Act with respect to transactions by an issuer not involving any public offering. Proceeds from the first capital drawdown are being invested in accordance with our investment objective.

ITEM 11.
Description of Registrant’s Securities to be Registered

General
The terms of the Declaration of Trust authorize the Fund to issue an unlimited number of common shares, with such par value as may be authorized from time to time by the trustees in their sole discretion without Shareholder approval, of which 14,414,400 shares were outstanding as of October 3, 2024, and an unlimited number of preferred shares, with such par value as may be authorized from time to time by the trustees in their sole discretion without Shareholder approval. The Declaration of Trust also provides that the Board of Trustees may classify or reclassify any Shares or preferred shares into one or more classes or series of Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to distributions, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our Shares, and we can offer no assurances that a market for our Shares will develop in the future. We do not intend for our Shares to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Shares. No Shares have been authorized for issuance under any equity compensation plans. Under the terms of our Declaration of Trust, Shareholders shall be entitled to the same limited liability extended to Shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law. Our Declaration of Trust provides that no Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a Shareholder. Unless the Board of Trustees determines otherwise, we will issue all of our Shares in uncertificated form.
Subject to the terms of an applicable Subscription Agreement, none of our Shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Fund or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, no Shareholder shall be entitled to exercise appraisal rights in connection with any transaction.
Shares
Under the terms of the Declaration of Trust, all Shares have equal rights as to dividends, other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to Shareholders if, as and when authorized by the Board of Trustees and declared by us out of funds legally available therefor. Shares have no preemptive, exchange, conversion or redemption rights and Shareholders have no appraisal rights. Shareholders may not transfer Shares unless (i) the Adviser gives consent, or the transfer is permitted under the Subscription Agreement, including transfers to the Fund in connection with the Fund’s planned Share Repurchase Program and (ii) the transfer is made in accordance with the transfer restrictions contained in the Subscription Agreement and applicable securities law.
In the event of our liquidation, dissolution or winding up, each Share would be entitled to share ratably in all of our assets that are legally available for distribution after we pay or otherwise provide for all claims and obligations and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each Share will be entitled to one vote on all matters submitted to a vote of Shareholders, including the election of trustees. There will be no cumulative voting in the election of trustees. Cumulative voting entitles a Shareholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of trustees multiplied by the number of trustees to be elected and allows a Shareholder to cast a portion or all of the Shareholder’s votes for one or more candidates for seats on the Board of Trustees. Without cumulative voting, a minority Shareholder may not be able to elect as many trustees as the Shareholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such trustees to be elected, a majority of all votes cast shall be required to elect such nominee.

Preferred Shares
The Private Offering does not include an offering of preferred shares, and we do not currently have any preferred shares outstanding. However, under the terms of the Declaration of Trust, our Board of Trustees may authorize us to issue preferred shares in one or more classes or series, without Shareholder approval, to the extent permitted by the 1940 Act. The Board of Trustees has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares in the near future. In the event we issue preferred shares, it will make any required disclosure to Shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other Shareholders.
Preferred shares could be issued with terms that would adversely affect the Shareholders. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such distribution or purchase price, as the case may be, and (2) the holders of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred shares must be approved by a majority of our Independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
The Delaware Statutory Trust Act permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust, subject to certain exceptions described herein, provides that our trustees will not be liable to us or our Shareholders for monetary damages to the fullest extent permitted by Delaware law. Our Declaration of Trust, subject to certain exceptions described therein, provides for the indemnification of any person to the full extent permitted by Delaware law.
Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer, employee, controlling person or agent of the Fund or the Adviser or its controlling person and who is made or threatened to be made a party to the proceeding by reason of their service in that capacity or (ii) any individual who, while a trustee or officer of the Fund, or our Adviser or its controlling person, and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of their service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (1) the Indemnified Party was acting on the Fund’s behalf or performing services for the Fund; (2) such liability or loss was not the result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their position; and (3) the indemnification or agreement to hold harmless is recoverable only out of the Fund’s net assets and not from its Shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund and (b) upon the Fund’s receipt of (i) a written affirmation by such person of their good faith belief that they have met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by them or on their behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.
The indemnification provisions described above in the Declaration of Trust are subject to the limitations of applicable federal securities laws.
In addition to the indemnification provided for in our Declaration of Trust, we have entered into indemnification agreements with each of our current trustees and certain of our officers and with members of the Investment Committee and we intend to enter into indemnification agreements with each of our future trustees, members of our Investment Committee and certain of our officers. The indemnification agreements attempt to provide these trustees, officers and other persons the maximum indemnification permitted under Delaware law and the applicable federal securities laws. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities that such person may incur by reason of their status as a present or former trustee or officer or member of the Investment Committee in any action or proceeding arising out of the performance of such person’s services as a present or former trustee or officer or member of the Investment Committee.
Delaware Law and Certain Declaration of Trust Provisions
Organization and Duration
We were formed in Delaware on May 7, 2024, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.
Purpose
Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.
Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board of Trustees may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred shares and our Declaration of Trust provides that, while we do not intend to list our Shares on any securities exchange, if any class of our Shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Number of Trustees; Vacancies; Removal; Term and Election; Certain Transactions
Our Declaration of Trust provides that the number of trustees will be set only by our Board of Trustees in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board of Trustees may at any time increase or decrease the number of trustees. by a majority vote or written consent. Our Organizational Documents provide that the number of trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under the Declaration of Trust, any and all vacancies on the our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected by our Shareholders and qualified, subject to any applicable requirements of the 1940 Act.
Our Declaration of Trust provides that a trustee may be removed with or without cause by a majority of the remaining trustees (or in the case of the removal of a trustee that is not an interested person, a majority of the remaining trustees that are not interested persons).
Under the Declaration of Trust, the Fund is not required to hold annual meetings and, prior to the earlier of (a) a listing of any class of the Fund’s shares on a national securities exchange, if any, and (b) the date of notice of the Fund’s first annual meeting of Shareholders, each trustee will hold office for life (or until the attainment of any mandatory retirement age or term limits established by a majority of the Board of Trustees) or until his or her successor is elected or the Fund terminates, unless such trustee resigns or is removed in accordance with the Declaration of Trust. However, effective upon and following the occurrence of the earlier of (a) a listing of any class of the Fund’s Shares on a national securities exchange, if any, and (b) the date of notice of the Fund’s first annual meeting of Shareholders, the Board of Trustees will be divided into three classes, with the terms of one class expiring at each annual meeting of Shareholders. At each annual meeting, one class of trustees will be elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A trustee, or the entire Board of Trustees (provided that the aggregate number of trustees after such removal shall not be less than the minimum number required under the Declaration of Trust), may be removed from office, with or without cause, and only by the action of a majority of the remaining trustees (or in the case of the removal of an Independent Trustee, a majority of the remaining Independent Trustees).
In the event of a Shareholder vote on election of trustees, trustees shall be elected by a plurality of the vote of all holders of the outstanding Shares, provided that, in the case where the number of nominees for the trusteeships exceeds the number of such trustees to be elected, a majority of all votes cast shall be required to elect such nominee. Notwithstanding the foregoing, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect two trustees of the Fund at all times. In addition, the holders of outstanding preferred shares, if any, will be entitled, voting as a separate class, to elect a majority of the Board of Trustees (i) if, at the close of business on any distribution payment date, distributions (whether or not declared) on outstanding preferred shares are unpaid in an amount equal to at least two full years’ distributions on the preferred shares, or (ii) if at any time holders of preferred shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.
Action by Shareholders
The Shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual meetings and the Bylaws provide that a meeting of Shareholders will not be required in any year in which the election of trustees is not required to be held under the 1940 Act. The failure to hold an annual meeting will not invalidate the Fund’s existence or affect any otherwise valid corporate act of the Fund.
A special meeting of the Shareholders may be called at any time by a majority of the Board of Trustees or the chief executive officer.
Amendment of the Declaration of Trust; No Approval by Shareholders
The Board of Trustees may, without Shareholder vote (subject to applicable state and federal securities laws requirements), amend or otherwise supplement the Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust. Shareholders will only have the right to vote on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Board of Trustees in good faith or is submitted to them by the Board of Trustees. Notwithstanding the foregoing, in connection with a listing of the Shares on a national securities exchange, the Board of Trustees may, without the approval or vote of the Shareholders, amend or supplement the Declaration of Trust in any manner, including, without limitation, to add voting restrictions or other limitations similar to provisions found in control share acquisition or similar statutes, to classify the Board of Trustees, to impose super-majority approval for certain types of transactions and to otherwise add or modify provisions that may be deemed to be adverse to Shareholders. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees for adoption.
An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, will become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Board of Trustees setting forth an amendment and reciting that it was duly adopted by the trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration of Trust, as amended, in recordable form, and executed by a majority of the Board of Trustees, will be conclusive evidence of such amendment when lodged among the records of the Fund or at such other time designated by the Board of Trustees.
Derivative Actions
Our Declaration of Trust provides that no person, other than a trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No Shareholder may maintain a derivative action on behalf of the Fund unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action. This requirement shall not apply to claims arising under federal securities laws.
In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees will only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of trustees who are not Independent Trustees; and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Board of Trustees will be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board of Trustees determines not to bring such action (such reimbursement shall not apply to claims arising under federal securities laws). For purposes of this paragraph, the Board of Trustees may designate a committee of one or more trustees to consider a Shareholder demand.
Direct Action
Our Declaration of Trust provides that to the fullest extent permitted by Delaware law, the Shareholders’ right to bring direct actions against the Fund and/or its trustees is eliminated, except for a direct action to enforce an individual Shareholder right to vote or a direct action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then the conditions required for the bringing of a derivative action pursuant to the Declaration of Trust and Section 3816 of the Statutory Trust Act shall be equally applicable to bringing a direct action. This provision shall not apply to claims arising under federal securities laws.
Exclusive Delaware Jurisdiction
Our Declaration of Trust provides that, each trustee, each officer, each Shareholder and each person legally or beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Statutory Trust Act, this Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the trustees, or of officers or the trustees to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the trustees or the Shareholders, or (D) any provision of the Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Statutory Trust Act, I(E) any other instrument, document, agreement or certificate contemplated by any provision of the Statutory Trust Act, this Declaration of Trust or the Bylaws relating in any way to the Fund or (F) the federal securities laws of the United States, including, without limitation, the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the Declaration of Trust, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. This section does not apply to any claims brought under the federal securities laws, as stated in Section 14.2 of Article XIV of the Declaration of Trust.
Determinations by our Board of Trustees
Our Declaration of Trust contains a provision that codifies the authority of our Board of Trustees to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our Board of Trustees (consistent with our Declaration of Trust) is final, conclusive, and binding upon us and our Shareholders. This provision does not alter the duties our Board of Trustees owes to us or our Shareholders pursuant to our Declaration of Trust and under Delaware law or under applicable federal securities laws.
Construction and Governing Law
Our Declaration of Trust provides that the Declaration of Trust and the Bylaws, and the rights and obligations of the trustees and Shareholders, shall be governed by and construed and enforced in accordance with the Delaware Statutory Trust Act and the laws of the State of Delaware. Under the terms of our Declaration of Trust, to the fullest extent permitted by law, our Shareholders and the Board of Trustees of the Fund will be deemed to have waived any non-mandatory rights of beneficial owners or trustees under the Delaware Statutory Trust Act or general trust law, and the Fund, our Shareholders, and the trustees shall not be subject to any applicable provisions of law pertaining to trusts that, in a manner inconsistent with the express terms of our Declaration of Trust or Bylaws, relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust,(iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of trustees as set forth or referenced in our Declaration of Trust.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.
Access to Records
Shareholders shall have access to records of the Fund as provided in Section 3819 of the Statutory Trust Act.
Reports to Shareholders
The Fund will furnish to Shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.
The Fund will also furnish to Shareholders annual reports containing audited financial statements, quarterly reports, and such other reports as the Fund determines to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement under the 1934 Act, the Fund will be required to comply with all reporting, proxy solicitation and other applicable requirements under the 1934 Act.
Shareholders and the public may view the materials the Company files with the SEC through its website at www.sec.gov.
Conflict with the 1940 Act
Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control. In addition, the Fund intends to amend and restate the Declaration of Trust to clarify that, if and to the extent that any provision of our Declaration of Trust conflicts with any provision of applicable federal securities laws, the applicable provision of the applicable federal securities laws will control.

ITEM 12.
Indemnification of Trustees and Officers

Limitation on Liability of Trustees; Indemnification and Advance of Expenses
See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”
Indemnification Agreements
In addition to the indemnification provided for in the Organizational Documents, the Fund will enter into indemnification agreements with each of its trustees and certain of its officers and with members of the Investment Committee, and the Fund intends to enter into indemnification agreements with each of its future trustees, members of the Investment Committee and certain of its officers. The indemnification agreements will attempt to provide these trustees, officers and other persons the maximum indemnification permitted under Delaware law and the applicable federal securities laws. The agreements will provide, among other things, for the advancement of expenses and indemnification for liabilities that such person may incur by reason of his or her status as a present or former trustee or officer or member of the Investment Committee in any action or proceeding arising out of the performance of such person’s services as a present or former trustee or officer or member of the Investment Committee.
Adviser and Administrator
The Investment Advisory Agreement and Administration Agreement provide that the Adviser and Administrator will not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Investment Advisory Agreement and Administration Agreement, respectively, relate, provided that the Adviser and Administrator will not be protected against any liability to the Fund or Shareholders to which the Adviser or Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). Each of the Investment Advisory Agreement and the Administration Agreement provide that, absent disabling conduct, each of the Indemnified Parties will be entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement and the Administrator’s services under the Administration Agreement or otherwise as Adviser or Administrator for the Fund. The Adviser and Administrator will not be liable under such respective agreements with the Fund or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser or Administrator in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Adviser or Administrator had reasonable cause to believe its conduct was unlawful. In addition, pursuant to the Investment Advisory Agreement and Administration Agreement, the Fund will not provide for indemnification of an Indemnified Party for any liability or loss suffered by such Indemnified Party, nor will the Fund provide that an Indemnified Party be held harmless for any loss or liability suffered by the Fund in respect of any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Adviser’s or Administrator’s duties and obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).
Pursuant to the Organizational Documents and subject to certain exceptions described therein, the Fund will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to an Indemnitee, in each case to the fullest extent permitted by Delaware law. In addition, pursuant to the Organizational Documents, the Fund will not provide for indemnification of an Indemnified Party for any liability or loss suffered by such Indemnified Party, nor will the Fund provide that an Indemnified Party be held harmless for any loss or liability suffered by the Fund, unless: (1) the Indemnified Party was acting on the Fund’s behalf or performing services for the Fund; (2) such liability or loss was not the result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their position; and (3) the indemnification or agreement to hold harmless is recoverable only out of the Fund’s net assets and not from its Shareholders.

ITEM 13.
Financial Statements and Supplementary Data

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure, nor have there been any changes in our accountant.

ITEM 15.
Financial Statements and Exhibits

(a)
List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”
Due to a clerical error, Amendment No. 1 to the Registration Statement filed on November 18, 2024 contained an incorrect report of the Fund’s independent registered public accounting firm and a superseded draft of the Fund’s financial statements for the period from May 7, 2024 (Inception Date) to August 9, 2024. This Amendment No. 2 to the Registration Statement includes the correct report of the Fund’s independent registered public accounting firm and correct version of the Fund’s financial statements for the period from May 7, 2024 (Inception Date) to August 9, 2024.
(b)
Exhibits

Exhibit Index
Exhibit No.	Description
3.1	Declaration of Trust*
3.2	Bylaws*
4.1	Form of Subscription Agreement*+
10.1	Investment Advisory Agreement*
10.2	Administration Agreement*
10.3	Distribution Reinvestment Plan*
10.4	Form of Indemnification Agreement*
10.5	Custody Agreement*+
10.6	Document Custody Agreement*
10.7	License Agreement*
10.8	Expense Support and Conditional Reimbursement Agreement*

(+)
The schedules, appendices and/or exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule, appendix and/or exhibit will be furnished to the SEC upon request.

(*)
Previously filed.

ARES CORE INFRASTRUCTURE FUND
INDEX

Report of Independent Registered Public Accounting Firm
To the Shareholder and Board of Trustees of
Ares Core Infrastructure Fund:
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of Ares Core Infrastructure Fund (the “Fund”), as of August 9, 2024 and the related statement of operations for the period from May 7, 2024 (Inception Date) to August 9, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund at August 9, 2024, and the results of its operations for the period from May 7, 2024 (Inception Date) to August 9, 2024, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Fund’s auditor since 2024.
/s/ Ernst & Young LLP
Los Angeles, California
November 18, 2024

ARES CORE INFRASTRUCTURE FUND
STATEMENT OF ASSETS AND LIABILITIES
As of August 9, 2024
ASSETS
Cash and cash equivalents	$25,000
Offering costs	1,767,660
Total assets	$1,792,660
Commitments and contingencies (Note 5)
LIABILITIES
Other Liabilities	$1,767,660
Total liabilities	$1,767,660
NET ASSETS
Common shares, par value $0.01 per share, unlimited common shares authorized; 1,000 common shares issued and outstanding	$10
Additional paid-in-capital	24,990
Total net assets	$25,000
NET ASSETS PER SHARE	$25.00
See accompanying notes to financial statements.

ARES CORE INFRASTRUCTURE FUND
STATEMENT OF OPERATIONS
For the period from May 7, 2024 (Date of Inception) to August 9, 2024
Expenses:
Organizational costs	$855,171
Less: Expense Support (Note 4)	(855,171)
Net Expenses	$—
Net Investment Income	$—
See accompanying notes to financial statements.

ARES CORE INFRASTRUCTURE FUND
NOTES TO FINANCIAL STATEMENTS
As of August 9, 2024
1. ORGANIZATION
Ares Core Infrastructure Fund (the “Fund”) is a newly organized Delaware statutory trust formed on May 7, 2024. The Fund is an externally managed, closed-end management investment company. The Fund intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “Investment Company Act”).
The Fund is party to an investment advisory and management agreement with Ares Capital Management II LLC (“the Fund’s “Adviser”), a subsidiary of Ares Management Corporation (“Ares Management”), a publicly traded, leading global alternative investment manager. In addition, the Fund is party to an administration agreement with Ares Operations LLC (“Ares Operations” or the Fund’s “Administrator”), a subsidiary of Ares Management, pursuant to which the Administrator will provide administrative and other services necessary for the Fund to operate.
The Fund’s investment objective is to generate attractive risk-adjusted total returns consisting primarily of current income. The Fund will focus on equity, and to a lesser extent, debt investments in infrastructure companies and assets (“Infrastructure Assets”), with a primary focus on Infrastructure Assets believed to potentially: (i) possess a higher degree of cash flow predictability; (ii) produce returns that are derived primarily from income, with limited upside through capital gains and assets that are commonly held for longer terms (more than five years); and (iii) produce revenues and cash flows that are generally governed by either rate regulation or long-term contracts with creditworthy counterparties, such as governments, municipalities and major industrial companies (“Core Infrastructure Assets”), with allocations in both controlling (majority) and non-controlling (minority) equity investments, as deemed appropriate by the Adviser. The Fund’s investments may include common or preferred stock, warrants or options, first lien senior secured loans, second lien senior secured loans, subordinated secured and unsecured loans, subordinated debt, distressed securities and convertible securities. For cash management and other purposes, the Fund may also invest in broadly syndicated loans and other more liquid credit investments, including in publicly traded debt instruments and other instruments that are not directly originated, as well as equity investments and other investment companies such as exchange-traded funds. Under normal circumstances, the Fund expects to invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Infrastructure Assets.
On August 9, 2024, Ares Management LLC, a subsidiary of Ares Management, purchased 1,000 shares of the Fund’s common shares of beneficial interest (the “Shares”) at a price of $25.00 per share as the Fund’s sole initial shareholder.
As of August 9, 2024, the Fund’s operations had not yet commenced. For the period from May 7, 2024 (inception) to August 9, 2024, the Fund’s efforts were limited to organizational activities.
2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”). The Fund is an investment company following accounting and reporting guidance in Accounting Standards Codification 946, Financial Services — Investment Companies. The Fund’s first fiscal year will end on December 31, 2024.
Cash and Cash Equivalents
Cash and cash equivalents include funds from time to time deposited with financial institutions and short-term, liquid investments in a money market account. Cash and cash equivalents are carried at cost, which approximates fair value. As of August 9, 2024, the Fund had no cash equivalents.

Concentration of Credit Risk
The Fund deposits its cash and cash equivalents with financial institutions and, at times, cash held in money market accounts may exceed the Federal Deposit Insurance Corporation insured limit.
Organization and Offering Costs
Organization costs are expensed as incurred. Organization costs consist of costs incurred to establish the Fund and enable it legally to do business. Organization costs will be reimbursed by the Adviser, subject to potential recoupment.
Offering costs include costs associated with the preparation of the initial registration statement and offering of shares. Offering costs are accounted for as deferred costs until operations begin. Offering costs will be reimbursed by the Adviser, subject to potential recoupment. For continuous offerings, offering costs are then amortized over the first twelve months of operations on a straight-line basis.
Refer to “Note 3. Organizational Expenses and Offering Costs”, “Note 4. Agreements” and “Note 5. Commitments and Contingencies” for additional details.
Income Taxes
The Fund will elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Fund will be subject to U.S. federal income tax on its net income (regardless of whether such income is U.S. source) at the rates applicable to corporations without deduction for any distributions to the investors.
Use of Estimates in the Preparation of the Financial Statements
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of actual and contingent assets and liabilities at the date of the financial statements and the reported amounts of income or loss and expenses during the reporting period. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ.
Recent Accounting Pronouncements
The Fund does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.
3. ORGANIZATIONAL EXPENSES AND OFFERING COSTS
Organizational Expenses
Organizational costs are expensed as incurred and consist of costs incurred to establish the Fund and enable it to legally do business. As of August 9, 2024, the Fund incurred organizational costs of $0.9 million. These costs and any additional organizational costs incurred prior to the commencement of operations, have been and will continue to be paid by the Adviser. These costs will be subject to recoupment in accordance with the Fund’s Expense Support and Conditional Reimbursement Agreement, as discussed in Note 4, after the Fund commences operations.
Offering Costs
Offering costs are deferred until the Fund commences operations and then amortized over the first twelve months of operations on a straight-line basis. Offering costs consist of costs incurred in connection with the Fund’s registration statement and private offering of shares. As of August 9, 2024, the Fund incurred offering costs of $1.8 million. These costs, which have been incurred through August 9, 2024, and any additional offering costs incurred prior to the commencement of operations, have been and will continue to be paid by the Adviser. These costs will be subject to recoupment in accordance with the Fund’s Expense Support and Conditional Reimbursement Agreement, as discussed in Note 4, after the Fund commences operations.

4. AGREEMENTS
Investment Advisory and Management Agreement
The Fund intends to enter into an investment advisory and management agreement with the Advisor. Subject to the overall supervision of the Fund’s Board of Trustees (the “Board”), the Adviser will provide investment advisory and management services to the Fund. For providing these services, the Adviser will receive fees from the Fund consisting of a base management fee and an incentive fee. The cost of the management fee and the incentive fee will ultimately be borne by the shareholders. No management fee or incentive fee will be payable to the Adviser until the commencement of investment activities. Under the investment advisory and management agreement, both the Fund and Adviser will have the right to terminate the agreement without penalty upon 60 days’ written notice to the other party. As of August 9, 2024, the Fund has not yet commenced investment activities and no management or incentive fees are payable to the Adviser.
The base management fee will be payable monthly in arrears at an annual rate of 1.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the investment advisory and management agreement, net assets means the Fund’s total assets less liabilities, determined on a consolidated basis in accordance with GAAP.
The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.
(i)
Incentive Fee Based on Income

The portion of the incentive fee based on the Fund’s income is based on pre-incentive fee net investment income, as defined in the investment advisory and management agreement, for the quarter. Pre-incentive fee net investment income means either the dollar value of, or percentage rate of return on the value of the Fund’s net assets in accordance with GAAP at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies’ accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement (defined below), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).
Pre-incentive fee net investment income includes, in the case of investments with a deferred income feature (such as market discount or original issue discount, debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities), accrued income that the Fund has not yet received in cash.
Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from pre-incentive fee net investment income. Because the structure of the incentive fee is based on income, it is possible that the Fund may pay such fees in a quarter where it incurs a loss.
Pre-incentive fee net investment income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of 1.25% per quarter (5.0% annualized).
The Fund will pay its Adviser an incentive fee quarterly in arrears with respect to the Fund’s pre-incentive fee net investment income in each calendar quarter as follows:
•
No incentive fee based on pre-incentive fee net investment income in any calendar quarter in which the Fund’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.25% per quarter (5.00% annualized);

•
100% of the dollar amount of the Fund’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than a rate of return of 1.4286% (5.72% annualized). This portion of the pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 1.4286%) is referred to as the “catch-up”. The “catch-up” is meant to provide the Fund’s Adviser with 12.5% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.4286% in any calendar quarter; and

•
12.5% of the dollar amount of the Fund’s pre-incentive fee net investment income, if any, that exceeds a rate of return of 1.4286% (5.72% annualized).

The fees that are payable under the investment advisory and management agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant period.
(ii)
Incentive Fee Based on Capital Gains

The second component of the incentive fee is payable in arrears at the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid capital gains incentive fees.
GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee that would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Company Act or the investment advisory and management agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee actually payable under the investment advisory and management agreement plus the aggregate cumulative unrealized capital appreciation. If such amount is positive at the end of a period, then GAAP requires the Fund to record a capital gains incentive fee equal to 12.0% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future or that the amount accrued for will ultimately be paid.
Notwithstanding the foregoing, if the Fund is required by GAAP to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment by the Fund (including, for example, as a result of the application of the asset acquisition method of accounting), then solely for the purposes of calculating the capital gains incentive fee, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (1) (x) the actual amount paid by the Fund for such investment plus (y) any amounts recorded in the Fund’s financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in the Fund’s financial statements, including PIK interest or additional amounts funded (net of repayments) minus (2) any amounts recorded in the Fund’s financial statements as required by GAAP that are attributable to the amortization of such investment, whether such calculated Contractual Cost Basis is higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition.
Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. If the investment advisory and management agreement shall terminate as of a date that is not a calendar year end, the termination shall be treated as though it were a calendar year end for purposes of calculating and paying a capital gains incentive fee.

The fees that are payable under the investment advisory and management agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant period.
Administration Agreement
The Fund intends to enter into an administration agreement, referred to herein as the “Administration Agreement”, with its Administrator, Ares Operations. Pursuant to the Administration Agreement, Ares Operations will furnish the Fund with office equipment and clerical, bookkeeping and record keeping services at the Fund’s office facilities. Under the Administration Agreement, Ares Operations will also arrange for the services of, and oversee sub-administrators, custodians, depositories, transfer agents, escrow agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Ares Operations will also perform, or oversee the performance of, the Fund’s required administrative services, which will include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations, being responsible for the financial and other records that the Fund is required to maintain and preparing reports to its shareholders and reports and other materials required to be filed with the Securities and Exchange Commission or any other regulatory authority. In addition, Ares Operations will assist the Fund in determining and publishing its net asset value, will assist the Fund in providing managerial assistance to its portfolio companies, will oversee the preparation and filing of the Fund’s tax returns and the printing and dissemination of reports to its shareholders, and will generally oversee the payment of its expenses and the performance of administrative and professional services rendered to the Fund by others. Payments under the Administration Agreement will be equal to an amount based upon its allocable portion of Ares Operations’ overhead and other expenses (including travel expenses) incurred by Ares Operations in performing its obligations under the Administration Agreement, including the Fund’s allocable portion of the compensation, rent and other expenses of certain of its officers and their respective staffs. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. As of August 9, 2024, there are no fees payable to Ares Operations.
Expense Support and Conditional Reimbursement Agreement
The Fund intends to enter into an expense support and conditional reimbursement agreement (the “Expense Support and Conditional Reimbursement Agreement”) with the Fund’s Adviser pursuant to which, among other things, the Fund’s Adviser has agreed to advance a portion of the Fund’s organization and initial offering expenses, which includes all of the Fund’s organization and initial offering expenses incurred in connection with the continuous private offering of securities (the “Private Offering”). The Fund’s Adviser may elect to pay certain of the Fund’s other expenses on the Fund’s behalf (each, an “Expense Payment”), provided that no portion of the Expense Payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Any Expense Payment that the Fund’s Adviser has committed to pay must be paid by the Fund’s Adviser to the Fund in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Fund’s Adviser or its affiliates.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to the Fund’s Adviser until such time as all Expense Payments made by the Fund’s Adviser to the Fund within three years prior to the last business day of the applicable calendar month in which such reimbursement payment obligation is accrued. Any such payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” Reimbursement Payments are conditioned on (i) an expense ratio (excluding any management or incentive fee) that, after giving effect to the recoupment, is lower than the expense ratio (excluding any management or incentive fee) at the time of the fee waiver or expense reimbursement and (ii) a distribution level (exclusive of return of capital, if any) equal to, or greater than, the rate at the time of the waiver or reimbursement. “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Fund’s Adviser has waived its right to receive such payment for the applicable month. Reimbursement Payments for a given Expense Payment must be made within three years prior to the last business day of the applicable calendar month in which such Reimbursement Payment obligation is accrued.
5. COMMITMENTS AND CONTINGENCIES
The Fund’s Adviser has agreed to advance a portion of the Fund’s organization and initial offering expenses, which includes all of the Fund’s organization and initial offering expenses incurred in connection with the Private Offering. The Fund’s Adviser may also elect to pay certain of the Expense Payments on the Fund’s behalf, provided that no portion of an Expense Payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Fund’s Adviser has committed to pay must be paid by the Fund’s Adviser to the Fund in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to the Fund’s Adviser or its affiliates. The Fund will be obligated to reimburse the Fund’s Adviser for such advanced expenses within three years prior to the last business day of the applicable calendar month in which such Reimbursement Payment obligation is accrued. Organizational and offering costs incurred through August 9, 2024, were $0.9 million and $1.8 million, respectively, and advanced by the Adviser. The corresponding due to Adviser is netted against the due from Adviser on the face of the Balance Sheet as the amount is not due unless and until the fund has Available Operating Funds.
From time to time, the Fund may become a party to certain legal proceedings during the normal course of business. As of August 9, 2024, management was not aware of any pending or threatened litigation.
6. NET ASSETS
In connection with its formation, the Fund has the authority to issue an unlimited number of Shares at $0.01 per share par value. On August 9, 2024, the sole member of Ares Management LLC purchased 1,000 shares of the Fund’s common shares of beneficial interest at $25.00 per share.
7. SUBSEQUENT EVENTS
The Fund’s management has evaluated subsequent events through the date of issuance of the financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure in the financial statements or accompanying notes except as discussed below.
In connection with the Fund’s operations as a private fund in reliance on an exemption from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act, on August 28, 2024, the Fund completed the initial closing of the Fund’s Private Offering, pursuant to which the Fund issued and sold 6,226,600 Shares for an aggregate purchase price of approximately $156 million. The Fund commenced operations on August 28, 2024. These Shares were issued and sold to accredited investors within the meaning of Regulation D of the Securities Act of 1933, as amended, and qualified purchasers within the meaning of the Investment Company Act with respect to transactions by an issuer not involving any public offering. Proceeds from the first capital drawdown are being invested in accordance with the Fund’s investment objective. In connection with the commencement of the Fund’s operations, the management fee and any incentive fee, as applicable, payable by the Fund to the Adviser under the investment advisory and management agreement began to accrue. However, the Adviser has agreed to waive its right to receive the management fee for the period prior to the time that the Fund elects to be regulated as a BDC (the “BDC Election”).
On September 11, 2024, ACI Denali Member, LLC (“ACI Denali”), a wholly-owned subsidiary of ACI Denali Holdings, LLC which is wholly-owned by the Fund, entered into a loan agreement (the “Loan Agreement”) with Ares Denali Member, LLC (together with ACI Denali, the “Co-Borrowers”), MUFG Bank,

LTD (“MUFG” or the “Administrative Agent”), and BNP Paribas (together with MUFG, the “Co-Lenders”). The Loan Agreement provides for a total borrowing of $561 million, of which ACI Denali’s pro-rata share is $212.5 million. Outstanding borrowings under the Loan Agreement bear interest at the Daily Compounded Secured Overnight Financing Rate (“SOFR”) plus 2.00%, with a 0.125% step-up after three years. The Co-Borrowers will make payments quarterly beginning in February 2025 and ending in November 2041.
On September 11, 2024, the Co-Borrowers, entered into interest rate swap agreements with the Co-Lenders to exchange the Daily Compounded SOFR rate in the Loan Agreement with a fixed rate for 75% of the amount of the loan. The fixed rate for MUFG and BNP Paribas is 3.338% and 3.335%, respectively, plus the applicable margin. Proceeds from the Loan Agreement, along with $132.3 million of capital contributions were used to make a $344.8 million equity investment in Denali Equity Holdings, LLC, a top-tier global renewables company, which owns a 2.7GW diversified portfolio of operating wind, solar and battery energy storage assets.
On October 9, 2024, the Fund held the Organizational Board Meeting where they appointed the Board and approved the BDC Election at a date to be determined in the future. Upon BDC Election, in accordance with the Investment Company Act, with certain limitations, the Fund is allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act, is at least 200% after such borrowing. At the meeting, the Board approved the fund to borrow up to an Asset Coverage Ratio of 150%.
As of November 18, 2024, the Fund had received capital commitments totaling approximately $395 million (approximately $239 million remaining undrawn, of which approximately $50 million are from affiliates of the Adviser).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Ares Core Infrastructure Fund
By: /s/ Keith Derman Name: Keith Derman
Title: Co-Chief Executive Officer and Trustee
Date: November 27, 2024
[Signature Page to Form 10]